Exhibit 10.6

AGREEMENT OF LEASE

between

SEB IMMOBILIEN-INVESTMENT GmbH

Landlord

and

COTY INC.

Tenant

ENTIRE SEVENTEENTH FLOOR
AND PORTION OF EIGHTEENTH FLOOR
TWO PARK AVENUE
NEW YORK, NEW YORK

          AGREEMENT OF- LEASE, made as of the 30th day of December 2005, between SEB IMMOBILIEN-INVESTMENT, GmbH, a limited liability capital investment company organized and existing under the laws of Germany, having an office c/o Jones Lang LaSalle Americas, Inc., Two Park Avenue, New York, NY 10016 (“Landlord”) and COTY INC., a Delaware corporation, having an office at 1325 Avenue of the Americas, New York, New York 10019 (“Tenant”).

W I T N E S S E T H:

          The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows:

REFERENCE DATA

          This Article contains the basic lease provisions between Landlord and Tenant.

Premises:

The entire rentable area of the seventeenth (17th) floor and a portion of the rentable area of the eighteenth (18th) floor of the Building, consisting of seventy-five -thousand six (75,006) rentable square feet, as agreed to by Landlord and Tenant and shown cross-hatched on the floor plans attached hereto and made a part hereof as Exhibit “A”.

Building:

The building located at and commonly known as 2 Park Avenue, New York, NY 10016; and all of the equipment and other improvements and appurtenances belonging or pertaining thereto. Landlord and Tenant agree that the Building is conclusively deemed to contain nine hundred ninety-two thousand nine hundred and thirty-one (992,931) rentable square feet as of the date of this Lease, including portions used for retail purposes, and nine hundred sixty-four thousand four hundred and fifty-nine (964,459) rentable square feet, excluding portions used for retail purposes.

Commencement Date:

The date that Landlord has substantially completed Landlord’s Pre-Commencement Date Work (as said term is defined in Exhibit B to this Lease) and delivered to Tenant (i) possession of the Premises, subject to the provisions of Section 1.2 and Exhibit B hereof, in broom clean condition free of any debris, vacant and free of any occupants, with all Building services (other than heating, ventilation and air conditioning under Sections 28.2 and 28.3 and cleaning and janitorial services under Section 28.4(A)) available, and (ii) a New York City Buildings Department Form ACP-5 with respect to the Premises indicating that the Premises, are not an asbestos project. Subject to all of the applicable terms and conditions of this Lease, Landlord shall exert commercially reasonable efforts to cause the

Commencement Date to occur on or about March 15, 2006.

Rent Commencement Date:	The date on which occurs the first anniversary of the Commencement Date, as the same may be extended in accordance with the provisions of this Lease, subject to the provisions of Section 1.5 hereof.

Fixed Expiration Date:	The last day of the month in which the fifteenth (15th) anniversary of the Rent Commencement Date shall occur.

Tenant’s Share:	7.777%, as the same may be increased or decreased pursuant to the terms of this Lease.

Tenant’s Tax Share:	7.554%, as the same may be increased or decreased pursuant to the terms of this Lease.

Fixed Rent:	Tenant shall pay Fixed Rent in accordance with the following Fixed Rent Schedule and as further provided in Article 1 of this Lease:

Period	Fixed Rent per Rentable Square Foot	Monthly Fixed Rent	Annual Fixed Rent

Rent Commencement Date through the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date	$37.00	$231,268.50	$2,775,222.00

The fifth (5th) anniversary of the Rent Commencement Date through the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date	$41.00	$256,270.50	$3,075,246.00

The tenth (10th) anniversary of the Rent Commencement Date through the Fixed Expiration Date of this Lease.	$45.00	$281,272.50	$3,375,270.00

Escalation Rent:

Commencing on the Rent Commencement Date, Tenant shall pay Tenant’s Tax Share of Taxes for each Tax Year in excess of Taxes for the New York City fiscal tax year commencing on July 1, 2006 and ending on June 30, 2007 (the “Base Tax Year”), as further described in Article 27 of this Lease.

Commencing on the Rent Commencement Date, Tenant shall pay Tenant’s Share of Operating Expenses for each Operating Year in excess of Operating Expenses for the calendar year commencing on January 1, 2006 and ending on December 31, 2006 (the “Base Operating Year”), as further described in Article 27 of this Lease.

Permitted Use:	General, administrative and executive offices and uses incidental thereto, subject to the provisions of Article 2 of this Lease.

Letter of Credit Amount:	$693,805.50

Broker(s):	Trammell Crow Services, Inc. and Jones Lang LaSalle Americas, Inc.

Guarantor(s):	None.

Exhibits and Schedules:	This Lease includes, and incorporates by this reference the following Exhibits and Schedules:

	Exhibit A	Floor Plans
	Exhibit B	Landlord’s Work
	Exhibit C	List of Contractors Approved by Landlord
	Exhibit D	Form of SNDA
	Exhibit E	Certificate of Occupancy
	Exhibit F	Intentionally Omitted
	Exhibit G	VAC Unit Performance Specifications
	Exhibit H	Form of Letter of Credit
	Exhibit I	Confirmation of Registered Office in Germany
	Exhibit J	First Offer Space
	Exhibit K	First Offer Space Superior Rights
	Exhibit L	First Offer Storage Space
	Exhibit M	Form of Commencement Date Agreement
	Exhibit N	Eighteenth Floor Demising Plan

Schedule A - Rules and Regulations
Schedule B - Cleaning Specifications

Landlord’s Notice Address (subject to Article 26):

SEB Immobilien-Investment GmbH
c/o LaSalle Investment Management
153 East 53rd Street
New York, NY 10022
Attention: Mr. Brian Tague

With a copy to:

Jones Lang LaSalle Americas, Inc.
Two Park Avenue
15th Floor
New York, NY 10016
Attention: Building Manager

And a copy to:

Mario J. Suarez, Esq.
Thompson Hine LLP
One Chase Manhattan Plaza
58th Floor
New York, New York 10005-1401

Tenant’s Notice Address (subject to Article 26):

Prior to the date that Tenant occupies the Premises for the regular conduct of its business:

Coty Inc.
1325 Avenue of the Americas
New York, NY 10019
Attention: General Counsel

After the date that Tenant occupies the Premises for the regular conduct of its business:

Coty Inc.
2 Park Avenue
New York, New York 10016
Attention: General Counsel

With a copy to:

Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022

Attention: Raymond A. Sanseverino, Esq.

Rent Payments:

Rental shall be paid to Landlord in lawful money of the United States at Landlord’s election either: (i) by good and sufficient check drawn to Landlord’s order on a bank or trust company which is a member of the New York Clearinghouse Association, or a successor thereto, having an office in the Borough of Manhattan, the City of New York, State of New York, and delivered to the following address (or at such other place as Landlord may designate from time to time):

SEB Immobilien-Investment GmbH - Park Avenue P.O. Box 1041
New York, NY 10268-1041

or (ii) by wire transfer of immediately available federal funds to Landlord or its designee to the following account or any other account as Landlord may designate by advance notice to Tenant:

Dresdner Bank AG
New York, New York
ABA Routing No.: 026008303
Account Title: SEB Immobilien-Investment GmbH - Park Avenue
Account No.: 203592 04

Electricity:	Submetered, subject to the provisions of Article 13.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 37 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

ARTICLE 1

DEMISE, PREMISES, TERM, RENT

          Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for a term (the “Term”) to commence on the Commencement Date and to end on the Fixed Expiration Date. Landlord shall reasonably determine the date on which the Commencement Date shall have occurred and shall notify Tenant of the date so determined. If Tenant disagrees with Landlord’s determination of the Commencement Date, Tenant may object to such determination within thirty (30) days after Landlord’s delivery of its written determination of such date to Tenant and thereafter either party may submit such matter to arbitration pursuant to the provisions of Section 38.7 of this Lease; provided, however, that

Tenant shall pay all Fixed Rent and Additional Rent, and perform all other obligations consistent with Landlord’s determination of the Commencement Date, subject to refund or credit, together with interest at the Applicable Rate on the amount so refunded or credited (such interest to computed from the date such amount to be credited or refunded was paid by Tenant to Landlord). Landlord shall credit or refund any such amount within thirty (30) days of the date that such matter is resolved by arbitration or by mutual agreement.

          Section 1.2 In determining whether or not the Commencement Date occurred on the date determined by Landlord, the following shall apply: (i) Landlord’s Pre-Commencement Date Work shall be deemed to have been substantially completed notwithstanding the fact that there may be unperformed obligations in respect of Landlord’s Pre-Commencement Date Work as of such Commencement Date, so long as such unperformed obligations do not actually interfere with the performance of Tenant’s Initial Alterations beyond a de minimis amount; and (ii) if Landlord’s Pre-Commencement Date Work shall be deemed to have been substantially completed with respect to a portion of the Premises comprising an entire rental unit (which shall mean, for purposes of this Section 1.1 and the first sentence of Section 28.4, all of the seventeenth (17th) floor of the Building, or all of the portion of the eighteenth (18th) floor included in the Premises, or any First Offer Space to be included in the Premises) which is less than the entire Premises then, notwithstanding the fact that Landlord’s Pre-Commencement Date Work shall not have been performed with respect to the balance of the Premises, and so long as Tenant shall be capable of commencing the performance of Tenant’s Initial Alterations in such rental unit, the Commencement Date shall nonetheless be deemed to have occurred with respect to the entire Premises; provided that Tenant shall not be responsible under this Lease for anything that occurs in, or be required to maintain any insurance with respect to, or take care of, or observe any Requirements in respect of, the balance of the Premises until Landlord’s Pre-Commencement Date Work shall have been completed in the balance of the Premises and, in such case, Tenant shall be entitled to a credit against Fixed Rent equal to the product of a fraction (x) the numerator of which is the product of $37.00 multiplied by number of rentable square feet in the rentable unit in respect of which Landlord’s Pre-Commencement Date Work has not been substantially completed (which rentable square feet shall be deemed to be, for purposes of this Section 1.2, 45,788 rentable square feet with respect to the seventeenth (17th) floor of the Building, and 29,218 rentable square feet with respect to the portion of the eighteenth (18th) floor included in the Premises) and (y) the denominator of which is 365, for each day that Landlord’s Pre-Commencement Date Work shall not have been substantially completed with respect to such remaining portion of the Premises.

          Section 1.3 Upon the determination of the Commencement Date and the Rent Commencement Date, as aforesaid, the parties shall within ten (10) days thereafter, at either party’s request, execute a written agreement confirming such dates, which agreement shall be in the form annexed hereto as Exhibit M. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date, the Rent Commencement Date or, if Tenant exercises its option pursuant to Section 1.5 hereof, the date on which the Rent Abatement Period, as extended pursuant to Section 1.5, shall end, in each case, as reasonably determined by Landlord or the arbitrators, as applicable.

          Section 1.4 Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, in lawful money of the United States, by good and sufficient check drawn to Landlord’s order on a bank or trust company which is a member of the New York Clearinghouse Association, or a successor thereto, having an office in the Borough of Manhattan, the City of New York, State of New York, at the office of Landlord, or at such other place as Landlord may designate from time to time; or, at Landlord’s election, by wire transfer of immediately available federal funds to Landlord or its designee to the account identified in the Reference Data initially set forth in this Lease, or to any other account as Landlord may designate by advance notice to Tenant, the following:

                    (A) fixed rent (“Fixed Rent”), at the annual fixed rental rate set forth in the Reference Data initially set forth in this Lease, which Fixed Rent shall be payable in equal monthly installments, in advance on the first day of each and every calendar month during the Term, except that the first monthly installment of Fixed Rent shall be payable by Tenant upon execution of this Lease; and

                    (B) additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant under this Lease (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

          Section 1.5 Tenant shall not be required to pay that portion of the Fixed Rent as shall be equal to the corresponding Fixed Rent for the period (the “Fixed Rent Abatement Period”)commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date, as such Rent Abatement Period may be extended pursuant to the provisions next following. Provided an Event of Default shall not have occurred and then be continuing, Tenant shall have the option, at Tenant’s election, to extend the Fixed Rent Abatement Period for an additional period of one hundred eighty (180) days, provided Tenant gives Landlord written notice of such election on or before the date which is the earlier to occur of (i) the thirtieth (30th) day prior to the first anniversary of the Commencement Date or (ii) the date that Tenant shall have applied for the disbursement of more than $3,750,000.00 from the Tenant Fund (said date is herein referred to as the “Rent Abatement Extension Deadline”). In the event Tenant fails to exercise such option on or before the Rent Abatement Extension Deadline, then the option set forth in this Section 1.5 shall be null and void and deleted from this Lease. In the event Tenant exercises such option on or before the Rent Abatement Extension Deadline, then (i) the Rent Abatement Period shall be extended to the date which is one hundred eighty (180) days following the originally scheduled Rent Commencement Date, (ii) any reference in this Lease to the “Rent Commencement Date” shall refer to the Rent Commencement Date, as extended by the option set forth herein, and (iii) notwithstanding the provisions of Section 3.2 hereof, the Tenant Fund set forth in Section 3.2 of this Lease shall be automatically reduced from $5,137,911.00 to $3,750,000.00, effective as of the date Tenant exercises the option set forth in this Section 1.5 to extend the Rent Abatement Period.

          Section 1.6 (A) In addition to Tenant’s election to extend the Fixed Rent Abatement Period in accordance with Section 1.5 of this Lease, if the Commencement Date shall not have occurred by March 15, 2006 for any reason other than (i) a delay in the occurrence of the Commencement Date resulting from the performance by Landlord of any ACM Abatement Work (as said term is defined in Section 6.1 of this Lease), which may not exceed fifteen (15) days in the aggregate, (ii) a Tenant Delay (as said term is defined in Exhibit B to this Lease), or (iii) one or more Unavoidable Delays (as said term is defined in Article 25 of this Lease) which may not exceed fifteen (15) days in the aggregate, the Fixed Rent Abatement Period shall be extended for one (1) and one-half (1/2) additional days for each day after March 15, 2006 until the day immediately preceding the date that the Commencement Date actually occurs. In the event the Fixed Rent Abatement Period is extended as aforesaid, any reference in this Lease to the “Rent Commencement Date” shall refer to the Rent Commencement Date, as extended by the provisions of this Section 1.6 (and, if and to the extent applicable, Section 1.5 of this Lease). Nothing contained in this Section 1.6(A) shall reduce the amount of the Tenant Fund.

                    (B) If the Commencement Date shall not have occurred by July 15, 2006, subject to delay caused by Tenant Delay, Tenant shall have the right to terminate this Lease on fifteen (15) days’ advance written notice to Landlord. If Tenant shall elect to terminate the Lease, as aforesaid, the Lease shall terminate on the fifteenth (15th) day after the giving of such Cancellation Notice unless the Commencement Date shall have theretofore occurred and, on or before such date, Tenant shall surrender all of its right title and interest in the Premises, and Landlord shall return the Letter of Credit and the first monthly installment of Fixed Rent paid on execution of this Lease to Tenant and, thereupon, neither party shall have any further liability or obligation to the other except for any such obligation or liability which survives such termination pursuant to the provisions of this Lease and except as in this Section specifically provided. Additionally, in the event of any termination of this Lease pursuant to the provisions of this Section 1.6(B), Landlord shall, within twenty (20) Business Days after receipt of Tenant’s Cancellation Notice and submission to Landlord of evidence reasonably satisfactory to Landlord of the amount of the Reimbursement Costs (as herein defined), reimburse Tenant for the Reimbursement Costs up to the aggregate sum of $250,000.00. As used in this Section 1.6(B), the term. “Reimbursement Costs” shall mean the actual expenses incurred by Tenant or Tenant’s Affiliates subsequent to the date of this Lease and prior to the giving of the Cancellation Notice for the following expenses: architectural, design, engineering and other consulting fees, disbursements and charges with respect to Tenant’s Initial Alterations. Any dispute with respect to whether Tenant properly exercised its right to terminate this Lease under and pursuant to this Section 1.7 may be submitted by either Landlord or Tenant to arbitration in accordance with Section 38.7 of this Lease.

          Section 1.7 If the Rent Commencement Date is other than the first day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement or setoff as may be occasioned by the occurrence of any event permitting an abatement or setoff of Fixed Rent and/or Additional Rent as specifically set forth in this Lease.

ARTICLE 2

USE AND OCCUPANCY

          Section 2.1 (A) Tenant shall use and occupy the Premises as general, administrative and executive offices, uses incidental thereto and for no other purpose; provided that if Tenant shall exercise its option to lease the First Offer Storage Space, Tenant shall use such First Offer Storage Space as storage space only. Ancillary uses to the general business office usage include, but are not limited to, the operation of messenger and mailroom facilities, reproduction and copying facilities, word processing centers, computer and communications facilities, pantries (but not kitchens) including vending machines, file rooms (including condensed file rooms with reinforced flooring if required subject, however, to the provisions of Article 3 of this Lease), meeting and conference centers and rooms, storage space, and executive dining rooms for Tenant’s executives and their guests.

                    (B) Tenant and its permitted occupants also shall have (i) the non-exclusive right to use any public portions and commonly-shared facilities of the Building, such as any Building lobbies, (ii) the non-exclusive right to access electrical and service closets and shaft and conduit space enclosing components of Building Systems and located within the Premises, subject to the provisions of the next sentence, (iii) the right to access and to use space in the Equipment Room for certain Tenant mechanical equipment, as and only to the extent expressly specified in this Lease, and (iv) the right to tie-in to or connect to any electrical panels or communication panels serving the Premises and located outside of the Premises subject, in each case, to the Rules and Regulations and any additional requirements reasonably imposed by Landlord.

          Section 2.2 Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant’s own business and/or activities, (2) for retail banking, a trust company, depository, guarantee or safe deposit business, (3) as a savings bank, a savings and loan association, or as a loan company, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (5) as a stockbroker’s or dealer’s office or for the underwriting or sale of securities (6) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, (7) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages to any manner whatsoever, except for consumption by Tenant’s officers, employees and business guests, (8) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant), or (9) as a barber shop or beauty salon.

          Section 2.3 Landlord agrees to provide access to the Premises to Tenant 24 hours a day, 7 days a week, subject to emergencies, shutdowns required in connection with Building maintenance or the supply of utilities to the Building and Landlord’s reasonable security procedures (“Building Security Procedures”) then in effect at the Building. Tenant shall observe, and shall require all of its employees, agents, contractors and vendors to observe, Landlord’s Building Security Procedures. If the Building Security Procedures enacted by Landlord shall require the use of photographic identification cards, electronic card-key access cards or any similar or dissimilar forms of security (“Card Keys”), Landlord shall initially furnish to Tenant, at no cost to Tenant, not less than four hundred (400) Card Keys. Thereafter, throughout the Term of this Lease, Tenant shall be permitted to purchase additional Card Keys from Landlord at the cost then charged by Landlord to tenants of the Building for additional or replacement Card Keys. Tenant shall, on or before the Expiration Date, return to Landlord all such Card Keys furnished to Tenant.

          Section 2.4 Landlord represents to Tenant that, as of the date of this Lease, the lobby is attended by an employee (the “Lobby Attendant”) of Landlord, Landlord’s Managing Agent or of a contractor retained by Landlord, 24 hours per day, 365 days a year. Landlord may alter, modify, reduce or increase Landlord’s Building Security Procedures in Landlord’s reasonable discretion provided that any altered, modified, reduced or increased Building Security procedures instituted by Landlord shall not result in the elimination of the Lobby Attendant. Further, the Building Security Procedures shall not be reduced below a level that would be inconsistent with Building Security Procedures then observed by Comparable Buildings.

ARTICLE 3

ALTERATIONS

          Section 3.1 (A) Except as otherwise provided herein, Tenant shall not make any Alterations without Landlord’s prior consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (i) are not visible from the outside of the Building, (ii) require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises, (iii) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (iv) do not adversely affect the proper functioning of any Building System, (v) do not reduce the value or utility of the Building, and (vi) do not require a change in the certificate of occupancy for the Building or the Premises. Notwithstanding the foregoing, but subject to the provisions of the sentence next following, Landlord’s consent shall not be required for any Alteration (each a “Permitted Alteration”) that (A) is of a decorative nature, such as painting, installation of movable partitions, floor covering and wall covering (“Decorations”), or (B)(i) is limited to the interior of the Premises (and not visible from the outside of the Property at street level); (ii) does not adversely affect the proper functioning outside of the Premises of any Building Systems; and (iii) does not affect the structural integrity of the Building or require an amendment to the certificate of occupancy for the Building, and (iii) in each of the instances described in clauses (ii) and (iii) of this sentence, does not cost more than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate in any one (1) calendar year. Tenant shall provide to Landlord not less than five (5) Business Days advance notice of any Permitted Alteration it proposes to perform, and if such Permitted Alteration consists of any Permitted Alteration other than Decorations, Tenant shall provide Landlord with the documentation specified in Section 3.1(B)(2)(i), (ii) and (iii).

          (B) (1) Tenant shall submit all plans and specifications for which Landlord’s consent is required in connection with Tenant’s request for Landlord’s approval of any Alterations, other than Permitted Alterations, Tenant requests to make to the Premises and Landlord agrees to notify Tenant of its approval or disapproval within twenty-five (25) days after Tenant’s plans for the Alterations shall have been given to Landlord. In the event that Landlord fails to notify Tenant of its approval or disapproval within twenty-five (25) days after Tenant’s plans shall have been given to Landlord, Tenant may deliver a notice (“Approval Request Notice”) to Landlord, (which Approval Request Notice shall specify in bold and capitalized lettering that if Landlord fails to respond to the Approval Request Notice within three (3) Business Days after same shall have been given to Landlord, then consent shall be deemed given) and if Landlord fails to notify Tenant of its approval or disapproval (in the manner provided below) within three (3) Business Days after the Approval Request Notice shall have been delivered to Landlord, Tenant’s plans for the Alterations which shall be the subject of such Approval Request Notice shall be deemed approved. With respect to any revisions of any plans and specifications for the Alterations, Landlord shall have (x) five (5) days after receipt of such plans if such revisions shall be minor in scope and (y) seven (7) days after receipt of such plans to if such revisions are substantial in scope, to approve or disapprove the same. In the event that Landlord fails to notify Tenant of its approval or disapproval within five (5) days or seven (7) days, as applicable, after such revised plans and specifications shall have been given to Landlord, Tenant may deliver a notice (“Revision Approval Request Notice”) to Landlord, (which Revision Approval Request Notice shall specify in bold and capitalized lettering that if Landlord fails to respond to the Revision Approval Request Notice within three (3) Business Days after same shall have been given to Landlord, then consent shall be deemed given) and if Landlord fails to notify Tenant of its approval or disapproval (in the manner provided below) within three (3) Business Days after the Revision Approval Request Notice shall have been delivered to Landlord, Tenant’s plans and specifications for the Alterations which shall be the subject of such Revision Approval Request Notice shall be deemed approved.

                              (2) Prior to making any Alterations, including, without limitation, the Initial Alterations, but excluding Decorations, Tenant shall (i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each such proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which, in the case of nonstructural Alterations which meet the criteria set forth in Section 3.1(A) above, approval shall not be unreasonably withheld, conditioned or delayed, (ii) at Tenant’s expense, obtain all permits, approvals and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant’s expense, by a Person designated by Landlord, and (iii) furnish to Landlord duplicate certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such

Alterations, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant’s expense, by a Person designated by Landlord. All Alterations, other than Permitted Alterations, shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Requirements the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment, a copy of which is annexed hereto Schedule A. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration (other than the Initial Alterations and any Decorations), the completed value of which, as estimated by an architect or construction manager retained by Tenant, shall exceed $5,000,000.00 (or, if Tenant shall lease additional premises in the Building, such $5,000,000.00 amount shall be increased to an amount equal to the aggregate of all rentable square feet then leased by Tenant multiplied by $65.00) shall be undertaken prior to Tenant’s delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to 100% of the cost of such Alteration (as reasonably estimated by Landlord’s architect, engineer, or contractor), or (ii) such other security as shall be reasonably satisfactory to Landlord or required by any Mortgagee or Lessor. If, as a result of any Alterations performed by Tenant, including, without limitation, the Initial Alterations, any alterations, installations, improvements, additions or other physical changes are required to be performed or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement(s), which alterations, installations, improvements, additions or other physical changes would not otherwise have had to be performed or made pursuant to applicable Requirement(s) at such time, Landlord, at Tenant’s sole cost and expense, may perform or make such alterations, installations, improvements, additions or other physical changes and take such actions as Landlord shall deem reasonably necessary. All Alterations (other than any Decorations), shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the following architects and engineers in accordance with the performance of the Initial Alterations: Ted Moudis Associates and CFS Engineering, PC.

                              (3) Landlord reserves the right to reasonably disapprove any plans and specifications in part, to reasonably reserve approval of items shown thereon pending its review and approval-of other plans and specifications, and to reasonably condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord’s architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise.

                    (C) Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. Without limiting any other provision of this Article, Tenant shall not install or cause to be installed any cabling or wiring (collectively, “Cabling”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; and any installation of Cabling by Tenant shall meet the requirements of the National Electrical Code (as the same may be amended from time to time), and shall comply with all applicable Requirements. Except as otherwise provided in this Lease, all Alterations, equipment, machinery and fixtures installed or affixed to the Premises on and as of the Commencement Date are and shall continue to be Landlord’s property and shall remain upon the Premises (and be surrendered by Tenant) at the end of the Term. Except as hereinafter provided, all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term and which are of a permanent nature shall, subject to the provisions of the next following sentences, remain upon the Premises (and be surrendered by Tenant) at the end of the Term. At the time Tenant requests Landlord’s consent for any Specialty Alteration (as said term is hereinafter defined) Landlord shall notify Tenant in writing whether Tenant, at the expiration or early termination of this Lease, shall be required to remove such Specialty Alteration and restore any damage to that portion of the Premises from which the Specialty Alteration was removed. Upon the Expiration Date, Tenant shall remove Tenant’s Property from the Premises and, at Landlord’s option and upon written notice to Tenant given at least ninety (90) days prior to the Expiration Date, Tenant also shall remove, at Tenant’s cost and expense, all Specialty Alterations made by Tenant to the Premises which Landlord notified Tenant, at the time Tenant requested Landlord’s approval for such Specialty Alterations, that Tenant would be required to remove the same at the end of the Term; provided, however, in any case, that Tenant shall repair and restore in a good and workerlike manner any damage to the Premises or the Building caused by such removal. Without limiting any other provision of this Lease, Landlord hereby notifies Tenant that any staircase interconnecting any two or more floors of the Premises shall be required to be removed by Tenant on or before the Expiration Date of this Lease. Any Cabling removed by Tenant shall be disposed of by Tenant, at Tenant’s sole cost and expense, in accordance with all applicable Requirements, but Tenant shall have no obligation to remove any Cabling on the expiration or termination of this Lease.

                    (D) (1) All Alterations shall be performed, at Tenant’s sole cost and expense (except as otherwise provided in this Lease) by contractors, subcontractors or mechanics approved by Landlord. Prior to making an Alteration, at Tenant’s request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant. Annexed hereto as Exhibit C is a list of contractors approved by Landlord to perform work in the Building in the trades set forth opposite their respective names. If Tenant engages any contractor set forth on such list, Tenant shall not be required to obtain Landlord’s consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) thirty (30) days prior to the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list.

                              (2) Notwithstanding the foregoing, with respect to any Alteration affecting any Building System (including, without limitation, the mechanical, plumbing, electrical or life-safety systems of the Building), (i) Tenant shall select a contractor from the list of contractors set forth on Exhibit C to this Lease, and (ii) at Landlord’s option, the Alteration shall, at Tenant’s cost and expense, be designed under Landlord’s supervision by an engineer designated by Landlord for the relevant Building System

                    (E) Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for or on behalf of Tenant, or materials claimed to have been furnished to or on behalf of Tenant, shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof, at Tenant’s expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord or Tenant. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

          Section 3.2 (A) Subject to the other applicable provisions of this Article 3, Landlord shall contribute an amount not to exceed $5,137,911.00 or, if Tenant shall have elected to extend the Fixed Rent Abatement Period in accordance with Section 1.4 of this Lease, to $3,750,000.00 (as applicable, the “Tenant Fund”) toward (i) the cost (other than FFE Costs and/or Soft Costs) of the performance of certain Alterations to be performed by Tenant in order to prepare the Premises for Tenant’s occupancy (the “Initial Alterations”), (ii) the cost of furniture, furnishings and equipment (collectively, the “FFE”) for the Premises (the costs described in this clause (ii) being collectively referred to herein as “FFE Costs”), and (iii) the fees of architects, engineers, expediters and consultants incurred in connection with the performance of the Initial Alterations and the purchase of the FFE (the costs described in this clause (iii) being collectively referred to herein as “Soft Costs”). Notwithstanding anything to the contrary provided in this Lease (i) Tenant shall not be entitled to receive a portion of the Tenant Fund for FFE Costs and/or Soft Costs earlier than the Commencement Date; and (ii) Landlord shall not be required to contribute toward FFE Costs and Soft Costs an amount which is, in the aggregate, in excess of 25% of the Tenant Fund (of which, not more than 10% shall be contributed to FFE Costs). Landlord shall disburse the Tenant Fund in accordance with and subject to the provisions of the next following Sections.

                    (B) Commencing on the Commencement Date, Tenant may make monthly requests from the Tenant Fund for the portion of Tenant’s Initial Alterations and FFE Costs and Soft Costs paid or incurred by Tenant with respect to the immediately preceding month. Landlord shall disburse a portion of the Tenant Fund to Tenant from time to time, within twenty-five (25) days after receipt of the items set forth in Section 3.2(C) hereof, provided that such request is received by Landlord by the tenth (10th) day of the calendar month in which Landlord receives such request; and further provided that on the date of disbursement from the Tenant Fund, no Event of Default under the Lease shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the amount which is then due Tenant’s contractors (as certified by a duly authorized officer of Tenant and by Tenant’s independent, licensed architect) and which has not been the subject of a previous disbursement from the Tenant Fund, after first deducting retainage equal to ten percent (10%) of the entire amount then due (provided, however, that no retainage shall be withheld in respect of Soft Costs). Notwithstanding the foregoing, if Tenant’s contract with the contractor shall have provided for Tenant to withhold 10% retainage, then Landlord shall disburse the full amount due such contractor set forth in its requisition (with the result being that

Landlord shall hold such 10% retainage). (By way of example, assuming that Tenant’s contract with a contractor provides for 10% retainage and, in connection with a request for a disbursement from the Tenant Fund, the contractor has performed $100 of work covered by such request and is therefore then due $90.00, Landlord shall pay the $90.00 due to such contractor and retain $10.00 as retainage in accordance with this Section). Unless Tenant shall have previously paid Tenant’s Contractor the sums requested from the Tenant Fund, Tenant shall promptly pay any such sums disbursed from the Tenant Fund to Tenant’s Contractors or to such other vendors as shall be entitled thereto. Landlord shall pay to Tenant the balance of the Tenant Fund to Tenant within thirty (30) days after completion of the Initial Alterations. Similarly, Tenant shall pay the balance of all retainage then withheld by Tenant when due under the respective agreements pertaining thereto and provide Landlord with evidence of such payment. If Landlord in good faith believes it is not obligated to make a requested disbursement from the Tenant Fund, Landlord may (subject to the provisions set forth below, including, without limitation, the right to arbitrate such dispute) withhold such disbursement, provided it shall notify Tenant in writing within twelve (12) Business Days after receipt of Tenant’s request for disbursement of Landlord’s detailed reasons for withholding such disbursement (a “Disbursement Dispute Notice”). If Landlord fails or refuses to pay any part of Tenant’s requisition from the Tenant Fund without providing Tenant with a Disbursement Dispute Notice, Tenant may upon a further five (5) Business Days’ notice (during which time Landlord may elect to make the disputed disbursement and thereby nullify Tenant’s right to an abatement, as hereinafter provided, without waiving its right to thereafter dispute Tenant’s entitlement to such amount) offset the amount of such requested disbursement, together with interest thereon at the Applicable Rate from the date such amounts were due until the date paid or offset against the next ensuing Rents payable hereunder. If Landlord provides Tenant with a Disbursement Dispute Notice, then Tenant shall not be permitted to offset any such amounts, and Tenant and Landlord shall endeavor to resolve such dispute within the next ten (10) Business Days and thereafter (if the Landlord has still not paid such portion of the Tenant Fund) Tenant may submit to arbitration (in accordance with Section 38.7 of this Lease) the issue of Landlord’s obligation to make the disbursement in question. If Tenant obtains an arbitration decision that Landlord was obligated to pay all or any portion of the requested disbursement (or if the Landlord subsequently concedes that such amount is due, with or without an arbitration), Landlord shall within ten (10) Business Days of such decision pay such amount to Tenant, together with interest at the Applicable Rate, as aforesaid. To the extent that Landlord fails to pay such amount within such ten (10) Business Day period, then Tenant shall have the right to offset any such amounts, together with interest at the Applicable Rate from the date such amount should have been paid until the date-a offset against the next ensuing Rents payable hereunder.

                    (C) Landlord’s obligation to make disbursements from the Tenant Fund shall be subject to the receipt of: (i) a request for such disbursement from Tenant, together with the certification required by Section 3.2(B) hereof, (ii) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Initial Alterations, or with respect to FFE Costs and/or Soft Costs which, in either case, have been paid by Tenant or which are then due and for which Tenant is seeking reimbursement, (iii) with respect to disbursements of the Tenant Fund to cover costs other than FFE Costs and/or Soft Costs, a certificate of Tenant’s independent licensed architect on Standard AIA form G-702 (or such other form as is reasonably approved by Landlord) stating (A) that, in such architect’s opinion, the portion of the

Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner substantially in accordance with the final detailed plans and specifications for such Initial Alterations, as approved (or deemed approved) by Landlord, (B) the percentage of completion of such Initial Alterations as of the date of such certificate, (C) the estimated total cost to complete the performance of such Initial Alterations, and (D) with the exception of the first request for a disbursement from the Tenant Fund, partial lien waivers from each contractor, subcontractor and materialman who performed work in excess of $10,000.00 requested by Tenant in connection with such Initial Alterations. Notwithstanding the foregoing, to the extent that any requisition from the Tenant Fund shall be intended to reimburse Tenant for any FFE Costs, Tenant shall: (i) deliver a statement, certified by an officer of Tenant accurately describing the FFE Costs for which payment is being requested and setting forth the amount of the disbursement from the Tenant Fund being requested and attributable to the FFE; (ii) deliver copies of invoices or bills of sale; and (iii) if the FFE is stored away from the Premises, identify the location of the off-Premises storage.

                    (D) In no event shall the aggregate amount paid by Landlord to Tenant under this Article 3 exceed the amount of the Tenant Fund. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Initial Alterations and pay all FFE Costs and/or Soft Costs, whether or not the Tenant Fund is sufficient to fund the completion of such Initial Alterations and FFE Costs and/or Soft Costs. Tenant shall not be entitled to any payment or credit on account of the excess.

                    (E) Within thirty (30) days after completion of the Initial Alterations, Tenant shall deliver to Landlord final waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations whose work cost in excess of $10,000.00 and the materials furnished in connection therewith in excess of $10,000.00 and a certificate from Tenant’s independent licensed architect certifying that, in his or her opinion, such Initial Alterations have been performed in a good and workerlike manner and completed substantially in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord.

                    (F) Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the performance of the Initial Alterations in question, including, without limitation, that Alterations such as “core drilling”, demolition and any work requiring an interruption or shut-down of Building Systems, shall be performed after Business Hours (provided, however, that Alterations which will not disturb other tenants may, subject to other applicable provisions of this Lease, be performed during Business Hours).

                    (G) Notwithstanding any contrary provision contained in this Lease: (i) all Alterations and FFE made or purchased at Tenant’s expense (i.e., those Alterations and FFE not paid for with the Tenant Fund) shall be deemed to be owned by Tenant for the purposes of income taxes and Tenant shall have the right to depreciate the cost of such Alterations, (ii) all Alterations and FFE made or purchased with the Tenant Fund shall be deemed to be owned by Landlord for the purposes of income taxes and Landlord shall have the right to depreciate the cost of such Alterations and FFE, and (iii) in no event shall (A) any Tenant’s Property be deemed Alterations or (B) Tenant’s Property be deemed to include any FFE purchased with the Tenant

Fund. Landlord shall be the owner of all FFE purchased with the Tenant Fund, and Tenant shall maintain all of such FFE throughout the Term of this Lease in good order and condition; provided, however, that Tenant shall have the right, during the Term, to use the FFE purchased by Tenant with the Tenant Fund. Landlord shall have no liability or obligations of any nature whatsoever to Tenant with respect to said FFE during the Term of this Lease. No portion of the Rent payable under this Lease shall be deemed for any purpose paid on account of the use of the FFE by Tenant; and Tenant shall pay all sales taxes, if any, imposed by New York State or New York City in connection with the purchase or the use of said FFE by Tenant.

                    (H) Notwithstanding any contrary provision contained in this Lease, Tenant may not make any request for payment or reimbursement from the Tenant Fund subsequent to the third (3rd) anniversary of the later of (x) date on which Landlord shall have substantially completed all of Landlord’s Pre-Commencement Date Work and (y) the Commencement Date.

          Section 3.3 Except with respect to the Initial Alterations, Tenant shall pay to Landlord all reasonable out-of-pocket costs and expenses paid or incurred by Landlord in connection with security, temporary barricades, janitorial, engineering and architectural or consulting services furnished in connection with any Alterations performed by Tenant. With respect to all Alterations (including the Initial Alterations), Tenant shall pay to Landlord or to Landlord’s agent, as additional rent all reasonable third party out-of-pocket expenses incurred by Landlord in connection with Landlord’s review of plans and specifications for any Alterations (including the Initial Alterations) to be performed by Tenant, and for the inspection only of such Alterations, including, without limitation, all fees and disbursements charged by outside experts retained by Landlord for the purpose of reviewing and inspecting such Tenant’s Alterations (the “Review Costs”). The Review Costs shall be paid by Tenant within thirty (30) Business Days after Landlord’s demand therefor. Tenant shall not be charged any fee payable to Landlord or its managing agent (in contradistinction to professional fees payable to third parties) with respect to any Alterations, including, without limitation, the Tenant’s Initial Alterations.

          Section 3.4 Upon the request of Tenant, Landlord, at Tenant’s cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any Alteration, including any Initial Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that (i) Landlord in good faith believes that such application and related documentation were properly prepared, (ii) Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys’ fees and disbursements, or suffer any liability in connection therewith, (iii) Landlord’s execution of such applications and documents shall not be deemed to constitute Landlord’s approval of any Alterations described in such applications or documents, and, if Landlord, pursuant to Section 3.1 hereof, shall disapprove any Alterations described in such applications or documents (including all or any portion of the Initial Alterations), then any such applications and documents, as well as any permits, certificates and approvals obtained thereby, shall either be promptly withdrawn or canceled by Tenant or promptly revised and resubmitted for filing to the New York City Buildings Department to the extent permitted by applicable Requirements, and (iv) Tenant shall agree to indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any cost, expense, fine, penalty, liability or damage incurred in connection with the signing of any such application or documentation.

          Section 3.5 Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent to the installation of a supplementary air conditioning system of up to twenty-five (25) tons of capacity to service the Premises. In connection therewith, Landlord shall furnish approximately twenty-five (25) tons of condenser water (the “Condenser Water Allocation”) to the condenser water cooled supplementary air conditioning system to be installed by Tenant in the Premises. Such condenser water shall be available to Tenant at all times during each year of the Term during Business Hours on Business Days; and, at all other times, such condenser water shall be available to Tenant on an overtime basis in accordance with Section 28.3 of the Lease. Commencing on the earlier to occur of (x) the date that Tenant first taps in to a condenser water riser and (y) the date Tenant first occupies the Premises for the conduct of its business, Tenant shall pay Landlord an annual charge for the Condenser Water Allocation at the rate of $500.00 per ton of condenser water per annum, which shall be subject to increase as hereinafter provided. Tenant shall have the right, during the period commencing on the Commencement Date and ending on the first anniversary of the date that Landlord substantially completes all of Landlord’s Pre-Commencement Date Work, to increase the Condenser Water Allocation by up to ten (10) additional tons of condenser water for supplemental cooling. There shall be no cost to Tenant in connection with Landlord’s reservation of said additional ten (10) tons of condenser water, provided that once Tenant elects to increase the Condenser Water Allocation, as aforesaid, Tenant shall pay for such additional condenser water at the rate of $500.00 per ton of condenser water per annum, which shall be subject to increase as hereinafter provided. The condenser water charges payable by Tenant under this Section shall be payable as Additional Rent under this Lease, in equal monthly installments commencing on the earlier to occur of (x) the date that Tenant first taps in to a condenser water riser and (y) the date Tenant first occupies the Premises for the conduct of its business, which charge shall be subject to increase from time to time by Landlord to reflect Landlord’s increased cost of providing such condenser water. In addition to the foregoing charges there shall be a one-time “tap-in” fee equal to $1,500 per tap payable within thirty (30) days after rendition of an invoice to Tenant therefor. Tenant may on a one time basis within one hundred eighty (180) days after the Commencement Date deliver a notice to Landlord (the “Condenser Water Reduction Notice”) to permanently reduce the Condenser Water Allocation by the number of tons set forth in such Condenser Water Reduction Notice; provided, however, that if Tenant shall fail to timely deliver the Condenser Water Reduction Notice, as aforesaid, Tenant shall continue to be charged for the entire Condenser Water Allocation and for any additional condenser water made available to Tenant in connection with the right of first offer set forth in this Section. At all times during the Term, the maximum temperature of the Building’s condenser water shall be eighty-five (85°) degrees Fahrenheit when outdoor temperatures shall be ninety-two (92°) degrees Fahrenheit (dry bulb) and seventy-four (74°) degrees Fahrenheit (wet bulb). Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant by reason of any Requirements, or any act or omission of the public service company serving the water to the Building, or for any other reason not attributable to the negligence or a breach of this Section by Landlord, its agents, contractors and employees; and Landlord may, upon not less than five (5) Business Days’ notice to Tenant, be entitled to perform maintenance on the Building’s cooling towers during Overtime Hours. Tenant shall not be permitted to install any air-cooled air conditioning equipment in the premises.

          Section 3.6 If Tenant shall have duly filed a completed New York City Buildings Department Permit Application for the performance of Tenant’s Initial Alterations, and the issuance of such permit shall be denied solely as a result of the existence of one or more violations of any Requirements affecting the Property (including, without limitation, the ADA, New York City and New York State laws and codes), other than any such violations caused by Tenant or by any of Tenant’s contractors, agents, or employees, and if Landlord fails to cure such violation within ten (10) days of Tenant’s written notice to Landlord thereof, then the Rent Abatement Period shall be extended by one (1) day for each day that Landlord fails to cure such violation in excess of ten (10) days until Landlord cures such violation or the permit for Tenant’s Initial Alterations is issued, whichever shall be first.

          Section 3.7 Any dispute arising out Tenant’s entitlement to, or the extent of, an extension of the Rent Abatement Period, as provided in Section 3.6, or whether Landlord’s granting or denial of its approval to any Alteration (including the Initial Alterations) was reasonable, or whether or not such approval is required, shall be resolved by arbitration in accordance with the provisions of Section 38.7 of this Lease. Pending the determination of the arbitrator (i) if the dispute relates to Tenant’s entitlement to, or the extent of, an extension of the Rent Abatement Period, Tenant shall pay all Fixed Rent and Additional Rent, and perform all other obligations consistent with Landlord’s determination, subject to refund or credit, together with interest at the Applicable Rate, on the amount so refunded or credited (such interest to computed from the date such amount to be refunded or credited was paid by Tenant to Landlord), within thirty (30) days of the date that such matter is resolved by arbitration or by mutual agreement; and (ii) if the dispute relates to Landlord’s granting or denial of its approval to any Alteration (including the Initial Alterations), or whether or not such approval is required, Tenant shall not commence the performance of any Alteration that is the subject of such dispute except to the extent that the same was approved by Landlord. If the arbitrator shall determine that Landlord unreasonably withheld, conditioned or delayed its approval, or that the Alteration in question did not require the approval of Landlord, then Tenant’s sole remedy shall be to perform such Alteration, subject to all other applicable provisions of this Lease.

          Section 3.8 Notwithstanding any provision to the contrary in this Article, but subject to Landlord’s prior approval of the plans and specifications therefor, and the particular manner of installation thereof, Landlord approves: (i) the installation by Tenant of an Alteration consisting of an interconnecting staircase between any two vertically adjacent floors all or a portion of which are within the Premises provided that such staircase is installed at a location determined by Tenant and reasonably approved by Landlord; (ii) the installation by Tenant of Alterations consisting of up to two (2) private lavatories per floor, which private lavatories shall be installed near the Building core at a location determined by Tenant and reasonably approved by Landlord; and (iii) the installation by Tenant of conduit in the riser connecting portions of the Premises. The Alterations described in clauses (i) and (ii) of the immediately preceding sentence shall be deemed to be Specialty Alterations under this Lease, and shall be removed by Tenant on or before the Expiration Date, unless Landlord, by notice to Tenant delivered not later than the ninetieth (90th) day before the Expiration Date of this Lease, elects to waive Tenant’s obligation to remove said Specialty Alterations.

          Section 3.9 Without limiting any other provision of this Lease, all Initial Alterations and all other Alterations performed by Tenant in the Premises shall be performed in accordance with the requirements of the ICIP program (as said term is defined in Section 27.2(C)) as such requirements are set forth in Section 27.2(C) of this Lease.

ARTICLE 4

REPAIRS-FLOOR LOAD

          Section 4.1 Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to any part of the Building Systems which provide service to the Premises (but not to the distribution portions of any such Building Systems located within the Premises unless any damage or injury thereto is caused by Landlord), the exterior and structural portions of the Building, windows and window frames, the core lavatories, and the public portions and common areas of the Building, both exterior and interior, in conformance with standards applicable to non-institutional first class (Class A) office buildings in Manhattan. Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises (except with respect to the core lavatories located within the Premises), and the fixtures, equipment and appurtenances therein and the distribution systems and shall make all nonstructural repairs thereto as and when needed to preserve them to good working, order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 10 hereof (provided, however, that Tenant shall not be obligated to take good care of, or to make such nonstructural repairs to, any portion of Landlord’s Post-Commencement Date Work until it has been completed). Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and Building Systems, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, neglect or improper conduct of, or Alterations made by, Tenant, Tenant’s agents, employees or licensees, shall be repaired at Tenant’s sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be of first quality and of a class consistent with non-institutional first class (Class A) office building work or construction and shall be performed as an Alteration in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days’ notice (or such longer period as Landlord may be permitted pursuant to any Superior Lease or Mortgage or such shorter period as may be required due to an emergency) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord after a two (2) Business Day second notice to Tenant at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be forthwith paid to Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord notice of any defective condition to the Building or in any Building System, located in, servicing or passing through the Premises, promptly after Tenant first learns thereof.

          Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding one hundred twenty (120) pounds per square foot “live load”; provided, however, if Tenant shall desire a floor load in excess of that which such floor was designed to carry and that is permitted by law, Tenant shall have the right (provided Tenant first obtains the written approval of Landlord (which Landlord shall not unreasonably withhold, condition or delay) with respect to the specific excess floor loading installation contemplated by Tenant and the method of installation and reinforcement proposed by Tenant in accordance with and subject to Article 3 of this Lease) to perform the work necessary to strengthen and reinforce the floor so as to give the live load desired, provided Tenant complies with the provisions of Article 3. Tenant shall not move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed and shall make payment to Landlord of Landlord’s costs to connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

          Section 4.3 Landlord shall use its reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant’s ability to conduct its business in the Premises. In all other cases, at Tenant’s request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses to making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred.

          Section 4.4 If Landlord shall default in the observance or performance of any term or covenant on Landlord’s part to be observed or performed under or by virtue of any of the terms or provisions of Sections 4.1 or 6.1 of this Lease, and provided such default shall materially adversely affect (i) Tenant’s ability to perform Tenant’s Initial Alterations, or (ii) Tenant’s ability to conduct its business in the Premises then, to the extent such default shall not be the result of

Unavoidable Delays or a corresponding breach by Tenant of its obligations under this Lease, and to the extent such default can be cured solely by the performance of work within the Premises which shall not affect any structural elements of the Building or the Building exterior, or adversely affect any Building Systems, then Tenant may cure such default on condition that (x) Landlord shall fail to remedy such default after Tenant shall have notified Landlord in writing of such default and Landlord shall not have cured such default within ten (10) Business Days after such notice, or in the case of a default which cannot with due diligence be cured within a period of ten (10) Business Days, if Landlord shall not within said ten (10) Business Day period have used commercially reasonably efforts to commence to remedy the situation and thereafter diligently prosecute such remedy to completion, and (y) prior to actually curing such default, Tenant shall have given Landlord prior written notice (herein called the “Section 4.4 Self-Help Notice”) of the work Tenant expects to perform in order to remedy such default and Landlord shall not have indicated in writing to Tenant within a five (5) Business Day period after delivery of such Section 4.4 Self-Help Notice Landlord’s intention to cure such default, or shall not immediately after the giving of such Section 4.4. Self-Help Notice have instituted steps to remedy the situation and diligently prosecuted such remedy to completion. The extent of the work performed by Tenant in curing any such default by Landlord shall not exceed the work that is reasonably necessary to effectuate such remedy; and the cost of curing such default and effecting such remedy shall, for the purpose of determining the amount which Landlord may be obligated to reimburse to Tenant under this Section 4.4 as set forth below, be reasonable under the circumstances. Upon completion of any such cure of Landlord’s default, Tenant shall give notice thereof (herein called the “Section 4.4 Completion Notice”) to Landlord together with a copy of invoices and back-up setting forth the costs and expenses incurred by Tenant to complete such cure. Landlord shall pay or reimburse Tenant, within twenty (20) Business Days after receipt of Tenant’s Section 4.4 Completion Notice, for the actual out-of-pocket expenses reasonably incurred by Tenant in performing any such work and completing such cure. In the event that Landlord shall fail timely to reimburse Tenant for any such work performed in accordance herewith, then Tenant shall have the right (herein called “Tenant’s Section 4.4 Offset Right”) to offset any such unreimbursed amount against Rent next becoming due under this Lease, with interest thereon at the Applicable Rate from the date such reimbursement was due until the date so offset. Notwithstanding the foregoing, Tenant shall not have Tenant’s Section 4.4 Offset Right to the extent of any amount regarding which Landlord shall give Tenant notice that Landlord disputes together with a reasonably detailed description of the basis for Landlord’s dispute. Any such dispute which is not resolved between the parties within twenty (20) Business Days after the giving of Landlord’s notice of dispute may be submitted by either party to arbitration in accordance with the provisions of Section 38.7 of this Lease. If Landlord continues to fail to reimburse Tenant for twenty (20) Business Days after Tenant has obtained a final determination from the arbitrators in Tenant’s favor, Tenant shall again have Tenant’s Section 4.4 Offset Right. The parties to this Lease acknowledge that the rights and remedies of Tenant under this Section 4.4 are not intended to limit any other right or remedy that Tenant may have under any other express provision of this Lease (except to the extent such right or remedy may be limited under an express provision of this Lease).

ARTICLE 5

WINDOW CLEANING

          Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other Requirement, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

ARTICLE 6

REQUIREMENTS OF LAW

          Section 6.1 Commencing upon the Commencement Date, Tenant, at its sole cost and expense, shall comply with all Requirements applicable to the Premises (except for any Requirements relating to the performance of Landlord’s Post-Commencement Date Work), including, without limitation, those applicable to the making of any Alterations by Tenant therein or the result of the making thereof and those applicable by reason of the nature or type of business operated by Tenant in the Premises. Without limiting the foregoing but subject to the provisions of this Section 6.1, Tenant shall, at Tenant’s sole cost and expense, take all action, including, without limitation, the making of any required Alterations necessary to comply with the applicable terms of any local laws and regulations promulgated by the City of New York including, without limitation, Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 as modified and supplemented from time to time, and any amendments to the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time, which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the foregoing, nothing herein shall require Tenant to make any structural repairs or any Alterations unless Tenant has, by its particular manner of use of the Premises, other than for the uses permitted under this Lease, violated any laws, ordinances, orders, rules, regulations or requirements with respect thereto. Landlord shall be responsible for compliance with ADA and New York City Requirements as they relate to the Building generally but not as they relate to the Premises, including the lavatories on the 18th floor of the Building and, until an ADA-compliant common lavatory shall be installed on the 18th floor, Landlord shall take whatever action may be necessary to comply with the ADA (including, the installation of a sign directing where any ADA-compliant lavatory is located). Landlord shall cure any and all violations with ADA and New York City Requirements, as they relate to the Building generally but not the Premises. Notwithstanding the foregoing, Landlord and Tenant agree that with respect to Building core lavatories (i) Tenant shall be solely responsible for the performance of any Alterations required to make the 17th floor core lavatories comply with the requirements of the ADA and any similar New York City Requirements (but Landlord shall be responsible thereafter for causing such lavatories to comply with any changes in such Requirements, including any changes in the ADA); and (ii) Landlord shall be solely responsible for the performance of any Alterations required to make any other core lavatories located within any portion of the Premises comprising one or more full floors of the Building comply with the requirements of the ADA and any similar New York City Requirements if, as, and when Tenant shall lease all of the rentable area of such floor(s).

          Section 6.2 Without limiting the provisions of Section 6.1 hereof, Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials, the presence of which results from or in connection with the act or omission of Tenant, its contractors, licensees, agents, servants or employees if such party has a duty to act pursuant to this Lease, or the breach of this Lease by Tenant. Tenant shall agree to execute, from time to time, at Landlord’s request, affidavits, representations and the like regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Property. Tenant shall indemnify and hold harmless all Landlord Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements through all appeals) arising by reason of any testing, clean up, removal, remediation, detoxification action or any other activity required or recommended of any Landlord Indemnitees by any Government Authority by reason of the presence in or about the Building, the Premises or the Property of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant, its contractors, licensees, agents, servants or employees, if such party had a duty to act pursuant to this Lease, or the breach of this Lease by Tenant. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

          Section 6.3 (A) Landlord agrees that, in the event that any asbestos-containing materials (“ACM”) shall be discovered in the Premises during the Term then, provided that such ACM shall not have been introduced into the Premises by Tenant or its agents, contractors or employees, Landlord shall abate any such ACM, including vinyl asbestos tiles, in accordance with applicable Requirements, at Landlord’s sole cost and expense (such abatement or removal is herein referred to as “ACM Abatement Work”). As used in this Article the terms “abate” or “abatement” (i) when used with respect to ACM used for fireproofing or other purpose necessary or appropriate for the continued occupancy and operation of the Premises for the uses permitted under this Lease shall include the replacement of such removed or abated asbestos or asbestos-containing materials with suitable substitute materials, and (ii) may include in lieu of removal, the enclosure, encapsulation or other method of remediating such ACM in those instances where removal is unduly burdensome, unduly expensive or not consistent with commonly accepted and reasonable ACM abatement/remediation procedures. If Tenant, or any contractor or consultant or employee of Tenant, interferes with or delays the progress or completion of ACM Abatement Work by, among other things: (i) failing to timely comment upon any plans and specifications relating to ACM Abatement Work, or (ii) requesting changes in plans and specifications relating to ACM Abatement Work, (iii) denying or providing inadequate access to Landlord and its contractors or (iv) otherwise interfering with or delaying Landlord’s performance (except to the extent such interference or delay is de minimis) of such work, then Tenant shall be liable for and shall reimburse Landlord for all additional fees, costs and expenses paid or incurred by Landlord and for all damages resulting from such delay, within thirty (30) days after being billed therefor and, to the extent that any such delay results in a delay in the occurrence of the Commencement Date, the Commencement Date shall be accelerated by the aggregate period of any such delay.

                    (B) Landlord shall restore any areas of the Premises that have been damaged by the ACM Abatement Work, and Fixed Rent shall abate during the period Tenant cannot and is not using the Premises or portion thereof because of Landlord’s ACM Abatement Work in proportion to the area of the Premises not used by Tenant. Any encapsulation of ACM located within the Premises in connection with the performance of Landlord’s ACM Abatement Work shall not result in a reduction in the cubic area of the Premises beyond a de minimis amount.

          Section 6.4 Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard “all-risk” insurance policy carried by or for the benefit of Landlord, it being agreed that the uses permitted under this Lease will not cause such a violation; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (other than for the uses permitted under this Lease) which shall increase the rate of fire insurance applicable to the Premises. If by reason of Tenant’s failure to comply with the provisions of this Article, the fire insurance rate applicable to the Premises shall on or after the Commencement Date during the Term be higher than it otherwise would be, provided that such fire insurance shall have been adequate at all times during the Term, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the Insurance Services Office, or other body fixing such fire insurance rates, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

ARTICLE 7

SUBORDINATION

          Section 7.1 Subject to the provisions of Section 7.5 of this Article 7, this Lease shall be subject and subordinate to each and every Superior Lease and to each and every Mortgage, which now affect the Building or the Real Property. Subject to the following, this clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder; however, Tenant shall execute and deliver promptly any instrument, in recordable form, that Landlord, any Mortgagee or Lessor may reasonably request to evidence and confirm such subordination. If, in connection with the financing of the Real Property, any lending institution shall request reasonable modifications of this Lease that do not increase Tenant’s monetary obligations under this Lease, or affect or diminish the rights, or increase the other obligations of Tenant under this Lease, Tenant shall make such modifications; and Landlord shall reimburse Tenant for any reasonable legal fees and charges paid or incurred by Tenant in connection therewith. Landlord hereby represents to Tenant that, as of the date of this Lease, (i) the only Mortgage encumbering the Property is that certain Mortgage dated as of October 10, 2003, recorded on October 14, 2003 in CRFN 2003000421039 from Landlord to Landesbank Hessen-Thuringen Girozentrale; and (ii) there is no Superior Lease encumbering the Building or the Property.

          Section 7.2 If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof and this Section 7.2, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to possession of the Premises and provided further that such owner, Lessor or Mortgagee, as the case may be, or anyone claiming by, through or under such owner, Lessor or Mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

                    (A) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), except for those that are continuing, or

                    (B) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), except for those expressly provided for in this Lease, or

                    (C) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

                    (D) bound by any obligation to make any payment to or on behalf of Tenant, except as expressly provided in this Lease, or

                    (E) bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, or

                    (F) bound by any amendment or modification of this Lease made without its consent, except for a modification contemplated by Section 1.1 and Articles 39, 40 and 41, or

                    (G) bound to return Tenant’s security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

The provisions of this Section 7.2 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions except as otherwise provided in this Article 7. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant’s expense, from time to time, instruments, in recordable form, to confirmation of the foregoing provisions of this Section 7.2, satisfactory to such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 7.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

          Section 7.3 From time to time, within ten (10) Business Days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor an estoppel certificate executed by Tenant, in form satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, Escalation Rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such known defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any estoppel certificate delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor. From time to time, within ten (10) Business Days next following a request by Tenant, Landlord shall deliver to Tenant an estoppel certificate duly executed by or on behalf Landlord (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, Escalation Rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of the person executing such estoppel certificate on behalf of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such known defaults, and (4) as to any other matters reasonably requested by Tenant. Any subtenant or assignee of Tenant’s interest in this Lease, and any purchaser of Tenant’s assets or stock or other beneficial interests in Tenant shall be entitled to rely on such estoppel certificate.

          Section 7.4 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to Landlord and to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant in writing within ten (10) Business Days following receipt of such notice of Lessor’s or Mortgagee’s intention to remedy such act or omission, until the date that is ten (10) days after the giving of such notice to

Tenant if such act or omission can be remedied by the payment of money or the date that is thirty (30) days after the giving of such notice to Tenant if such act or omission cannot be remedied by the payment of money, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission. Notices required to be delivered by Tenant under this Section to such Lessors and Mortgagees shall be delivered as follows:

Landesbank Hessen-Thuringen Girozentrale
420 Fifth Avenue
New York, NY 10018-2729
Attention: Real Estate Finance

Landlord may change by written notice to Tenant the names and addresses of the parties to whom notice shall be delivered under this Section 7.4.

          Section 7.5 (A) Landlord shall, at Landlord’s sole cost and expense, obtain and deliver to Tenant simultaneously with the execution of this Lease, a subordination, non-disturbance and attornment agreement (“SNDA”) in recordable form from the Lessor of any existing Superior Lease and the holder of each existing Mortgage encumbering the Building. Such SNDA shall be substantially in the form and substance annexed as Exhibit D and shall provide, in substance, that, so long as Tenant is not then in default in its obligations for the payment of Fixed Rent and Additional Rent or in the performance of the other terms, covenants and conditions to be performed on its part under the Lease beyond all applicable notice and grace periods, Tenant’s possession of the Premises will not be disturbed during the Term hereof, notwithstanding the foreclosure of such Mortgage and/or termination of any such future Superior Lease or the exercise of any other remedy thereunder or at law, and Tenant will not be named as a party defendant in any such foreclosure proceedings brought for the recovery of possession. The Mortgagee, or anyone claiming by, through or under said Mortgagee shall not, however, be: liable for any previous act or omission of Landlord under the Lease, or any claim which shall have previously accrued to Tenant against any prior Landlord except for those that are continuing; or bound by any prepayment to any prior Landlord of more than one month’s Fixed Rent or Additional Rent; or subject to any offsets, claims, defenses, or counterclaims which Tenant might have against any prior Landlord except those expressly provided for in this Lease. Tenant agrees to execute and deliver to such Lessor and/or Mortgagee any such SNDA; and Tenant’s failure to so execute and deliver the same within thirty (30) days after request thereof shall be deemed a waiver of all of Tenant’s rights under this Section 7.5.

                    (B) With respect to any future Mortgage and/or Superior Lease covering the Real Property, as a condition precedent to Tenant being subordinate to such future Mortgage and/or Superior Lease, as the case may be, Landlord will deliver to Tenant an SNDA from such future Mortgagee, or Lessor, in the form then customarily used by such future Mortgagee or Lessor, to the extent that such form is not materially inconsistent with the corresponding provisions of this Lease and provided such form is commercially reasonable. Landlord and Tenant agree that the form of SNDA annexed as Exhibit D to this Lease is an example of a commercially reasonable form. Landlord shall pay any fees and charges charged by such Mortgagee or Lessor in connection with the delivery of such SNDA to Tenant. Tenant shall pay any legal fees and charges it incurs by retaining its attorneys in connection with the review, negotiation and delivery of such SNDA.

          Section 7.6 Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose; and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property provided Landlord delivers to Tenant an SNDA substantially in the form annexed as Exhibit D. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord may reasonably request provided Landlord delivers an SNDA which conforms to the requirements set forth in the immediately preceding sentence.

ARTICLE 8

RULES AND REGULATIONS

          Tenant and Tenant’s contractors, employees, agents and licensees shall comply with the Rules and Regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant; and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees; provided, however, that Landlord shall endeavor to enforce the Rules and Regulations against other tenants and occupants of the Building if such tenants or occupants are violating such Rules and Regulations and such violations materially interfere with or disturb Tenant’s possession of the Premises or the conduct of its business therein during the Term. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord, arising out of the violation of such Rules by any other tenant or visitor of the Property or the Building, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance. Landlord shall not enforce the Rules against Tenant in a discriminatory manner.

ARTICLE 9

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

          Section 9.1 (A) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property, or interruption of Tenant’s business, resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons to the Building or caused by construction of any private, public or quasi-public work, nor shall Landlord be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant’s business, resulting from any latent defect in the Premises or in the Building.

                    (B) If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirements or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Rent or any other item of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, then, unless Tenant is required pursuant to the Lease to perform the repairs, maintenance, alterations, or improvements, or to comply with the Requirements, which resulted in such windows being closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with diligence and otherwise take such action as may be necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up.

                    (C) Tenant shall promptly notify Landlord of any fire, damage or accident in the Premises after Tenant learns of such event.

          Section 9.2 Tenant shall obtain and keep in full force and effect during the entire Term hereof, commencing on the Commencement Date, insurance with terms, coverages and in companies reasonably satisfactory to Landlord, and with such changes in insured parties as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts: (i) “all-risk” property insurance (including extra expense insurance) insuring the full replacement value of all Alterations (including, without limitation, the Initial Alterations and any Specialty Alterations) and all other improvements, betterments, fixtures and personal property installed by or on behalf of Tenant in the Premises, and of any Alterations, additions or improvements which Landlord requires Tenant to insure in accordance with Article 3; and a policy of insurance against loss or damage to the major components of any air conditioning and/or heating system, steam pipes, and other pressure vessels, high pressure piping and machinery, if any, such as are installed by or on behalf of Tenant in the Premises, (ii) commercial general liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant’s indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $5,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $5,000,000.00, which amount shall be increased from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of first class (Class A) buildings in New York City, (iii) Workers’ Compensation and Employers’ Liability insurance in statutory limits, and (iv) such other insurance coverages as Landlord may reasonably request provided same is then being customarily required by prudent landlords of first class (Class A) buildings in New York City. Such policies shall provide that Tenant is named as the insured; and that Landlord, Landlord’s managing agent, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant), shall be added as additional insureds, as their respective interests may appear, with respect to the insurance required to be carried above; except that, the proceeds of policies providing “all-risk” property insurance under subparagraph (i) of this Section 9.2, shall be payable to Landlord, to be applied in accordance with the provisions of Article 10 of this Lease. In addition, such policy with respect to clause (ii) above shall include: (A) a provision under which the insurer agrees to indemnify, defend and hold Landlord, Landlord’s managing agent, and such Lessors and Mortgagees harmless from and against all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages described in Section 35.1; and (B) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated to Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of “A” and a financial rating of at least “X”. The all-risk property insurance coverage required to be carried by Tenant under clause (i) of this Section 9.2 on its leasehold improvements and betterments shall not provide for an exclusion for acts of terrorism during calendar year 2006. Additionally, such all-risk property insurance shall not provide for an exclusion for acts of terrorism at any time thereafter during the Term of this Lease, so long as such insurance without an exclusion for acts of terrorism shall be available on a commercially reasonable basis.

          Section 9.3 Tenant shall, prior to the Commencement Date and not less than ten (10) Business Days prior to the expiration of any such policy, furnish to Landlord duly executed duplicate certificates of insurance evidencing the foregoing insurance coverages. Tenant’s policies shall state that such insurance coverage may not be cancelled or not renewed without at least ten (10) Business Days’ prior written notice to Landlord and Tenant; and shall further provide that the policy shall not be invalidated should the insured party have waived in writing prior to a loss any and all rights of the insured party against any other party for losses covered by such policy. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall promptly deliver to Landlord and any other additional insured hereunder a copy of such notice.

          Section 9.4 Landlord and Tenant each agree to have all property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the additional insureds named in Section 9.2 above or entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Tenant’s policy shall provide further that the insurer waives all rights of subrogation which such insurer might have against any Landlord Indemnitees (and, if in a separate writing, Landlord shall permit Tenant to self-insure any of the perils described in Section 9.2, the aforementioned waiver of subrogation shall be applicable to all perils which Tenant is permitted to self-insure hereunder). Each of Landlord and Tenant further agrees to first seek recovery under its applicable insurance policy before proceeding against the other party. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

          Section 9.5 Landlord shall carry during the Term hereof “all-risk” property insurance covering its interest in the Building, excluding Tenant’s Alterations (including, without limitation, the Initial Alterations and any Specialty Alterations) and further excluding all other improvements, betterments and fixtures installed by or on behalf of Tenant, and all other items of Tenant’s Property, against fire and other extended coverage perils in an amount equal to the full replacement value thereof (exclusive of foundations and footings and tenant improvements and betterments) to the extent such insurance is normally carried by prudent owners of similar buildings located in Manhattan below 42nd Street. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant’s Property, the Initial Alterations or any other Alterations made by Tenant, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business. Landlord shall additionally carry during the Term not less than $20,000,000.00 of commercial general liability insurance, written on an occurrence basis, and during the Term such additional amounts as shall afford protection in an amount which is not less than that which is customarily carried by institutional owners of Comparable Buildings. Landlord represents to Tenant that, as of the date of this Lease, Landlord carries “all-risk” property insurance for full replacement value (exclusive of foundations and footings and tenant improvements and betterments) which does not exclude acts of terrorism; and Landlord agrees to carry such insurance at all times during calendar year 2006, and thereafter, to the extent such insurance is then carried by owners of Comparable Buildings and available on a commercially reasonable basis.

ARTICLE 10

DESTRUCTION-FIRE OR OTHER CAUSE

          Section 10.1 (A) If the Premises shall be damaged by fire or other casualty, the damage, with such modifications as shall be required in order to comply with Requirements shall be diligently repaired by and at the expense of Landlord (subject to Landlord’s receipt of the proceeds of Tenant’s “all-risk” property insurance as herein provided) to substantially the condition prior to the damage. The proceeds of “all-risk” property insurance policies providing coverage for Tenant’s Alterations (including, without limitation, the Initial Alterations) and Tenant’s other improvements, betterments and fixtures shall be paid to Landlord, except to the extent hereinafter expressly provided to the contrary. Concurrently with the collection of any property insurance proceeds, as aforesaid, Tenant shall pay to Landlord (i) the amount of any deductible under such policy insuring Tenant’s Alterations (including, without limitation, the

Initial Alterations) and Tenant’s other improvements, betterments and fixtures; and (ii) the amount, if any, by which the cost of repairing and restoring Tenant’s Alterations (including, without limitation, the Initial Alterations) and Tenant’s other improvements, betterments and fixtures, as estimated by an independent reputable contractor designated by Landlord, exceeds the available insurance proceeds therefor. The amounts due in accordance with the immediately preceding subparagraphs (i) and (ii) shall be Additional Rent under this Lease; and shall be payable by Tenant to Landlord within thirty (30) days after demand therefor is made by Landlord accompanied by the contractor’s estimate referred to in the preceding subparagraph (ii), but subject to Sections 10.3 and 10.4. Until such repairs which are required to be performed by Landlord (excluding Long Lead Work) shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant) the Fixed Rent and Escalation Rent shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant, as determined by Landlord in its reasonable discretion, bears to the total area of the Premises immediately prior to such casualty and, during such period, Tenant’s Share and Tenant’s Tax Share shall each be redetermined based upon the proportion in which the rentable area of the Premises usable after such casualty bears to the rentable area of the Premises immediately prior to such casualty. If Tenant disagrees with Landlord’s determination of the abatement of Rent to which Tenant shall be entitled in connection with a fire or other casualty under this Article, Landlord or Tenant may submit such issue to arbitration pursuant to the provisions of Section 38.7 of this Lease within sixty (60) days from the date of Landlord’s determination (provided, however, that in such event Tenant shall abide by Landlord’s determination and perform all other obligations under this Article in accordance with Landlord’s determination, subject to refund or credit when the matter is resolved by arbitration or by mutual agreement). If Tenant obtains an arbitration decision that Landlord was obligated to abate Rent in excess of that abated as a result of Landlord’s determination, Landlord shall within ten (10) Business Days of such decision permit the abatement of such additional Rent, together with interest at the Applicable Rate on the amount of Rent so abated calculated from the date that such Rent should have been abated. Upon the substantial completion of such repairs (excluding Long Lead Work), Landlord shall diligently prosecute to completion any items of Long Lead Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, all or any portion of Tenant’s Property, which Tenant shall complete promptly after substantial completion of Landlord’s repair obligations under this Article 10. In addition, Landlord shall not be obligated to repair any damage to, or to replace, any Alterations (including, without limitation, the Initial Alterations) unless Tenant shall have previously delivered to Landlord “as built” plans and specifications for the Initial Alterations and all other Alterations. Landlord shall use its reasonable efforts to minimize interference with Tenant’s use and occupancy in making any repairs pursuant to this Lease. Anything contained herein to the contrary notwithstanding, if the Premises are damaged by fire or other casualty at any time prior to the completion of the Initial Alterations, Landlord’s obligation to repair the Premises and any Alterations shall be limited to repair of the part of the Building Systems serving the Premises on the Commencement Date (but not the distribution portions of such Building Systems located within the Premises), the floor and ceiling slabs of the Premises and the exterior walls of the Premises, all to substantially the same condition which existed on the Commencement Date, with such modifications as shall be required in order to comply with Requirements. Tenant and Landlord shall mutually cooperate in connection with the collection of any insurance monies that may be due in the event of loss resulting from a fire or other casualty, and both parties shall execute and deliver such proofs of loss and other instruments which may be required to recover any such insurance monies.

                    (B) Prior to the substantial completion of Landlord’s repair obligations set forth in Section 10.1(A) hereof, Landlord shall provide Tenant and Tenant’s contractor, subcontractors and materialmen access to the Premises to perform Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof, on the following terms and conditions (but not to occupy the same for the conduct of business):

                              (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord’s discretion, to permit the commencement of any work by Tenant, which may then be prudently performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the work remaining to be performed by Landlord.

                              (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, including, without limitation, Tenant’s obligation to pay to Landlord an amount equal to the Electricity Additional Rent, or if applicable, the Electricity Inclusion Factor, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent or Escalation Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs.

                    (C) It is expressly understood that if Landlord shall be delayed from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of Tenant’s failure or refusal to comply, or to cause its architects, engineers, designers and contractors to comply with any of Tenant’s obligations described or referred to in this Lease, then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially complete but for such delay and the expiration of the abatement of the Tenant’s obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within thirty (30) days after demand, as additional rent.

          Section 10.2 Anything contained to Section 10.1 hereof to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), and restoration will take more than one (1) year to substantially complete, and Landlord shall give office tenants leasing more than seventy-five percent (75%) of the rentable area of the Building notices terminating their respective leases, then Landlord, at Landlord’s option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than the sixtieth (60th) day, and not later than the one hundred twentieth (120th) day, after such notice is given, and Tenant shall vacate the Premises and surrender the same to

Landlord in accordance with the provisions of Article 20 hereof. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations to the Premises (including all Alterations existing as of the date preceding such fire or other casualty) in accordance with and subject to the conditions of this Article 10, with all reasonable expedition. If Tenant shall dispute Landlord’s determination that the Premises are ready for Tenant’s occupancy, Tenant may initiate an arbitration proceeding in accordance with the provisions of Section 38.7 of this Lease.

          Section 10.3 (A) Within ninety (90) days after Landlord learns of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable independent contractor setting forth such contractor’s estimate as to the time required to repair such damage, exclusive of the time required to perform Long Lead Work. If the estimated time period exceeds twelve (12) months from the date of such damage, Tenant may elect to terminate this Lease by notice to Landlord not later than forty-five (45) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the ninetieth (90th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10), the damage shall be diligently repaired by and at the expense of Landlord as set forth in Section 10.1 hereof. Additionally, Tenant may terminate this Lease on no less than thirty (30) days prior notice to Landlord if Landlord has not substantially completed the making of the required repairs and restorations to the Premises within twelve (12) months after the date of such damage, or within such period after such date (not exceeding thirty (30) days) as shall equal the aggregate period Landlord may have been delayed in doing so by Unavoidable Delays; and unless the restoration shall have been substantially completed on or before the expiration of such thirty (30) days, this Lease will terminate at the expiration of such thirty (30) days as if that were the Expiration Date originally set forth in the Lease; provided, however, that if the contractor’s estimate as to the time required to repair such damage shall be a date occurring after the expiration of twelve (12) months from the date of such estimate, and Tenant shall not have exercised its termination right under this Section hereof, then such twelve (12) month restoration and repair period shall be extended until the date specified in such contractor’s estimate and if Landlord has not substantially completed the making of the required repairs and restorations to the Premises by such extended date, Tenant may terminate this Lease on no less than thirty (30) days prior notice to Landlord.

                    (B) Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last year of the Term, Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

                    (C) Except as expressly set forth in this Section 10.3, Tenant shall have no other options to cancel this Lease under this Article 10.

                    (D) Upon the termination of this Lease under the conditions provided for in this Section 10.3, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

          Section 10.4 Upon the termination of this Lease under the conditions provided for in Section 10.2 or Section 10.3, Fixed Rent and Escalation Rent shall be apportioned, any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be promptly refunded by Landlord to Tenant, and Tenant may retain all of the proceeds of “all-risk” property insurance providing coverage for Tenant’s Alterations which have not been applied to the restoration of the Premises prior to the termination of this Lease.

          Section 10.5 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

ARTICLE 11

EMINENT DOMAIN

          Section 11.1 If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent shall be reduced to the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant’s Share and Tenant’s Tax Share shall each be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation, (2) if the part of the Real Property acquired or condemned shall be a material part and Landlord is not able to operate the remainder of the Building in an economic manner, then whether or not the Premises shall be affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least seventy-five percent (75%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates); and (3) if the part of the Real Property so acquired or condemned shall contain more than twenty-five percent (25%) of the total area of the Premises immediately prior to such acquisition or condemnation of the Real Property, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease. If any such thirty (30)

days’ notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit inclusive of Tenant’s Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

          Section 11.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking, and for any moving expenses.

          Section 11.3 If the whole or any part of the Premises shall be acquired or condemned for a temporary period of twelve (12) months or less during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, any lump sum award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date, and provided further that the amount of any award or payment allowed by the condemning authority for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

ARTICLE 12

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

          Section 12.1 Except as otherwise provided in this Article 12, Tenant shall not (a) assign this Lease (whether by operation of law, direct or indirect transfers of interests in Tenant or otherwise, howsoever accomplished); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not, in any advertisement for a subtenant or assignee, quote a rental rate lower than the rental rate then being paid by Tenant to Landlord, without in each instance, obtaining the prior written consent of Landlord.

          Section 12.2 If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article 12, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from such assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this Article 12, Landlord, after default by Tenant beyond all applicable notice and grace periods under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use, which consent shall be given or withheld in accordance with the provisions of this Lease as if Tenant were making the request. Any person to which this Lease is assigned with Landlord’s consent shall be deemed, without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to all of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 12.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

          Section 12.3 (A) For purposes of this Article 12, (i) the sale or transfer of stock of the Tenant named in this lease shall not be deemed an assignment of this Lease provided such transfer is in furtherance of a good business purpose, provided however, that, other than with respect to the Tenant named in this Lease or a successor entity, the sale or transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed “affiliates” of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the “over-the-counter market” or through any recognized stock exchange, (ii) other than with respect to the stock of the Tenant named in this Lease provided such increase or issuance of stock or interests is in furtherance of a good business purpose, any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, in a single transaction or a series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenant so that the shareholders or members of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such tenant or subtenant, shall be deemed an assignment of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 12, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord within ten (10) Business Days after a request is made by Landlord, such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 12.

                    (B) (1) The provisions of clauses (a), (c) and (d) of Section 12.1 shall not apply to transactions with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant’s assets are transferred (provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date immediately prior to such merger, consolidation or transfer), or, if Tenant is a general, limited or limited liability partnership, with a successor partnership, nor shall the provisions of clauses (a), (c) and (d) of Section 12.1 apply to transactions with an Affiliate of Tenant. Tenant shall have the right to enter into such transactions without Landlord’s prior consent but upon prior notice to Landlord. An Affiliate of Tenant shall have the right to use all or any portion of the Premises without Landlord’s consent but with prior notice to Landlord.

                    (C) The term “Control” or “control” as used in this Lease shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation or the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

          Section 12.4 (A) If Landlord shall not have exercised its rights pursuant to paragraph (B) of this Section 12.4 within the immediately preceding two hundred seventy (270) day period (which two hundred seventy (270) day period shall be measured from the date on which Landlord declined, or waived (or was deemed to waive) the exercise of its rights pursuant to paragraph (B) of this Section 12.4), Landlord shall not unreasonably withhold, condition or delay its consent to a proposed specific subletting of the Premises, or a proposed specific assignment of this Lease, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 12.4 to the Premises shall, unless the context otherwise requires, refer to such portion):

                              (1) in the case of a proposed subletting, the subletting shall not be advertised in the print media at a lower rental rate than the rental rate being charged by Landlord at the time for comparable space then available in the Building.;

                              (2) no Event of Default shall have occurred and then be continuing;

                              (3) the proposed subtenant or assignee shall have a financial standing, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

                              (4) if Landlord has or within six (6) months thereafter reasonably expects to have comparable space for a comparable term available in the Building, the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of space in the Building; or (y) a tenant in or occupant of the Building or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant;

                              (5) any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed and shall be granted or withheld in accordance with the provisions of this Article 12 as if Tenant was itself requesting the consent of Landlord (provided, however, that any of the provisions of this Article 12 that are expressly stated to benefit only the Tenant named in this Lease shall not be deemed to be applicable to such request);

                              (6) at no time shall there be more than four (4) occupants per floor (pro-rated with respect to a partial floor), including Tenant, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms;

                              (7) any sublease shall expressly provide that in the event of termination, reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord’ s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense;

                              (8) The nature of the occupancy of the proposed assignee or subtenant will not be more objectionable or more hazardous than that of Tenant herein;

                              (9) Tenant shall have complied with the requirements of paragraph (B) of this Section 12.4; and

                              (10) The nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord’s option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply.

Landlord agrees, if it has not exercised its option to terminate this Lease with respect to all or a portion of the Premises, as provided in Section 12.4(B), or if such Section 12.4(B) is inapplicable, to grant or deny its consent to an assignment or sublet proposed by Tenant, subject to Tenant’s satisfaction of the requirements set forth in this Section 12.4(A), within thirty (30) days of the date that Tenant has duly submitted a request for Landlord’s consent under this Section 12.4(A); and, if Landlord fails to so grant or deny its consent within such thirty (30) day period, Landlord shall be deemed to have consented thereto, provided that Tenant shall have sent a notice to Landlord with the phrase “FAILURE TO CONSENT TO TENANT’S PROPOSED SUBLETTING OR ASSIGNMENT WITHIN FIVE (5) DAYS AFTER THE GIVING OF THIS NOTICE TO LANDLORD SHALL RESULT IN THE DEEMED CONSENT OF SUCH PROPOSED SUBLETTING OR ASSIGNMENT” in bold lettering at the top of such notice and if Landlord shall not give notice to Tenant of Landlord’s consent or disapproval of such subletting or assignment within such five (5) day period, Landlord shall be deemed to have consented thereto. Such notice may be given to Landlord on or after the date that is twenty-five (25) days after the date Tenant has duly submitted a request for Landlord’s consent. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, reasonable attorneys’ fees, charges and disbursements, and the reasonable out-of-pocket third party costs of making investigations as to the acceptability of the proposed assignee or subtenant; otherwise, Landlord shall not charge Tenant a fee in connection with Tenant’s request for consent.

                    (B) Should Tenant desire to assign this Lease or sublet more than 50% of the rentable area of the Premises for a term expiring within the last year of the Term, other than as contemplated by Sections 12.3(A) and 12.3(B) Tenant shall, except as otherwise set forth in this Article 12, deliver a notice to Landlord (the “Sublease or Assignment Statement”) specifying (i) whether Tenant proposes to assign this Lease or to sublet more than 50% of the rentable area of the Premises for a term expiring within the last year of the Term; (ii) the proposed effective date of a proposed assignment of this Lease or the proposed commencement date for a sublease of the Premises; and (iii) if Tenant proposes to sublet more than 50% of the rentable area of the Premises (but less than all or substantially all of the Premises) for a term expiring within the last year of the Term, a description of the portion of the Premises proposed to be subleased. The Sublease or Assignment Statement shall not be required to set forth any proposed business terms upon which Tenant proposes to sublet the Premises or assign its interest in this Lease; nor name a particular proposed subtenant or assignee. Landlord shall have the right, exercisable within thirty (30) days after Tenant shall have given the Sublease or Assignment Statement (including any additional information reasonably and promptly requested by Landlord): (i) in the case of an assignment of this Lease or a sublease of all or substantially all of the Premises for a term expiring within the last year of the Term, the right to terminate this Lease; or (ii) to terminate this Lease with respect to the portion of the Premises proposed to be sublet, if the proposed sublease is a sublease of more than 50% of the rentable area of the Premises (but less than all or substantially all of the Premises) for a term expiring within the last year of the Term. If Landlord shall fail to notify Tenant within said thirty (30) day period of Landlord’s exercise of its rights pursuant to this Section 12.4(B), Landlord shall be deemed to have not exercised its right to terminate and Tenant shall be free to consummate a subletting or assignment substantially in accordance with the Sublease or Assignment Statement, subject to the terms and conditions of this Lease, including paragraph (A) of this Section 12.4. If Tenant shall not enter into a sublease or assignment substantially in accordance with the Sublease or Assignment Statement within two hundred seventy (270) days after the delivery of the Sublease or Assignment Statement to Landlord, then the provisions of this Section 12.4 shall again be applicable to any other proposed subletting or assignment. If Landlord exercises its option to terminate the Lease, in the case of an assignment of this Lease, or a sublease of all or substantially all of the Premises for a term expiring within the last year of the Term, as provided in this Section 12.4(B), then (x) this Lease shall end and expire on the later of (A) the date specified in the Sublease or Assignment Statement and (B) the ninetieth (90th) day after the date on which Tenant shall have delivered the Sublease or Assignment Statement, (y) Fixed Rent, Tenant’s Share of Expenses and Tenant’s Tax Share of Taxes shall be apportioned, paid or refunded as of such date, and (z) Tenant shall have no further obligations or liabilities with respect to the Premises from and after the effective date of such termination other than obligations and liabilities which accrued prior to the date of such termination and other obligations and liabilities which, by the terms of this Lease, survive the expiration or termination thereof. If Landlord exercises its option to terminate this Lease with respect to a portion of the Premises, in the case of a sublease of more than 50% of the rentable area of the Premises (but less than all or substantially all of the Premises) for a term expiring within the last year of the Term, as provided in this Section 12.4(B), then: (v) this Lease shall end and expire, solely with respect to the portion of the Premises that shall be described in such Sublease or Assignment Statement, on the later of (A) the date specified in the Sublease or Assignment Statement and (B) the ninetieth (90th) day after the date on which Tenant delivered the Sublease or Assignment Statement, (w) Fixed Rent, Tenant’s Share of Expenses and Tenant’s Tax Share of Taxes shall be apportioned, paid or refunded as of such date, (x) Tenant and Landlord shall enter into an amendment of this Lease ratifying and confirming such partial termination of this Lease and setting forth any appropriate modifications to the terms and provisions hereof, (y) Landlord shall be free to lease the portion of the Premises recaptured pursuant to this Section 12.4(B); and (z) Tenant shall have no further obligations or liabilities with respect to the portion of the Premises recaptured from and after the effective date of such termination, other than obligations and liabilities which accrued prior to the date of such termination and other obligations and liabilities which, by the terms of this Lease, survive the expiration or termination of this Lease with respect thereto. Additionally, if this Lease shall be terminated with respect to less than the entire Premises, as aforesaid: (i) Tenant shall at its sole cost and expense make all necessary alterations to physically separate the portion of the Premises recaptured by Landlord from the remainder of the Premises on the later of (i) the date specified in the Sublease or Assignment Statement and (ii) the ninetieth (90th) day after the date on which Tenant delivered the Sublease or Assignment Statement in compliance with all Requirements relating thereto (including, without limitation, capping, re-routing or reconfiguring all mechanical, electrical, plumbing, life-safety and other systems and equipment serving the affected portions of the Premises as an Alteration under the provisions of this Lease, and installing one or more submeters to accurately measure the electricity consumed in the affected portions of the Premises); and (ii) the Rents herein reserved shall be prorated on the basis of the number of rentable square feet in the portion of the Premises retained by Tenant in proportion to the number of rentable square feet in the Premises prior to recapture by Landlord; and (iii) Tenant shall surrender and vacate the portion of the Premises recaptured pursuant to this Section 12.4(B) in accordance with Article 20 of this Lease on or before the later of (A) the date specified in the Sublease or Assigment Statement and (B) the ninetieth (90th) day after the date on which Tenant delivered the Sublease or Assignment Statement, and any failure to do so shall be subject to the provisions of said Article 20 of this Lease.

                    (C) The failure by Landlord to exercise its option under Section 12.4(B) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment or any subsequent subletting or assignment.

                    (D) Tenant shall deliver to Landlord, within five (5) days after execution thereof by Tenant, but no less than five (5) days prior to the effective date of the contemplated sublease or assignment, an original counterpart of any executed sublease or instrument of assignment, together with (i) Tenant’s and the subtenant’s (or assignee’s) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties to the sublease or assignment and (ii) all reports, returns, transferor and transferee questionnaires and other documents required to be filed under Article 31 of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code.

          Section 12.5 If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease for the subleased space) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s Property in the Premises and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) after first deducting Tenant’s Expenses (as defined below). Tenant shall be entitled to recover such Tenant’s Expenses before paying any of the Sublease Additional Rent to Landlord.

          Section 12.6 If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as

Additional Rent (“Assignment Additional Rent”), an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s Property in the Premises and Alterations less the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant’s federal income tax or federal information returns, after first deducting Tenant’s Expenses (as defined below). Tenant shall be entitled to recover such Tenant’s Expenses before paying any portion of the Assignment Additional Rent to Landlord.

          Section 12.7 In this Article 12, the term “Tenant’s Expenses” shall mean in connection with an assignment or sublease: all reasonable and customary advertising and marketing expenses; customary brokerage commissions; reasonable legal fees; commercially reasonable tenant inducements in the form of rental abatements or credits against rents; construction allowances or the cost of work letters in lieu thereof; the then-unamortized cost of Tenant’s Initial Alterations up to $35.00 per rentable square foot of the Premises for the first year of the Term, and reduced thereafter by the cumulative annual amortization thereof (which amortization shall be computed as required for federal income tax purposes over the original Term of this Lease); reimbursement to Landlord of its expenses related to the approval of the transfer; real property transfer taxes; and other reasonable and customary tenant concessions incurred or to be incurred by Tenant. Any dispute over Tenant’s Expenses under this Section 12.7, or the calculation of profits under Section 12.5 or under Section 12.6 shall be resolved by arbitration in accordance with Section 38.7 of this Lease.

          Section 12.8 Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting, except for a broker retained by Landlord.

          Section 12.9 Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without prior written consent of Landlord, and without being subject to subsections 12.1 through 12.8 of this Article 12, to enter into a license agreement or sublease for the use of office space which shall be undivided and consist of less than one thousand (1,000) rentable square feet on each floor of the Premises with any charitable organization, including, without limitation, D.K.M.S. Americas (other than a charitable organization whose activities may, in Landlord’s reasonable opinion, pose a threat or security risk to tenants of the Building), provided that such occupancy shall comply in all respects with applicable Requirements (including, without limitation, the provisions of the New York City Building Code).

          Section 12.10 If Landlord shall be entitled, pursuant to any lease with another tenant of the Building, to prohibit such other tenant from subletting any space in the Building or assigning its lease to Tenant by reason of the fact that Tenant is an occupant of the Building, Landlord will not exercise such right unless Landlord reasonably expects that office space comparable to the space offered by such other tenant will become available for leasing in the elevator bank serving the Premises within the six (6) month period after such other tenant’s request to assign its lease or sublet all or a portion of its premises shall have been given. Any comparable space which

Landlord expects will become available for leasing in the elevator bank serving the Premises shall be deemed comparable to the space offered by such other tenant if both spaces contain substantially the same rentable square footage and are for substantially the same term. Within fifteen (15) days after Tenant’s request therefor, Landlord agrees to give Tenant notice if any such comparable space will become available for leasing in the elevator bank serving the Premises. If no such comparable space is available for leasing in the elevator bank serving the Premises, then Landlord agrees that (i) Tenant shall have the right to enter a sublease or assignment transaction with such other tenant and (ii) Landlord shall not unreasonably withhold or delay its consent thereto, utilizing the same criteria as are applicable to an assignment or sublease by Tenant under this Article 12 (except that Section 12.4(A)(4) shall not be applicable). Nothing contained in this Section 12.10 shall be deemed to preclude Landlord from exercising any right to recapture such space from such other tenant; provided that Landlord offers any comparable space which also constitutes “First Offer Space” to Tenant to the extent Landlord is required to do so pursuant to Article 39.

          Section 12.11 If Tenant disagrees with (i) Landlord’s disapproval of a particular sublease or assignment (ii) the conditions applicable to Landlord’s approval of a particular sublease or assignment; or (iii) Landlord’s determination of the Sublease Additional Rent or the Assignment Additional Rent payable under this Article 12, Tenant may submit such issue to arbitration pursuant to the provisions of Section 38.7 of this Lease within ten (10) Business Days from the date of Landlord’s disapproval, approval or determination, as applicable; provided, however, that with respect to a determination made by Landlord in respect of Sublease Additional Rent or Assignment Additional Rent, Tenant shall pay such Sublease Additional Rent or Assignment Additional Rent, subject to refund or credit together with interest at the Applicable Rate when the matter is resolved by arbitration or by mutual agreement. In connection with any such dispute, Landlord or its authorized representatives shall have the right at all reasonable times, and upon reasonable prior written notice to Tenant, to audit all books, records and papers relating to any such sublease or assignment, and shall have the right to make copies thereof. All information obtained by Landlord during any audit of Tenant’s books, records and papers and copies of the foregoing shall be maintained on a confidential basis by Landlord and its authorized representatives.

ARTICLE 13

ELECTRICITY

          Section 13.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of existing feeders to the Building or the risers or wiring installations therein or which will overload such installations or interfere with the electrical service to other tenants of the Building. In the event that, in Landlord’s reasonable judgment, Tenant’s electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall so notify Tenant of the same. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord’s reasonable judgment shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available. If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation of capacity dedicated to Tenant’s exclusive use shall be made at Tenant’s sole cost and expense, and shall be chargeable and collectible as additional rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the negligence or willful misconduct of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

          Section 13.2 Landlord shall redistribute to Tenant not less than six (6) watts demand load of electricity per rentable square foot of the Premises (which load shall be exclusive of the VAC load necessary for the operation of the Tenant VAC Units, as said term is defined in Section 28.2 of this Lease) for use by Tenant. Electricity shall be furnished by Landlord to the Premises and to the Tenant VAC Units on a submetered basis, and Tenant shall pay to Landlord, as additional rent for such service, during the Term, an amount (the “Electricity Additional Rent”) equal to (i) the average amount Landlord actually pays per kilowatt hour of electric to the utility company (or other provider of electricity to the Building) to provide electricity to the Building, including all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof (the “Electric Rate”) for the consumption of electricity as registered by the meter(s) or submeter(s) installed in the Premises for purposes of measuring such demand and consumption (it being agreed that such meter or submeter shall measure demand and consumption, and off-peak and on-peak use, in either case to the extent such factors are relevant in making the determination of Landlord’s cost) plus (ii) five percent (5%) of the foregoing amount. Landlord shall install one or more temporary or permanent electrical submeters at Landlord’s cost at a location or locations selected by Landlord within a reasonable period following the Commencement Date; and Landlord shall maintain and replace such submeters as reasonably required throughout the Term of this Lease. Until such submeters are installed, Tenant shall pay for the cost of electricity made available to the Premises at the rate of $1.00 per rentable square foot per annum on the portion of the Premises in respect of which Landlord’s Pre-Commencement Date Work shall have been substantially completed and possession of which shall have been delivered to Tenant in accordance with this Lease. Tenant, from time to time, shall have the right to review Landlord’s meter readings and Landlord’s calculation of the Electricity Additional Rent, at reasonable times and on reasonable prior notice, by giving notice thereof to Landlord on or prior to the sixtieth (60th) day after the date when Landlord gives Tenant a bill or statement for the Electricity Additional Rent. Where more than one meter measures the electricity supplied to Tenant, a separate meter or device shall measure demand as to all such submeters on a “co-incident” basis, or demand as to all such submeters shall be electronically totalized, subject to the provisions hereinabove set forth. Bills for the Electricity

Additional Rent shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord on the first day of the month next following receipt of such bill, provided, Tenant shall have not less than twenty (20) days’ prior notice of the amount due.

          Section 13.3 (A) If, pursuant to any Requirements, submetering becomes a prohibited method of measuring the consumption of electricity in the Premises, then, unless Landlord elects to have Tenant obtain electricity directly from the public utility company or other provider furnishing electricity to the Building pursuant to the provisions of Section 13.4 hereof, Landlord shall furnish electric current to the Premises for the use of Tenant for the operation of the lighting fixtures and the electrical receptacles for ordinary office equipment to the Premises on a “rent inclusion” basis, that is, there shall be no separate charge to Tenant for such electric current by way of measuring such electricity service on any meter. If Landlord shall furnish electricity to the Premises on a “rent inclusion basis” as aforesaid, then the annual Fixed Rent set forth in this Lease shall be increased by the initial sum of $3.00 per rentable square foot, multiplied by the number of rentable square feet in the Premises (the “Electricity Inclusion Factor”) as an annual charge for the furnishing of electric energy to the Premises, as the same may be increased pursuant to the provisions of this Lease. The parties agree that although the charge for furnishing electrical energy shall be included in the Fixed Rent on a so-called “rent inclusion basis”, the value to Tenant of such service may not be fully reflected in the Fixed Rent. Accordingly, Tenant agrees that Landlord, at Landlord’s option, may cause a reputable and independent electrical engineer or electrical consulting firm, selected by Landlord (such engineer or consulting firm being hereinafter referred to as “Landlord’s Engineer”), to make a determination, from time to time, of the Full Value of such service to Tenant. As used herein, the “Full Value” to Tenant of such service shall mean the product obtained by multiplying the demand and consumption of electric energy at the Premises by the Electric Rate. Landlord’s Engineer shall certify such determination in writing to Landlord and Tenant. If the Full Value to Tenant is in excess of the Electricity Inclusion Factor, the Electricity Inclusion Factor and the Fixed Rent shall be increased by such excess. However, if it shall be so determined that the Full Value to Tenant of such service does not exceed the Electricity Inclusion Factor, there shall nevertheless be no decrease in the Electricity Inclusion Factor or in the Fixed Rent.

                              (B) If during the Term the Electric Rate shall increase over the Base Electric Rate, the Electricity Inclusion Factor (and therefore the Fixed Rent) shall be increased by the actual increase in the Electric Rate.

                              (C) (i) Either Landlord or Tenant may, from time to time during the Term, cause a duly qualified engineer (the “Engineer”) to survey the demand and consumption of electrical energy at the Premises. If the then Full Value shall exceed the then-applicable Electricity Inclusion Factor, the then-applicable Electricity Inclusion Factor (and therefore the Fixed Rent) shall be increased by the actual increase in the Electric Rate, based on the increased demand and consumption and the then prevailing Electric Rate. If the then Full Value shall be less than the then-applicable Electricity Inclusion Factor, the then-applicable Electricity Inclusion Factor (and therefore the Fixed Rent) shall be proportionately reduced, based on the reduced demand and consumption and the then prevailing Electric Rate; provided, however, that under no circumstance shall the Electricity Inclusion Factor ever be reduced below $3.00 per rentable square foot, multiplied by the number of rentable square feet in the Premises.

          (ii) If Landlord shall survey the demand and consumption of electrical energy at the Premises, Landlord shall furnish to Tenant a written statement (an “Electricity Statement”) setting forth the Engineer’s determination of any increase which has occurred in the Full Value and the Electricity Inclusion Factor (and therefore the Fixed Rent) pursuant to the provisions of either Sections 13.3(A), (B), or (C)(i). Any such increase in the Electricity Inclusion Factor and the Fixed Rent shall be effective as of the date of such increase to the Electric Rate or, with respect to an increase attributable to increased consumption and demand of electric energy, the date of the survey and shall be retroactive to such dates if necessary (provided, however, that in no event shall any such retroactivity exceed a period of sixty (60) days). Any retroactive increase shall be paid by Tenant within twenty (20) days after demand and such amount shall be collectible by Landlord as Fixed Rent hereunder. If Tenant shall survey the demand and consumption of electrical energy at the Premises, Tenant shall furnish to Landlord an Electricity Statement setting forth the Engineer’s determination of any reduction which has occurred in the Full Value and the Electricity Inclusion Factor (and therefore the Fixed Rent) pursuant to the provisions of either Sections 13.3(A), (B), or (C)(i). Any such reduction in the Electricity Inclusion Factor and the Fixed Rent shall be effective as of the date of such reduction to the Electric Rate or, with respect to a reduction attributable to reduced consumption and demand of electric energy, the date of the survey and shall be retroactive to such dates if necessary. Any retroactive reduction shall be at Landlord’s option, either credited against subsequent monthly installments of Fixed Rent hereunder or paid to Tenant within thirty (30) days after demand.

          (iii) Each such Electricity Statement given by Landlord or Tenant (as applicable, the “Notifying Party”), pursuant to Section 13.3(C)(ii) above, shall be conclusive and binding upon the other party (the “Notified Party”), unless within ninety (90) days after the receipt of such Electricity Statement, the Notified Party shall notify the Notifying Party that it disputes the correctness of the Electricity Statement. If such dispute is based on Tenant’s demand and consumption of electric current, the Notified Party shall submit a survey and determination of such adjustment, made at its sole cost and expense, by a reputable and independent electrical engineer or electrical consulting firm (the “Second Engineer”), within ninety (90) days after receipt of such Electricity Statement. If Landlord and Tenant are unable to resolve the dispute differences between them within ninety (90) days after receipt by the Notifying Party of a copy of the determination of the Second Engineer, the dispute shall be decided by a third reputable and independent electrical engineer or electrical consulting firm (the “Third Engineer”). If the parties shall fail to agree upon the designation of the Third Engineer within thirty (30) days after the receipt by the Notifying Party of the determination of the Second Engineer, then either party may apply to the American Arbitration Association or any successor thereto for the designation of the Third Engineer. The Third Engineer shall conduct such hearings as he deems appropriate. The Third Engineer, within thirty (30) days after his designation, shall select the determination of either the Engineer or the Second Engineer, and such determination shall be conclusive and binding upon the parties whether or not a judgment shall be entered in any court. The fees of the Third Engineer and the costs of arbitration shall be paid equally by the parties, except that each party shall pay its own counsel fees and expenses, if any, in connection with the arbitration. If Landlord shall be the Notifying Party, then pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay any increase in the Electricity Inclusion Factor in accordance with the Electricity Statement, without prejudice to Tenant’s position, as herein provided. If the dispute shall be resolved in Tenant’s favor, Landlord, at its option, shall either credit the amount of such overpayment against subsequent monthly installments of Fixed Rent hereunder or pay to Tenant the amount of such overpayment.

                    (D) Landlord’s failure during the Term to prepare and deliver any Electricity Statement, or bills, or Landlord’s failure to make a demand, under this Article or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any portion of the increase in the Electricity Inclusion Factor (and therefore the Fixed Rent) which may have become due pursuant to this Article 13 during the Term, except as otherwise expressly provided to the contrary in Section 13.3(C)(ii). Tenant’s liability for the amounts due under this Article 13 shall survive the expiration or sooner termination of this Lease for a period of one (1) year after the expiration or sooner termination of this Lease, and Landlord’s obligation, if any, to refund any payments by Tenant in excess of the amounts required to be paid by Tenant to Landlord pursuant to this Article 13 shall survive the expiration or sooner termination of this Lease. The preceding sentence shall not, however, be construed as limiting or restricting, in any manner whatsoever, Landlord’s right pursuant to this Lease or pursuant to law to offset any such overpayments by Tenant against any amounts which may be due and payable as provided in this Lease.

                    (E) In no event shall any adjustment of the payments made or to be made hereunder result in a decrease in Fixed Rent or additional rent payable pursuant to any other provision of this Lease, or in the Electricity Inclusion Factor set forth in Section 13.3(A) of this Lease (to wit: $3.00 per rentable square foot, multiplied by the number of rentable square feet in the Premises).

                    (F) The Electricity Inclusion Factor shall be collectible by Landlord in equal monthly installments at the same times, and in the same manner as Fixed Rent.

If Landlord discontinues furnishing electricity to Tenant pursuant to this Section 13.3, the Fixed Rent shall be decreased by the Electricity Inclusion Factor effective as of the date Landlord discontinues the provision of electricity in such manner.

          Section 13.4 Landlord shall have the right to discontinue furnishing electricity to Tenant upon not less than sixty (60) days’ prior written notice to Tenant, if required by applicable Requirements, and this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance,

Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Inclusion Factor or the Electricity Additional Rent, as the case may be. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall use diligent efforts to obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge to Tenant, to the extent the same are available, suitable and safe for such purposes as reasonably determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity directly from the public utility furnishing electric service to the Building shall be installed by Landlord, and the cost thereof shall be borne equally by Landlord and Tenant. Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility, Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

          Section 13.5 Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay for electricity on any portion of the Premises in respect of which Landlord’s Pre-Commencement Date Work shall not have been substantially completed and possession of which shall not have been delivered to Tenant in accordance with this Lease.

ARTICLE 14

ACCESS TO PREMISES

          Section 14.1 (A) Tenant shall permit Landlord, Landlord’s agents, representatives, contractors and employees and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises, as limited by the provisions of Section 14.1(C). Landlord, Landlord’s agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities servicing the Building shall have the right to enter the Premises at all reasonable times upon at least twenty-four (24) hours’ prior notice to Tenant (except to the case of an emergency in which event Landlord and Landlord’s agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs and alterations (provided such alterations are performed subject to, and as limited by, the provisions of Section 14.1(C)), or restorations under Articles 10 or 11 of this Lease (i) as Landlord may deem necessary or reasonably desirable to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform following ten (10) days after notice, except to the case of an emergency (in which event Landlord and Landlord’s agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with any Requirements, a Superior Lease or a Mortgage, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or to part and the Fixed Rent (and any other item of Rental) shall in no wise abate while said repairs and alterations (provided such alterations are performed subject to, and as limited by, the provisions of Section 14.1(C)), or restorations under Articles 10 or 11 of this Lease are being made, by reason of loss or interruption of business of Tenant, or otherwise.

                    (B) Any work performed or installations made pursuant to this Article 14 shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 4.3 hereof.

                    (C) Except as provided in the following sentence, any pipes, ducts, or conduits installed to or through the Premises pursuant to this Article 14 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises (except that if Tenant shall adopt an open ceiling plan in all or any portion of the Premises such pipes, ducts, or conduits need not be concealed in such open ceiling portion). Notwithstanding the foregoing, if it is not feasible to install such pipes, ducts or conduits behind, beneath or within partitioning, columns, ceilings or floors, then any such pipes, ducts, or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, ducts, or conduits, when completed, shall not reduce either the usable area or the cubic area of the Premises in excess of a de minimis amount.

          Section 14.2 During the twelve (12) month period prior to the Expiration Date, Landlord may exhibit the Premises to prospective tenants thereof upon reasonable prior notice to Tenant (which notice may be oral) provided notice of such exhibition of the Premises by Landlord shall be conducted at reasonable hours in a manner which shall not unreasonably interfere with the conduct of Tenant’s business in the Premises.

          Section 14.3 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord’s agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord’s agents shall accord reasonable care under the circumstances to Tenant’s Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any party thereof, other than as herein provided. Landlord shall repair any damage to the Premises caused by its entry thereon or the performance of work therein, including redecorating the portion of the Premises affected to the condition existing immediately preceding such damage. Notwithstanding anything to the contrary herein, from time to time during the Term of this Lease, Tenant shall have the right to designate one or more portions of the Premises (each a “Secured Area”), to be a secure and confidential area, which Tenant shall require to house sensitive information and to which access shall be limited. Tenant shall provide Landlord with at least twenty-four (24) hours’ notice if Tenant wishes to change the location of any Secured Area within the Premises. Landlord shall only access a Secured Area upon prior notice to Tenant and if accompanied by a representative of Tenant, who Tenant shall make available to Landlord upon reasonable notice, except in the event of an emergency where there is an imminent threat to life or property in which event no prior notice shall be required prior to any entry into a Secured Area. Landlord shall not be required to provide cleaning services in accordance with Section 28.4 to a Secured Area or any other services that may require entry into the Secured Area, unless and until such entry is granted by Tenant. Landlord shall abide by any reasonable rules, regulations and procedures established by Tenant from time to time with respect to entry to a Secured Area; provided that Tenant gives Landlord at least twenty-four (24) hours’ notice of such rules, regulations and procedures.

          Section 14.4 Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of public entrances or public passageways, public doors and public doorways, and public corridors, elevators, public stairs, public toilets, or other public parts of the Building and upon not less than ninety (90) days advance notice to Tenant, to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises or (b) reduce the usable area (except by a de minimis amount) of the Premises (and, in the event Landlord shall elect to change the address by which the building is known from “2 Park Avenue”, Landlord shall reimburse Tenant for the cost of up to a four (4) month supply of stationery and business cards bearing the address of the Building (or a 2 month supply if Landlord delivers at least one hundred eighty (180) days prior notice of a proposed change of address of the Building) to reflect such changed address of the Building). All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

ARTICLE 15

CERTIFICATE OF OCCUPANCY

          Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building (the “Certificate of Occupancy”) and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant, upon written notice from Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises. Landlord shall not change the Certificate of Occupancy for the Building to preclude Tenant from using the Premises for a permitted use, or reduce the occupancy levels for any floor leased by Tenant pursuant to this Lease as set forth on the Certificate of Occupancy in effect as of the date of this Lease. Annexed to this Lease as Exhibit E is, a true copy of the Certificate of Occupancy for the Building on file with the New York City Buildings Department.

ARTICLE 16

DEFAULT

          Section 16.1 Each of the following events shall be an “Event of Default” hereunder:

                    (A) if Tenant shall fail to make when due any payment of Fixed Rent or Escalation Rent, unless such failure is cured within five (5) days after Landlord’s delivery of notice thereof to Tenant, or if Tenant shall fail to make when due any payment of any other item of Rental, unless such failure is cured within ten (10) days after Landlord’s delivery of notice thereof to Tenant, in each case specifying the particular default; or

                    (B) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                    (C) if the Premises shall become permanently abandoned (for purposes of this Lease, abandoned shall mean Tenant shall (i) have vacated the Premises with no intention to return, and (ii) not be securing and maintaining the Premises in good repair); or

                    (D) if Tenant’s interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

                    (E) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or

                              (2) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or

                              (3) if Tenant shall make a general assignment for the benefit of creditors, or

                              (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as, debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days, or

                              (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or

                              (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above, or

                              (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within sixty (60) days; or

                    (F) if Tenant shall fail more than three (3) times during any twelve (12) consecutive month period to pay any installment of Fixed Rent or any other item of Rental when due provided that any such failure in excess of three (3) times shall not be deemed an Event of Default unless notice of such failure to pay any installment of Fixed Rent or any other item of Rental shall have been duly given; or

                    (G) if this Lease is assigned, or all or a portion of the Premises are subleased, to an Affiliate of Tenant, and such Affiliate shall thereafter cease to be an Affiliate of Tenant, and Tenant shall fail to request the consent of Landlord in accordance with and subject to all of the provisions of Article 12 of this Lease within twenty (20) Business Days after the date that such assignee or subtenant shall no longer be an Affiliate of Tenant and if Landlord shall not approve (or be deemed to approve) such assignee or subtenant, and such assignee or subtenant shall not have vacated the Premises within one hundred twenty (120) days after Landlord shall have disapproved such assignee or subtenant; or

                    (H) if Landlord shall duly present the Letter of Credit to the bank which issued the same in accordance with the provisions of Article 31 hereof, and the bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord for any reason whatsoever.

          Section 16.2 If an Event of Default (i) described in Section 16.1 (E) hereof shall occur, or (ii) described in Sections 16.1(A), (B), (C), (D), (F), (G) or (H) shall occur and Landlord, at any time thereafter, at its option gives five (5) days’ prior written notice to Tenant stating that this Lease and the Term shall expire and terminate upon the expiration of said five (5) day period, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date of such notice, pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(E) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

          Section 16.3 If at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in Section 16.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(E) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

ARTICLE 17

REMEDIES AND DAMAGES

          Section 17.1 (A) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided to Article 16 hereof:

                              (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without using force, without notice, either by summary proceedings, or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                              (2) Landlord, at Landlord’s option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary to connection with any such reletting or proposed reletting, without relieving Tenant of any liability wider this Lease or otherwise affecting any such liability.

                    (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or to equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          Section 17.2 (A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                              (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                              (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this

Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

                              (3) Whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate, if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                    (B) If the Premises, or any part thereof, shall be relet together with other space to the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term “Escalation Rent” as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

ARTICLE 18

LANDLORD FEES AND EXPENSES

          Section 18.1 If Tenant shall be in default under this Lease, Landlord may (1) as provided in Section 14.1 hereof, perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor and if the term of this Lease shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

          Section 18.2 Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) or two percent (2%) of the delinquent amount, whichever is greater, if any portion of Fixed Rent, Escalation Rent or any other Rental is not received within five (5) days after it shall have become due. In addition, any Fixed Rent, Escalation Rent or any other Rental not paid when due shall accrue interest from the due date at the Applicable Rate until payment is received by Landlord. (Notwithstanding the foregoing, Landlord agrees that Tenant shall not be liable for the payment of a service charge or interest payments as hereinbefore provided in this Section 18.2 with respect to the first late payment of Rental in any twelve (12) month period during the Term of this Lease, provided that Tenant shall have made any such late payment of Rental to Landlord within five (5) days after receipt of notice from Landlord with respect thereto.) Such service charges and interest payments shall not (i) be deemed to constitute consent by Landlord to late payments, (ii) be deemed to waive Landlord’s right to insist upon timely payments at any time or (iii) be deemed to waive any remedies to which Landlord is entitled as a result of the late payment of Rent. Landlord’s failure to collect when due any service charges or interest payments as aforesaid, shall not be deemed to waive or prevent Landlord from collecting such service charges and interest payments with respect to other late payments. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

ARTICLE 19

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S WORK

          Section 19.1 Landlord and Landlord’s agents and representatives have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein.

          Section 19.2 Landlord shall exercise commercially reasonable efforts, subject to Tenant Delay and Unavoidable Delays (i) to substantially complete Landlord’s Pre-Commencement Date Work on or before March 15, 2006; (ii) to complete portions of Landlord’s Post-Commencement Date Work on the dates set forth in Exhibit B to this Lease; and (iii) to substantially complete Landlord’s Common Area Work on the dates set forth in Exhibit B to this Lease. Except as provided in this Lease (including Exhibit B to this Lease), no delay in completing Landlord’s Work shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to a claim for damages by Tenant or a claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term hereof. Landlord shall thereafter complete any “punch-list” work within forty-five (45) days after the date that such portion of Landlord’s Work or Landlord’s Common Area Work, as applicable, has been substantially completed. Landlord agrees that, subject to Unavoidable Delays (not to exceed fifteen (15) days in the aggregate), each item of Landlord’s Work and Landlord’s Common Area Work, as applicable, shall be prosecuted with due diligence; provided, however, that nothing contained to this Article 19 shall be deemed to impose upon Landlord any obligations to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Landlord shall, upon prior notice to Tenant, have the right to enter the Premises subsequent to the Commencement Date to perform Landlord’s Post-Commencement Date Work, and the payment of Fixed Rent and Escalation Rent shall not be affected thereby, except as provided in this Lease (including Exhibit B to this Lease). Landlord and Tenant shall cooperate in good faith in connection with scheduling and sequencing Tenant’s performance of the Initial Alterations with Landlord’s performance of Landlord’s Post-Commencement Date Work.

ARTICLE 20

END OF TERM

          Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. If the Premises are not surrendered by the date that is sixty (60) days after the Expiration Date, Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) resulting from delay by Tenant to so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date, to addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from Tenant’s failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and/or for each portion of any month during which Tenant holds over to the Premises after the Expiration Date, a sum equal to one (1) and one-half (½) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under this Lease during the last month of the Term for the first thirty (30) days of such holdover and two (2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under this Lease during the last month of the Term thereafter. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord’s right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. Notwithstanding the foregoing, Tenant shall not be deemed to be holding over on a floor that is not physically occupying, has removed all of Tenant’s Property, and with respect to which it has surrendered possession to Landlord if the leasing of such floor is not being interfered with or prevented by Tenant’s holding over on any other floor in the Premises or the First Offer Space or First Offer Storage Space, as the case may be, and if the commencement date of the term of such floor is not delayed or otherwise affected by such holding over on any other floor in the Premises or the First Offer Space or First Offer Storage Space, as the case may be. The provisions of this Article 20 shall survive the Expiration Date.

ARTICLE 21

QUIET ENJOYMENT

          Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 22

FAILURE TO GIVE POSSESSION

          Except as otherwise provided in this Lease, Landlord shall not be subject to any liability for failure to give possession of the Premises on a timely basis to Tenant because of the holding-over or retention of possession of the Premises by another tenant of Landlord, or for any other reason, and the validity of this Lease shall not be impaired under such circumstances, nor shall Landlord be subject to any loss, damage or liability as a result thereof. Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to deliver the Premises to Tenant in a timely manner and, if the Premises are unavailable for Tenant’s occupancy because of the holding over of an existing Tenant or occupant and if such holding over shall continue for more than thirty (30) days, then Landlord shall commence, and diligently prosecute, a holdover proceeding against such existing Tenant, and Landlord shall use reasonable efforts to obtain possession of such space by prosecution or settlement of such proceeding. Except as otherwise provided in this Lease, Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord’s failure for any reason to deliver possession of the Premises for the commencement of the Term. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

ARTICLE 23

NO WAIVER

          Section 23.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.

          Section 23.2 The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver shall be in writing and signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 24

WAIVER OF TRIAL BY JURY

          THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OCCUPANCY OF THE PREMISES. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION TO ANY SUCH PROCEEDING (UNLESS FAILURE TO IMPOSE SUCH COUNTERCLAIM WOULD PRECLUDE TENANT FROM ASSERTING IN A SEPARATE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAIM), AND

WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH MAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT.

ARTICLE 25

INABILITY TO PERFORM

          Except as otherwise specifically provided to the contrary under this Lease, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any other cause beyond Landlord’s reasonable control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of failure of the HVAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”). Except as otherwise specifically provided to the contrary under this Lease, Tenant shall not be in default under this Lease because Tenant is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Tenant, or because Tenant is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Tenant is prevented or delayed from so doing by reason of Unavoidable Delays. Notwithstanding the foregoing, (i) in no event shall a failure or inability to pay Rent or an inability to obtain financing or lack of funds or to make any payment(s) under this Lease be deemed an Unavoidable Delay and (ii) the party whose obligation under this Lease is affected by an Unavoidable Delay shall give a notice to the other party within a reasonable time after learning of its inability to perform its obligation under this Lease, which notice shall identify the reasons for such party’s inability to perform with reasonable specificity. Each party, to the extent practicable, shall use commercially reasonable efforts to mitigate the delay caused by an Unavoidable Delay; provided that neither party shall be required to perform any work on an overtime or premium basis (except as otherwise specifically provided to the contrary under this Lease), unless (i) such party elects to do so within such party’s sole and absolute discretion or (ii) the other party elects to pay for the incremental additional cost of performing any work on an overtime or premium basis.

ARTICLE 26

BILLS AND NOTICES

          Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or nationally recognized overnight courier service (such as Federal

Express) with receipt requested or if sent by registered or certified mail (return receipt requested) addressed: (i) if to Tenant, at the address set forth in the Reference Data initially set forth in this Lease; and (ii) if to Landlord, at the address set forth in the Reference Data initially set forth in this Lease, with copies to each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of Article 7 or this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of Article 7 or this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, if delivered before 5:00 p. m. on such date (or, if otherwise, on the next Business Day) (ii) on the next business day if delivered via nationally recognized overnight courier service (such as Federal Express) with receipt requested, if delivered before 5:00 p. m. on such date (or, if otherwise, on the next Business Day), or (iii) three (3) Business Days from when it shall have been mailed as provided in this Article 26. Anything contained herein to the contrary notwithstanding, any Operating Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rental (other than any “default notice” if required hereunder) may be sent to Tenant by regular United States mail.

ARTICLE 27

ESCALATION

          Section 27.1 For the purposes of this Article 27, the following terms shall have the meanings set forth below.

                    (A) “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of calculating all or any portion of the Taxes payable with respect to the Real Property.

                    (B) “Base Operating Expenses” shall mean the Operating Expenses for the Base Operating Year.

                    (C) “Base Operating Year” is defined in the Reference Data initially set forth in this Lease.

                    (D) “Base Taxes” shall mean the Taxes payable for the Base Tax Year.

                    (E) “Base Tax Year” is defined in the Reference Data initially set forth in this Lease.

                    (F) (1) “Operating Expenses” shall mean all costs or expenses incurred for the operation, management, cleaning, maintenance, repair and upkeep of the Building and the Property, including, without limitation, the following: (a) all salaries, wages, fringe benefits, payroll taxes, workmen’s compensation insurance premiums related thereto, and uniforms and working clothes and the cleaning thereof, with respect to any employees of Landlord (or the Managing Agent of the Building) engaged in security, management, operation and maintenance of the Property (but not above the level of building manager) provided, however, that if any such expenses are incurred by Landlord for the benefit of any property other than the Property, such expenses shall be appropriately pro-rated; (b) all utilities, utility taxes and other costs (except the cost of any electricity consumed in the Premises or any other leasable areas of the Building) related to provision of: (i) heat (including oil, electric, steam and/or gas) ventilation and air-conditioning to the Building and (ii) water (including sewer charges) provided to the Building and to tenants of the Building; (iii) electricity provided to the common, public and service areas of the Building (provided, however, that all costs of electricity furnished directly to tenants of the Building or any other leasable areas of the Building shall be excluded from Operating Expenses); (iv) other utilities provided to the Building (exclusive of the amount of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building) and (v) costs and expenses incurred in the rental of music program services and loudspeaker systems, including furnishing electricity thereto; (c) all costs, including materials, tools, supplies and equipment costs, for providing cleaning and janitorial services to the Building (including window cleaning of the Building); (d) all costs of any reasonable insurance (including, without limitation, “all-risk”, terrorism, fire, casualty, liability, rent loss and worker’s compensation insurance) carried by Landlord relating to the Property; (e) all costs of maintaining and repairing the Building and the Property (including, without limitation, removal of snow, ice, trash and debris, landscaping, security, pest control, operation and repair of heating and air conditioning equipment, elevators and any other common Building equipment or systems, and expenses of repair or replacement of paving, curbs, walkways, landscaping, pipes, ducts, conduits and similar items), costs and expenses of inspecting and maintaining machinery and equipment used in the operation and maintenance of the Property, depreciation of machinery and equipment used in the operation and maintenance of the Property, and all costs of all structural repairs and replacements (capital or otherwise), necessary to keep the Building and Property in good working order, repair, appearance and condition; (f) any expenditures (capital or otherwise) (A) reasonably intended to reduce Operating Expenses or that are made in order to comply with any Requirements enacted after the date hereof or any interpretation, amendment to, or modification of, an existing Requirement in implementation thereof, which interpretation, amendment or modification is made, adopted or enacted after the date hereof, or (B) reasonably intended to increase the security of the Building and the tenants, occupants and invitees thereof (including without limitation, any machinery, equipment or systems installed in connection with the Building Security Procedures); (g) payments under all service, maintenance or management contracts, including but not limited to elevator maintenance, window cleaning, security and energy management services; (h) imputed cost equal to the loss of rent by Landlord for making available to the management agent space for a Building office for an office not exceeding three thousand (3,000) rentable square feet in size; (i) reasonable attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings, the preparation or enforcement of leases or disputes with other tenants in the Building) and reasonable auditing and other professional fees and expenses; (j) intentionally omitted; (k) all Property license fees; (1) Building security costs and concierge service, if any; (m) costs of supplies and materials used in connection with the operation, management, maintenance and repair of the Building; (n) any local or state surcharges or special charges; (o) management fees (but not in excess of three percent (3%) of the aggregate of all Fixed Rents and Escalation Rents and similar income from the Property per annum, excluding the management fee and excluding electricity charges with respect to leasable areas of the Building); (p) computer software, data storage, internet connectivity charges, telephone and facsimile charges, photocopying, postage, stationery supplied and other materials and expenses required for the routine operation of the Building; and (q) the cost of maintaining a messenger center in the Building and an imputed cost equal to the loss of rent by Landlord for making available such space for a messenger center not exceeding 2,500 rentable square feet in area and located below the second (2nd) floor of the Building. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such Operating Expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Operating Expenses. “Operating Expenses”, however, shall specifically exclude the following:

(i) the cost of electricity furnished to the Premises and to other space leased to tenants or to other tenantable or leasable areas of the Building;

          (ii) leasing commissions and the following expenses incurred in connection with leasing portions of the Building to other tenants: legal fees, rent concessions, moving allowances, and work credits and any other expenses in connection with procuring tenants;

(iii) salaries and fringe benefits for Landlord’s executives above the grade of senior building manager;

          (iv) costs otherwise includible in Operating Expenses for which Landlord has received reimbursement from insurance (excluding the deductible amount if otherwise includible in Operating Expenses hereunder);

          (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, except to the extent of the deductible contained in Landlord’s all-risk property insurance policy provided that in no event may Landlord include in Operating Expenses for any Operating Year an amount which shall exceed fifty cents ($.50) per rentable square foot of the Building by reason of any deductible carried by Landlord for any one loss;

          (vi) advertising and promotional expenditures in connection with the leasing of rentable areas of the Building and any other costs incurred in procuring and retaining tenants, including, but not limited to, lease concessions, contributions to tenant work, rental assumption obligations and legal fees in connection with lease negotiations and litigation;

          (vii) Taxes and Federal, state, county or municipal income taxes, death taxes, excess profit taxes, franchise, estate, recording, succession, inheritance, gains, capital stock, excise, occupancy or rent, gift or stamp taxes or any other taxes imposed or measured on or by the income or revenue of Landlord from the operation of the Building, any transfer or mortgage recording taxes, and any interest, penalties or late charges imposed against Landlord in connection with the foregoing (provided, however, that sales taxes and similar taxes shall be included in Operating Expenses);

          (viii) costs for performing work or furnishing services to or for individual tenants (including Tenant) or other occupants of the Property, or allowances in lieu thereof, including permit, license and inspection fees related to such work or services, if such Tenant shall directly reimburse Landlord for such work or services other than any such costs which are reimbursed through escalation provisions similar in character to those set forth in this Article 27;

(ix) the cost of any capital improvement made by Landlord except to the extent permitted in connection with Sections 27.1(F)(1)(e) or (f) hereof;

(x) depreciation and amortization except as expressly provided above;

          (xi) debt service on mortgages (i.e., interest and principal payments and other debt costs), ground rents, and financing and refinancing costs (and costs associated with such financing and refinancing, including, without limitation, fees for obtaining approvals from or otherwise dealing or negotiating with lenders or providing reports and information thereto, and legal fees and disbursements in connection therewith) in respect of any mortgage placed on the Property or any portion thereof;

(xii) amounts paid to affiliates of Landlord in excess of the costs for goods or services rendered which would be paid in an arms-length transaction absent such affiliation;

(xiii) interest, fines, penalties or other costs to the extent due by reason of the late payment of Taxes or other charges which, in either case, have been properly billed to Landlord;

          (xiv) lease payments for rented equipment, the cost of which would constitute a capital expenditure which is not includible as an Expense if such equipment were purchased, provided, however, that if the cost of such rented equipment would be includible, if purchased, then the lease payments for same shall be included in Expenses to the extent that such purchase cost would be amortized pursuant to Sections 27.1(F)(1)(e) or (f) hereof;

(xv) the cost of the acquisition or leasing of any works of fine art, other than the costs of maintaining, insuring and security for same;

(xvi) costs for which Landlord is reimbursed under warranties or surety bonds (or similar items);

          (xvii) any costs incurred in connection with the removal or disposal of Hazardous Materials or any claims, losses, damages or expenses relating to Hazardous Materials (it being understood however, that the cost of Landlord’s maintenance of an asbestos operations and maintenance plan (i.e. a program of work practices and preventive maintenance intended to maintain asbestos-containing materials in good condition and prevent any release by minimizing and controlling asbestos-containing material disturbance or damage) may be included in Operating Expenses);

          (xviii) all costs and expenses of any special events (e.g., receptions, concerts) for which Landlord charges a fee or receives income, or with respect to which some tenants of the Building are not entitled to attend or participate;

          (xix) legal, bookkeeping, accounting and other professional fees incurred in connection with negotiations or disputes by Landlord, its affiliates or partners with lenders, superior lessors or tenants or any other occupant of the Building, or the filing of a petition in bankruptcy by or against Landlord or its Affiliates; and costs associated with the operation of the business of the legal entity that constitutes Landlord, as the same are separate and apart from the costs of the operation, maintenance, repair and tenant services of the Building, including, without limitation, the legal entity formation, internal accounting and internal legal matters;

          (xx) all costs and expenses resulting directly from the negligence or willful misconduct of Landlord, its agents, servants or employees and any damages and attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord or such other parties (except that the cost of performing any repair, alteration or other work which would otherwise be includible in Operating Expenses, to the extent included in any such judgment, settlement or arbitration award, shall not be excluded hereby);

          (xxi) costs incurred due to the violation by Landlord or any tenant of the Building (1) of the terms of any lease or any laws, rules, regulations or ordinances applicable to the Building or (2) of instruments of record affecting the Building;

(xxii) illegal payments;

          (xxiii) all costs and expenses of providing any above-standard service to any tenant or occupant of, or to any leasable space in, the Building, e.g., overtime HVAC, supplemental chilled or condenser water, extra cleaning, or overtime elevator service, or any other service (or level or amount of any such service) materially in excess of that required by the Lease to be provided to Tenant free of separate or additional charge;

          (xxiv) all rents and additional rents under any Superior Leases and mortgage payments to Mortgagees and costs incurred with respect to the execution or modification of any other Superior Lease (including, without limitation, fees for obtaining approvals from or otherwise dealing or negotiating with Lessors or providing reports and information thereto or thereof and legal fees and disbursements in connection therewith);

(xxv) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

          (xxvi) all costs and expenses of taking over or assuming the lease obligations of a tenant in another building and the costs and expenses of relocating such tenant to the Building, including any payments required to be made in connection with the termination of a lease pursuant to Article 31-B of the Tax Law of the State of New York or other similar statute;

(xxvii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for profit;

          (xxviii) any costs and operating expenses related to those portions of the Building that are leased or leasable for retail, garage or concession purposes (other than costs and operating expenses associated with sidewalk cleaning and snow and ice removal and the supply of heat to such portions of the Building in order to prevent the freezing of pipes during the winter season);

          (xxix) to the extent any costs that are otherwise includable in Operating Expenses are incurred by or on behalf of Landlord and any Affiliate of Landlord with respect to both the Building and any other buildings owned by Landlord or its Affiliate(s), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties;

          (xxx) the cost of correcting defects in the original construction of Landlord’s Work, or in the original construction or installation of any Building equipment or Building Systems, or any other facilities located at the Building, only to the extent the same are discovered or corrected within twelve (12) months from the substantial completion or installation thereof;

          (xxxi) the cost of the construction of any additional space resulting in an increase in the rentable square footage of building in or to the Building and any costs arising therefrom (including, without limitation, increased Tax Payments and Operating Expenses);

          (xxxii) costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in any person or entity of whatever tier owning an interest therein and the cost of maintaining, organizing or reorganizing the entity that is the Landlord under this Lease;

          (xxxiii) the cost of operating and maintaining special facilities in the Building, such as an observatory, broadcasting facility, tourism booth or center, theater, auditorium, luncheon club, athletic or recreational club, child care or similar facility, cafeteria or dining facility, if any such facility is operated by

Landlord (unless such facility is made available to tenants of the Building generally without charge and Tenant elects to use such facilities, in which event such operating and maintenance costs may be included in Operating Expenses, net of any income collected by Landlord from the use of such facilities by tenants and others);

          (xxxiv) any interest, fine, penalty or other late charge payable by Landlord or any increase in insurance premium resulting from Landlord’s violation of any legal requirements or insurance requirement;

(xxxv) costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any Tenant or other person or entity in the Building pursuant to its lease or otherwise;

          (xxxvi) Landlord’s contributions or payments to charities, civic organizations, and not for profit entities (other than business improvement district corporations or quasi-governmental corporations to the extent such payments may be properly included in “Taxes” under Section 27.1(I) of this Lease);

(xxxvii) any lease payments for equipment which, if purchased, would be specifically excluded as a capital improvement to the extent of such exclusion;

(xxxviii) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(xxxix) Landlord’s general corporate overhead and general and administrative expenses;

(xl) costs incurred in connection with services or other benefits of a type that are not provided to Tenant but that are provided to another tenant or occupant of the Building;

(xli) costs for sculptures, paintings and other objects of art located within or outside the Building, except only for the costs of maintaining such objects in the common areas of the Building;

(xlii) costs incurred in connection with making any additions to or building additional stories on the Building or its plazas, or adding buildings or other structures adjoining the Building; and

(xliii) any other costs not properly includible as Operating Expenses in accordance with GAAP.

If during any Operating Year (including the Base Operating Year) (i) any rentable space in the Building (other than any retail space in the Building which is not included in the denominator used to calculate Tenant’s Share) shall be vacant or unoccupied and/or (ii) the tenant or occupant of any space in the Building undertook to perform work or services therein in lieu of having such work performed by or on behalf of Landlord (or such tenant or occupant was not entitled to receive the same) and the cost thereof would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period (including the Base Operating Year) shall be adjusted to reflect the Operating Expenses that reasonably would have been incurred if such space had been occupied or if such work or services had been performed by or on behalf of Landlord, as the case may be. The provisions of this Section 27.1 with respect to adjustments of Operating Expenses for vacancy shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building. Further, for purposes of calculating the Operating Expenses for the Base Operating Year, and any subsequent Operating Year, any Operating Expense that is based on the rent for the Building (by way of example only, a management fee) shall be calculated, with respect to the Base Operating Year, as if Tenant paid rent during the free rent period; and, shall be calculated, with respect to any subsequent Operating Year, as if rent was paid on any leasable space in the Building, regardless of any vacancy or abatement of rent applicable to any tenant during such subsequent Operating Year (including Tenant) of such leasable space, at the actual rental or, if such leasable space is vacant, such rental shall be deemed to be charged at the rental rate at which Landlord is then offering to rent such leasable space. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year to which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included to Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord. Except to the extent that the electricity supplied to each floor of the Building and the common and public areas of the Building (including, without limitation, the Building Systems) shall be separately metered or submetered, Operating Expenses shall include an amount equal to (x) Landlord’s average cost per kilowatt hour (utilizing the electrical rates applicable to the Building including energy charges, demand charges, time-of-day charges, fuel adjustment charges, rate adjustment charges, sales tax and any other factors used by the public utility in computing its charges to Landlord) of furnishing electric current to the entire Building, multiplied by (y) the number of kilowatt hours of electric current furnished to the public and common areas of the Building (including, without limitation, the Building Systems) as determined by a survey prepared by an independent, reputable electrical engineer selected by Landlord.

                              (2) In determining the amount of Operating Expenses for any Operating Year (including the Base Operating Year) if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to ninety-five percent (95%) of the Operating Expenses which would normally be expected to be incurred had all such areas been occupied throughout such Operating Year.

                              (3) (i) Except as provided in clause (ii) of this Subsection (3), if any capital improvement permitted under Section 27.1(F)(1)(e) or Section 27.1(F)(1)(f) is made during any Operating Year (including the Base Operating Year), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized in accordance with GAAP, such cost shall be amortized over the useful economic life of such improvement in accordance with GAAP, and the annual amortization amount (the “Annual Amortization Amount”), together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

          (ii) If any capital improvement is made during any Operating Year, including the Base Operating Year, either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made and each subsequent Operating Year on a straight-line basis, to the extent that such improvement is amortized over its useful life determined in accordance with GAAP, together with interest thereon at the then Base Rate; provided, however, that the maximum amount that may be included in Operating Expenses for any Operating Year for such capital improvement shall be the amount of savings realized in such Operating Year by such improvement.

                    (G) “Operating Statement” shall mean a statement setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the Escalation Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

                    (H) “Operating Year” shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

                    (I) “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefit, to the Real Property or the Building, including, without limitation, any Business Improvement District taxes and assessments) and (iv) the customary fees, costs and expenses of attorneys, appraisers, consultants, expert witnesses (and the cost of transcripts, printing of briefs and records, copying, and other reimbursable expenses charged by any of the foregoing) paid or incurred by Landlord to contest (or defend against) any Taxes. Taxes shall be computed without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes, provided, that if because of any change to the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the

Building, or the occupancy, rents or income therefrom, to substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset was the Real Property. Anything contained herein to the contrary notwithstanding: (i) Taxes shall not be deemed to include any of the following: (A) any taxes on Landlord’s income, (B) franchise taxes, (C) estate or inheritance taxes (D) late fees or penalties imposed on Landlord for late payment of Taxes or (E) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes; and, additionally (ii) for the purposes of this Article 27, Taxes (including the Base Taxes) shall be calculated taking into account any exemption which Landlord may receive pursuant to the ICIP Program (as said term is hereinafter defined) to the extent, and for the duration, of such exemption.

                    (J) “Tax Statement” shall mean a statement setting forth a comparison of the Taxes for a Tax Year with the Base Taxes.

                    (K) “Tax Year” shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

          Section 27.2 (A) If the Taxes payable for any Tax Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant’s Tax Share of such increase (the “Tax Payment”) as shown on the Tax Statement with respect to such Tax Year. Tenant shall be obligated to pay the Tax Payment regardless of whether Tenant is exempt in whole or part, from the payment of any Taxes by reason of Tenant’s diplomatic status or for any other reason whatsoever. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 27.3 hereof. Tenant shall have no obligation to make any Tax Payment with respect to any period prior to the Rent Commencement Date.

                    (B) With respect to any period after the Rent Commencement Date during the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes payable for the Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. On the first day of the month following the furnishing to Tenant of a Tax Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months of the Term then elapsed since the commencement of such Tax Year. Tenant shall continue to pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown on such Tax Statement on the first day of each succeeding month until the first day of the month following the month in which Landlord shall deliver to Tenant a new Tax Statement. If Landlord furnishes a Tax Statement for a new Tax Year subsequent to the commencement thereof, promptly after the new Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment for the current Tax Year in accordance with the Tax

Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease. Landlord’s failure to render a Tax Statement shall not prejudice Landlord’s right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant’s obligation to make Tax Payments for such Tax Year except as provided in the next succeeding sentences. Tenant’s obligation to pay any such deficiency shall survive the expiration of a Tax Year for a period of twenty-four (24) months after the end of such Tax Year unless Landlord has reasonably demonstrated to Tenant that any such failure is attributable to the failure of the City of New York to supply information necessary for Landlord to prepare any such statement or to a continuing tax claim, protest or compromise. In the event Landlord shall render such Tax Statement as provided in this Article, Tenant shall pay to Landlord any deficiency set forth on such statement within thirty (30) days after the rendering of such Tax Statement by Landlord.

                    (C) (1) For purposes of this Section 27.2(C), unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder (herein collectively called the “ICIP Program”).

                    (2) Landlord is seeking the benefits and entitlements provided by Section 489-bbbb, Subdivision 5 of the ICIP Program. Landlord will receive the benefits and entitlements provided by Section 489-bbbb Subdivision 5a of the ICIP Program as renovation construction work.

                    (3) In accordance with Sections 489-dddd Subdivision 1, and 489-eeee, Subdivision 1 of the ICIP Program, Tenant agrees to comply with the ICIP Program, which compliance shall be to at least the same extent that Landlord is obligated to comply with the ICIP Program.

                    (4) In addition, Tenant shall satisfy, on a timely basis, all other applicable requirements of the ICIP Program including, without limitation, the requirements of Section 489-dddd Subdivision 1 of the ICIP Program; and Tenant shall, from time to time, upon Landlord’s request, certify to Landlord pursuant to this Section that Tenant has timely complied with the applicable requirements of the ICIP Program.

                    (5) (i) Tenant acknowledges that the ICIP Program may impose certain requirements with respect to the hiring and training practices, among other matters, of contractors and subcontractors engaged to perform certain work in the Building for Landlord or tenants of the Building. Accordingly, in order to ensure that no actions taken by contractors or subcontractors of Tenant (collectively referred to in this Section 27.2(C) as “Tenant’s Contractors”) cause Landlord to lose the benefits conferred by the ICIP Program, Tenant shall, to the extent required by the ICIP Program, use only such Tenant’s Contractors that qualify under the applicable requirements of the ICIP Program in connection with the performance of Tenant’s Initial Alterations, and the performance of any subsequent Alterations in the Premises performed during the period commencing on the effective date of the “Certificate of Eligibility” for the

Property and continuing for three (3) subsequent Tax Years thereafter (herein called “Subsequent Alteration Work”).

          (ii) (1) To the extent required by the ICIP Program, any construction contracts entered into by Tenant and any Tenant’s Contractors shall require Tenant’s Contractors to perform any Initial Alterations and any other Alterations in compliance with the provisions of the ICIP Program, including without limitation, any provisions that require the filing of periodic reports by Tenant’s Contractors with Landlord, the Department of Finance and/or the Division of Labor Services (such provisions are herein referred to as the “ICIP Covenants”). If Landlord or Tenant is notified of any violation by Tenant’s Contractors of the ICIP Program, Landlord shall promptly advise Tenant, and Tenant will promptly exert commercially reasonable efforts to cause Tenant’s contractors to cure such violations but Tenant shall have no liability if, despite its endeavors, it shall be unable to cause Tenant’s contractors to cure such violations. Additionally, if Tenant is an “applicant” under the ICIP Program, Tenant (as distinguished from Tenant’s Contractors) may be required to attend meetings with, or file reports directly or indirectly with, the City of New York, or City of New York’s Division of Labor Services (herein called “DLS Meetings”).

(2) Reporting requirements under the ICIP Program may include, but not be limited to, the following reporting requirements:

1. Report the number of permanent employees who occupy or will occupy the Premises;

2. Report the number of those employees who are City residents;

3. Report the use of the Premises for commercial purposes;

                    4. provide access to the Premises by employees and agents of any governmental agency enforcing the ICIP Program (including, without limitation, the New York City Department of Finance) at all reasonable times upon reasonable notice when requested by Landlord, provided that such employees and agent may be accompanied by a tenant representative during such access, provided that Tenant makes such representative available.

          Section 27.3 (A) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year and setting forth Tenant’s Tax Share of such refund, and Tenant shall be entitled to receive such Share, at Landlord’s option, either by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or by a prompt refund to the extent no further Fixed Rent is due; provided, however, that Tenant’s Tax Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced. Landlord shall not settle in such a manner to discriminate against Tenant. Landlord hereby represents that Taxes assessed in respect of the following Tax Years are currently being contested or compromised by Landlord: (i) the Tax Year beginning on July 1, 2004 and ending on June 30, 2005; and (ii) the Tax Year beginning on July 1, 2005 and ending on June 30, 2006. Additionally, upon information and belief, Landlord represents that the prior owner of the Property is contesting Taxes for certain Tax Years preceding the Tax Year beginning on July 1, 2004 and ending on June 30, 2005.

                    (B) In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive Tax Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and Tax Payments; and Tenant’s obligation to make any payment required as a result of such retroactive adjustment shall be subject to the limitation on the time for the rendering of Tax Statements set forth in Section 27.2(B).

          Section 27.4 (A) Effective as of the Rent Commencement Date, if the Operating Expenses for any Operating Year (any part or all of which falls within the Term) shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, Tenant’s Share of such increase (the “Operating Payment”) as hereinafter provided. Tenant shall have no obligation to pay any Operating Payment with respect to any period prior to the Rent Commencement Date.

                    (B) (1) Landlord may give Tenant a written statement for each Operating Year setting forth Landlord’s reasonable estimate of the Operating Payment for such Operating Year (“Landlord’s Estimate”).

                              (2) Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of Landlord’s Estimate on the first day of each and every month during the Operating Year (provided, however, that if Landlord’s Estimate shall exceed the actual Operating Expenses for the preceding year by more than seven percent (7%), then Tenant shall not be obligated to pay such excess at such time unless such excess is attributable to estimated increases in Operating Expenses reasonably known to Landlord and of which Tenant shall have been notified). If Landlord delivers Landlord’s Estimate after an Operating Year begins then: (a) until the first day of the month after the month in which Tenant receives Landlord’s Estimate, Tenant shall pay Landlord an amount equal to the monthly sum payable by Tenant under this Section for the last month of the preceding Operating Year; and on the first day of the month following the month in which Tenant receives Landlord’s Estimate (and monthly thereafter for the balance of such Operating Year), Tenant shall pay Landlord an amount equal to one twelfth (1/12) of Landlord’s

Estimate. If Tenant’s previous payments for the Operating Year were more or less than the amounts which Tenant should have paid pursuant to Landlord’s Estimate, Tenant shall pay any underpayment within ten (10) days after receiving Landlord’s Estimate, or Tenant shall receive a credit for any overpayment against subsequent payments. Landlord may revise Landlord’s Estimate for a particular Operating Year (but not more often than three times as to any Operating Year). In such event, the Operating Payment for such Operating Year shall be adjusted and paid or credited, as applicable, as specified in this Section 27.4.

                    (C) At any time during or after the Term Landlord may render to Tenant an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord’s failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord’s right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant’s obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year, except as provided in the next succeeding sentence. Tenant’s obligation to pay any such deficiency shall survive the expiration of an Operating Year for a period of twenty-four (24) months after the end of such Operating Year. In the event Landlord shall render such Operating Statement, as provided in this Article, Tenant shall pay to Landlord any deficiency set forth on such statement within thirty (30) days of the rendering of such Operating Statement by Landlord.

                    (D) After the end of each Operating Year Landlord shall submit to Tenant an Operating Statement prepared by Landlord and certified by Landlord as being accurate to the knowledge of Landlord and consistent with the terms of this Lease, setting forth a comparison of the Operating Expenses for the preceding Operating Year with the Base Operating Expenses and the Operating Payments paid by Tenant with respect to such preceding Operating Year pursuant to the provisions of this Article 27 and the balance of any Operating Payment due from Tenant with respect to such preceding Operating Year. Upon Tenant’s request, Landlord shall provide to Tenant a reasonably detailed breakdown of the major categories of expenses (such as supplies and purchases, repairs and replacements, salaries and related expenses, services and operations, maintenance, administrative, office, insurance, management fees, utilities, taxes and payments to Affiliates of Landlord) reflected in the Operating Statement furnished to Tenant under this Section. If Tenant’s Operating Payments under Section 27.4(B)(2) have exceeded the Operating Payment due with respect to the preceding Operating Year, Tenant shall receive a credit for such excess against subsequent payments under this Section 27.4. If Tenant’s Operating Payments under Section 27.4(B)(2) were less than Operating Payment due with respect to the preceding Operating Year, Tenant shall pay Landlord such deficiency within thirty (30) days after receipt of the Operating Statement. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

          Section 27.5 Each Operating Statement delivered to Tenant shall be conclusively binding upon Tenant unless, within one hundred eighty (180) days after such Statement is sent to Tenant, Tenant shall send a written notice to Landlord objecting to such Statement. If such notice is sent, Tenant (together with its independent certified public accountant, (who may be an employee of Tenant), which is not being compensated, in whole or in part, on a contingency basis) may examine Landlord’s books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement. At the time Tenant first elects to review Landlord’s books and records relating to an Operating Statement for any Operating Year, Tenant may also elect to review Landlord’s books and records relative to the Base Operating Expenses, provided that such review must be completed within sixty (60) days after Landlord first permits Tenant and its representatives access to Landlord’s books and records. Landlord shall make all books and records relative to the subject Operating Expenses and, solely with respect to the time that Tenant first elects to review Landlord’s books and records, the Base Operating Expenses, available to Tenant in connection with such review promptly after Tenant’s request and on a continuous basis during Business Hours on Business Days if requested by Tenant or its representatives. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in confidence. If after such examination, Tenant disputes such Operating Statement, Tenant shall give Landlord notice (the “Operating Dispute Notice”) that Tenant disputes the correctness of the Operating Statement the parties shall meet in good faith and attempt to resolve their dispute and Tenant shall give Landlord reasonable opportunity to substantiate the accuracy of the Statement being disputed by Tenant. If Landlord and Tenant do not agree to resolve any dispute with respect to Tenant’s written exception within thirty (30) days after Tenant’s Operating Dispute Notice shall have been given to Landlord, the parties shall submit the dispute to binding arbitration before a reputable firm of independent CPA’s chosen jointly by Landlord and Tenant to be paid for equally by Landlord and Tenant except that if the arbitrator’s award finds that Landlord overstated Operating Expenses payable by Tenant by more than four and one-half percent (4.5%), then Landlord shall be responsible for the fees of the arbitrator and the reasonable charges incurred by Tenant to audit Landlord’s books and records (exclusive of any legal fees and disbursements, if any, incurred by Tenant, which shall be borne by Tenant). Tenant agrees that, notwithstanding any such dispute (and pending resolution thereof), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed Operating Statement. If, in the resolution of such dispute it shall be determined that Tenant shall have made an overpayment, Landlord shall, (i) within thirty (30) days after resolution of such dispute, refund to Tenant the amount of Tenant’s overpayment and (ii) if the arbitrator finds that Landlord overstated Operating Expenses payable by Tenant by more than four and one-half percent (4.5%), within thirty (30) days after rendition of a bill therefor, reimburse Tenant for the reasonable charges incurred by Tenant to audit Landlord’s books and records (exclusive of any legal fees and disbursements, if any, incurred by Tenant, which shall be borne by Tenant). If Landlord fails to refund such overpayment and/or reimburse such charges to Tenant within such thirty (30) day periods, as applicable, Tenant shall have the right after not less than ten (10) Business Day’s notice to Landlord, to offset against Operating Expenses, the amount of such overpayment and the amount of such charges with interest at the Applicable Rate from the dates such overpayment and the amount of such charges were paid by Tenant until fully recovered by Tenant. If the resolution of such dispute shall include a determination that Tenant has made an underpayment in any Operating Expense payment, then Tenant shall pay to Landlord the amount of any such underpayment within thirty (30) days after resolution of such dispute.

          Section 27.6 The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any payments of Tax Payments for such Tax

Year, and any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination, except to the extent otherwise provided in this Article 27. In determining the amount of the Operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments due under such Operating Statement or Tax Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.

ARTICLE 28

SERVICES

          Section 28.1 (A) Passenger Elevator. Landlord shall provide passenger elevator service to the Premises on Business Days from 8:00 A.M. to 6:00 P.M. and have an elevator serving the Premises subject to call at all other times. Landlord shall cause the elevators to be operated in a manner comparable to elevators in similar buildings.

                    (B) Freight Elevator. There shall be one (1) freight elevator serving the Premises and the entire Building on call on a “first come, first served” basis on Business Days from 8:00 A.M. to 12:00 P.M. and from 2:00 P.M. to 5:00 P.M., and on a reservation, “first come, first served” basis from 12:00 P.M. to 2:00 P.M. and 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators serving the Premises between 12:00 P.M. to 2:00 P.M. and 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days, Tenant shall pay Landlord, as additional rent for such use, the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates. Notwithstanding anything to the contrary contained in this Lease, Landlord shall make available to Tenant, in accordance with Landlord’s Rules and Regulations applicable thereto (i) at no cost to Tenant, thirty (30) hours of overtime freight elevator service in connection with Tenant’s Initial Alterations and initial move into the Premises for the conduct of its business; and (ii) at a cost equal to $45.00 per hour in excess of such thirty (30) free hours, overtime freight elevator service during the period commencing on the Commencement Date and ending on the date which is the later to occur of (x) the date that Tenant’s Initial Alterations are substantially completed or (y) the 240th day next following the date on which Tenant shall have substantially completed all of Landlord’s Pre-Commencement Date Work. Landlord shall not be required to furnish any freight elevator services during the hours from 12:00 P.M. to 2:00 P.M. and 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such service is requested or by 2:00 P.M. of the last preceding Business Day if such periods are to occur on a day other than a Business Day.

          Section 28.2 Heat; VAC. Commencing on May 31, 2006, Landlord, at Landlord’s expense (but subject to recoupment pursuant to Article 27 hereof), shall furnish heat to the perimeter of the Premises through the Building’s perimeter radiators as required for the comfortable occupancy of the Premises during Business Hours on Business Days. The heat furnished by Landlord through the Building’s perimeter radiators shall be capable of maintaining an interior temperature of 70 degrees Fahrenheit with winter outdoor conditions of 11 degrees Fahrenheit. Additionally, Landlord shall construct, as part of Landlord’s Work, new mechanical equipment rooms within the Premises at locations reasonably selected by Landlord (which locations shall be similar to the location of mechanical equipment rooms on other floors of the Building) and install, as a part of Landlord’s Work, new Mammoth (or, if a Mammoth brand unit is unavailable, an equivalent or better manufacturer) package, water cooled DX, VAV air conditioning units for use by Tenant (such package VAC units shall be referred to herein as the “Tenant VAC Units”); and, commencing on May 31, 2006, Landlord shall provide the condenser water (subject to recoupment pursuant to Article 27 hereof) necessary to operate the Tenant VAC Units as required for the comfortable occupancy of the Premises during Business Hours on Business Days during each year of the Term. The Tenant VAC Units shall be capable of performing in accordance with the specifications set forth in Exhibit G annexed hereto and made a part hereof and shall provide 178 tons of aggregate cooling capacity (subject to the design criteria, including occupancy and connected load design criteria set forth in Exhibit G to this Lease). Tenant shall be solely responsible for the installation of all ductwork and diffusers necessary for the distribution of heating ventilation and cooling in the Premises as part of Tenant’s Initial Alterations. Tenant, at the Tenant’s sole expense, shall operate the Tenant VAC Units to provide such ventilation and air-conditioning as Tenant shall require; however, Landlord shall be responsible for maintaining the Tenant VAC Units in working order. Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the Tenant VAC Units are in operation and the position of the sun so requires, and shall at all times cooperate fully with Landlord and abide by all of the regulations and requirements which Landlord or the manufacturer may prescribe for the proper functioning and protection of the Tenant VAC Units. Nothing contained herein shall be deemed to require Landlord to furnish, at Landlord’s expense, such electric energy as is required to operate the VAC Units serving the Premises; and all such electric energy shall be redistributed to Tenant by Landlord at Tenant’s sole cost and expense and measured by submeters installed and maintained by Landlord at its cost. Landlord shall, at its sole cost and expense, be responsible for maintaining the submeters installed by Landlord to measure Tenant’s consumption of electricity in the Premises. Tenant shall pay for the consumption of electricity reflected on such meters in accordance with Article 13 of this Lease. Notwithstanding the foregoing, Landlord agrees that if, at any time during the Term of this Lease, Landlord enters into any Comparable Lease with any other tenant for space in the Building which provides that Landlord shall pay the cost of electricity to operate VAC Units comparable to the VAC Units provided to Tenant during Business Hours on Business Days then, from and after the effective date of such Comparable Lease, Tenant shall immediately have the benefit of sixth provision, and such provision shall automatically be deemed to be a part of this Agreement, mutatis mutandi; and, upon notice to Tenant, such provision shall immediately become in full force and effect, superseding the corresponding provisions of this Section 28.2. In this Section 28.2, the term “Comparable Lease” shall mean any lease covering at least one full floor of rentable area in the Building (other than the ground floor and the penthouse floor). If either Landlord or Tenant shall dispute whether Tenant shall be entitled to the benefit of such provision, or the terms of this provision, either party may submit such dispute to arbitration in accordance with the provisions of Section 38.7 of this Lease and, pending the decision of the arbitrator, Tenant shall continue to pay for the cost of electricity consumed by the VAC Units, with a refund or credit when the matter is resolved. Landlord, throughout the Term, shall have access, subject to the provisions of Article 14, to the VAC Units and to any and all other mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant, not its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations. Landlord represents to Tenant that leases of the Building which are in effect as of the date of this Lease and which cover at least one full floor of the Building (other the ground floor of the Building and the penthouse floor) provide for the electricity necessary to operate package VAC units serving those floors to be measured by submeters; and that the consumption of electricity measured by such submeters is paid for by the tenants serviced by such package VAC units.

          Section 28.3 Overtime Heat and VAC. The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary heat or VAC to the Premises during periods other than as set forth in Section 28.2 (such times are herein referred to as “Overtime Periods”). If Landlord shall furnish heat to the Premises through the perimeter radiator system at the request of Tenant during Overtime Periods, Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard charges for the furnishing of such heat during Overtime Periods (as of the date of this Lease, the rate applicable to the furnishing of heat during Overtime Periods is $265.00 per hour, which rates are subject to increase from time to time). If Landlord shall furnish VAC to the Premises through the Tenant VAC Units at the request of Tenant during Overtime Periods, Tenant shall pay to Landlord an hourly rate equal to $1.20 per ton of air conditioning per hour (with a four (4) hour minimum), subject to increase due to an increase in the actual costs incurred by Landlord in connection with the furnishing of such VAC during Overtime Periods to Tenant (including, without limitation, the wages and benefits of an operating engineer for such period, the cost of electricity to operate the cooling tower for such period and the cost of condenser water for such period). Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such services are requested or by 2:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, to whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

          Section 28.4 Cleaning and Water.

                    (A) Commencing on the substantial completion of Tenant’s Initial Alterations in any rental unit of the Premises, and provided Tenant shall keep such rental unit in order, Landlord, at Landlord’s expense, subject to recoupment pursuant to Article 27 hereof, shall cause such rental unit, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth on Schedule B annexed hereto and made a part hereof. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered as additional rent. Tenant, at Tenant’s sole cost and expense shall cause all private lavatories and Executive Shower Stalls (as said term is hereinafter defined) to be cleaned daily in a manner satisfactory to Landlord; and Tenant shall take all steps necessary to eradicate any microorganisms, mold or mildew arising in connection therewith. Tenant, at Tenant’s sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily to a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Any such exterminating shall be done at Tenant’s sole cost and expense, in a manner satisfactory to Landlord, and by Persons approved by Landlord. If Tenant shall perform any cleaning services to addition to the services provided by Landlord as aforesaid, Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord or such other cleaning contractor as shall be approved by Landlord, provided, however, that Tenant may use its own employees to provide minor cleaning services within the Premises during Business Hours and to clean any Secured Area at any time. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall impose or which shall be required pursuant to any Requirements.

                    (B) Water. Landlord shall provide hot and cold water for ordinary core lavatory only. Landlord shall provide cold water for ordinary pantry and drinking purposes, for cleaning purposes, and subject to the provisions of Article 3 of this Lease, for the installation of up to two (2) separate shower stalls (the “Executive Shower Stalls”) for use by Tenant’s executives which Tenant shall have the right to install; and, in connection therewith, Tenant may install one or more hot water heaters in order to provide hot water to the shower stalls.

          Section 28.5 If the New York Board of Fire Underwriters or the Insurance Services Office or any Governmental Authority, department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment in the Premises be made or supplied by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant, at Tenant’s cost and expense, shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

          Section 28.6 Landlord reserves the right to stop service of the HVAC System or the elevator, electrical, plumbing or other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, additions, alterations, replacements and improvements shall be performed to accordance with Section 4.3 hereof) and Landlord shall endeavor to notify Tenant in advance of any stoppage and expected disruption of same. Except as otherwise provided in this Lease, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC, elevator, electrical, plumbing or other Building Systems when prevented by Unavoidable Delays or by any Requirements or due to the exercise of its right to stop service as provided in thus Article 28. Except as otherwise provided in this Lease, the exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve: Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

          Section 28.7 Landlord shall make available to Tenant the computerized directory in the lobby of the Building for up to seventy-five (75) listings. The initial programming shall be without charge to Tenant. From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Landlord a reasonable reprogramming charge for each reprogramming Tenant requests. If Landlord replaces the computerized directory with a standard directory in the lobby of the Building, Tenant shall be entitled to Tenant’s Share of such listings on such directory.

          Section 28.8 Landlord shall cooperate reasonably with Tenant in connection with Tenant’s arranging to obtain cable television, internet access, and other telecommunications services for the Premises. Tenant shall have the right to obtain cable television, internet access and other telecommunication services from the suppliers of its choice, subject to prior approval (which approval shall not be unreasonably withheld or delayed) of such telecommunications providers and subject further to any reasonable charges and reasonable requirements promulgated by Landlord in connection with access to the Building and the installation of any wiring, cabling and other equipment and facilities required to be installed for the provision of the aforementioned services, provided such charges or requirements do not unreasonably discriminate against such providers.

          Section 28.9 If for any reason, unless caused by Unavoidable Delays or Tenant’s misconduct: (i) Landlord is not providing a service required under this Lease to be provided by it in accordance with the relevant performance specifications or if the Premises are not reasonably accessible to Tenant and (ii) as a result thereof a portion of the Premises is rendered untenantable or inaccessible and (iii) Tenant ceases to use such portion of the Premises for the conduct of its business and (iv) such failure continues unremedied for more than three (3) consecutive Business Days after Tenant shall have notified Landlord in writing of such failure, and (v) the reason for Landlord’s failure to provide a service, as aforesaid, is not attributable to a casualty or condemnation, then the Fixed Rent and Escalation Rent shall be abated during the time that such portion remains untenantable or inaccessible and unused by Tenant after such third (3rd) consecutive Business Day, apportioned according to the rentable area so rendered untenantable and unused or inaccessible. Additionally, if as a result of Unavoidable Delays: (i) Landlord is not able to provide a service required under this Lease to be provided by it in accordance with the relevant performance specifications or if the Premises are not reasonably accessible to Tenant and (ii) as a result thereof a portion of the Premises is rendered untenantable or inaccessible and (iii) Tenant ceases to use such portion of the Premises for the conduct of its business and (iv) such failure continues unremedied for more than twelve (12) consecutive Business Days after Tenant shall have notified Landlord in writing of such failure, and (v) the reason for Landlord’s failure to provide a service, as aforesaid, is not attributable to a casualty or condemnation, then the Fixed Rent and Escalation Rent shall be abated during the time that such portion remains untenantable or inaccessible and unused by Tenant after such twelfth (12th) Business Day, apportioned according to the rentable area so rendered untenantable and unused or inaccessible.

          Section 28.10 Landlord shall maintain during the Term of this Lease a messenger center or other similar facility (a “Messenger Center”) for the receipt of packages delivered to tenants of the Building which packages shall, at Landlord’s election, either be picked up by Building tenants or be delivered to such tenants by employees of Landlord or of the contractor retained to operate the Messenger Center; and, if Landlord shall elect to require tenants to pick up packages, it shall notify such tenants on a timely basis that packages have been received. As of the date of this Lease, packages delivered to the Messenger Center are picked up by employees of tenants of the Building to whom such packages were delivered.

ARTICLE 29

PARTNERSHIP TENANT

          If Tenant is a general partnership (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership, as members of a limited liability company or as shareholders of a professional corporation) or if Tenant’s interest in this Lease shall be assigned to a general partnership, professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership), pursuant to Article 12 hereof (any such partnership and such Persons are referred to in this Article 29 as “Partnership Tenant”), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners, shareholders or members, as the case may be, Partnership Tenant shall give Landlord notice of such event not later than ten (10) Business Days prior to the admission of such partner(s), shareholder(s) or member(s) together with an assumption agreement in form and substance reasonably satisfactory to Landlord pursuant to which each of such new partners shall, by their admission to Partnership Tenant, agree to assume joint and several liability for the performance of all of the terms, covenants and conditions of this Lease (as the same may have been or thereafter be amended) on Tenant’s part to be observed and performed; it being expressly understood and agreed that each such new partner shall be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease (as the same may have been or thereafter be amended), whether or not such new partner shall have executed such assumption agreement, and that neither Tenant’s failure to deliver such assumption agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of this clause (d) of this Article 29).

ARTICLE 30

VAULT SPACE

          Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31

SECURITY

          Section 31.1 Tenant shall deliver to Landlord as the Security Amount, on or before 5:00 p.m. on January 23, 2006, a “clean,” unconditional, irrevocable and transferable letter of credit (the “Letter of Credit”) in the sum of $693,805.50. Provided that this Lease is then in full force and effect, Tenant shall have the right to reduce the amount of the Security Amount to $462,537.00 as of March 15, 2009. Tenant shall have the right to such reduction only by giving notice thereof to Landlord at any time after February 15, 2009. Tenant shall not be entitled to reduce the amount of the Security Amount Letter of Credit if (i) an Event of Default has occurred and is then continuing on the date that Tenant requests such reduction or the date that Landlord exchanges the Letter of Credit for an amended or substituted Letter of Credit to reflect such reduction, or (ii) Landlord theretofore applied all or any portion of the Security Amount deposited hereunder and Tenant shall have failed to provide a substituted or amended Letter of Credit in the full Security Amount as required hereunder. If Tenant gives such notice and is entitled to any such reduction in accordance with the terms of this Section 31.1, then Landlord shall permit Tenant, at Tenant’s sole cost and expense, to amend or replace the Letter of Credit to reflect such reduction and, in connection with such amendment or replacement, Landlord shall exchange the Letter of Credit then held by Landlord for the amended or replaced Letter of Credit evidencing the reduction in the Security Amount. The Letter of Credit (i) shall be, in all substantial respects, in the form of the Letter of Credit attached to this Lease as Exhibit H, or in another form that is reasonably satisfactory to Landlord, (ii) shall be issued for a term of not less than one (1) year, (iii) shall be issued for the account of Landlord, (v) shall automatically renew for periods of not less than one (1) year, unless the issuer thereof otherwise advises Landlord on or prior to the sixtieth (60th) day before the applicable expiration date, and (iv) shall be issued by, and drawn on, a bank that has a Standard & Poor’s rating of at least “AA” (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, a rating of a reputable rating agency as reasonably designated by Landlord that most closely approximates a Standard & Poor’s rating of “AA” as of the date hereof) and that has an office in New York City at which Landlord can present the Letter of Credit for payment or which permits draws under the Letter of Credit to be made by Landlord via facsimile transmittal. If an Event of Default occurs and is continuing, then Landlord may, after first notifying Tenant, present the Letter of Credit for payment and apply the proceeds thereof (i) to the payment of any Fixed Rent or Additional Rent that then remains unpaid, or (ii) to any damages that Landlord incurs by reason of such Event of Default. If Landlord so applies any part of the proceeds of the Letter of Credit, then Tenant, upon demand, shall provide Landlord with a replacement Letter of Credit (or, if the proceeds applied shall be less than $10,000.00, cash) so that Landlord has the full amount of the Security Amount at all times during the Term. If the issuing bank shall notify Landlord that the term of the Letter of Credit shall not be renewed, Tenant shall, at least thirty (30) days prior to the expiration date of the Letter of Credit (or any replacement Letter of Credit, as the case may be), replace the Letter of Credit with a new Letter of Credit issued in accordance with this Article having an initial expiration date at least one (1) year from the date of the new Letter of Credit. If, for any reason whatsoever other than Landlord’s failure to comply with the requirements of the Letter of Credit, the issuing bank shall fail or refuse to honor any demand, then Tenant shall within five (5) days following notice by Landlord to Tenant of such failure or refusal either, at Landlord’s option (i) deposit with Landlord as the Security Amount a cash sum equal to the amount of the Letter of Credit, or (ii) replace the Letter of Credit with a new Letter of Credit issued in accordance with this Article (having an initial expiration date at least one year from the date of the new Letter of Credit). If Landlord shall transfer its interest in the Building, Tenant shall, at the request of the transferor or transferee, replace or amend the Letter of Credit within ten (10) days following such request, so that the transferee is named as the beneficiary. Any transfer fee or charge imposed by the issuing bank shall be reimbursed to Landlord (or, at Landlord’s option, paid) by Tenant within ten (10) days following Landlord’s request. Landlord shall return to Tenant the Letter of Credit (to the extent not theretofore presented for payment in accordance with the terms hereof) within thirty (30) days after Tenant performs all of the obligations of Tenant hereunder upon the expiration of the Term.

          Section 31.2 If all or any portion of the Letter of Credit is drawn down by Landlord in accordance with the provisions of Section 31.1, such proceeds shall be held by Landlord, to the extent unapplied by Landlord in accordance with the provisions of this Article 31, as cash security (to the extent thereof, the “Security Amount”). If there is an Event of Default, Landlord may use all or any portion of such Security Amount to cure such Event of Default or for the payment of any other amount due and payable from Tenant to Landlord in accordance with this Lease. Tenant shall, within ten (10) days following Tenant’s receipt of Landlord’s request, deposit with Landlord cash in an amount sufficient to restore the full amount of the Security Amount (without giving consideration to any interest accrued on the Security Amount). If and to the extent that Landlord is holding any cash as all or part of the Security Amount, Landlord shall maintain all or such portion of the Security Amount in an interest bearing account in a commercial bank located in New York City, and Landlord shall pay any interest earned thereon annually to Tenant, provided that Landlord shall retain one percent (1%) of such Security Amount per annum as an administrative charge. Tenant shall not assign (other than to a permitted assignee of this Lease) or encumber the Security Amount, and no prohibited assignment or encumbrance by Tenant of the Security Amount shall bind Landlord. Landlord shall not be required to exhaust its remedies against Tenant or Security Amount before having recourse to Tenant, Guarantor, if any, the Security Amount or any other security held by Landlord, or before exercising any right or remedy, and recourse by Landlord to any one of them, or the exercise of any right or remedy, shall not affect Landlord’s right to pursue any other right or remedy or Landlord’s right to proceed against the others. If Tenant complies with this Lease, the Security Amount and the accrued and unpaid interest thereon, if any, or any balance, shall be paid to Tenant promptly after (but in no event later than thirty (30) days after) the expiration or sooner termination of the Term and Tenant’s vacating of the Premises in accordance with this Lease. If the Property is sold or leased, Landlord shall, upon notice to Tenant, transfer the Security Amount and any accrued and unpaid interest thereon, if any, or any balance, to the new purchaser or lessor and Landlord shall thereupon be automatically released by Tenant from all liability for the return of the Security Amount or any interest (and Tenant agrees to look solely to the assignee for the return of the Security Amount or any interest).

          Section 31.3 Pursuant to New York General Obligations Law Section 7-103, Tenant acknowledges that the name and address of the organization in which any cash Security Amount shall be held by Landlord is as follows: JP Morgan Chase Bank (Commercial Real estate Tenant Lease Security Services), 245 Park Avenue, New York, NY 10017. Tenant shall submit to Landlord a United States Internal Revenue W-9 (Tax Withholding) Form upon the execution of this Lease.

ARTICLE 32

CAPTIONS

          The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 33

PARTIES BOUND

          The covenants, conditions and agreements contained to this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

ARTICLE 34

BROKER

          Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Trammell Crow Services, Inc. and Jones Lang LaSalle Americas, Inc. (the Broker named in the Reference Data initially set forth in this Lease). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Trammell Crow Services, Inc. and Jones Lang LaSalle

Americas, Inc.) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any Person (including Broker) who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonably attorneys’ fees and disbursements. Landlord shall pay any commission due Broker in accordance with Landlord’s separate agreement with the Broker.

ARTICLE 35

INDEMNITY

          Section 35.1 Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Subject to the provisions of Section 9.4 of this Lease relating to waivers of subrogation, Tenant shall indemnify and save the Landlord Indemnitees harmless from and against (a) all claims against the Landlord Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (b) all claims against the Landlord Indemnitees arising from any accident, injury or damage occurring within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant’s contractors, licensees, agents, servants, or employees, and (c) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. Subject to the provisions of Section 9.4 of this Lease relating to waivers of subrogation, Landlord shall indemnify and save Tenant and the Tenant Indemnitees harmless from and against (a) all claims against the Tenant Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Landlord or its contractors, licensees, agents, servants, or employees, and (b) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by the indemnifying party under policies owned by such indemnifying party or such injured party with respect to such damage or injury are sufficient to satisfy same. Nothing contained in this Section 35.1 shall be deemed to require (i) Tenant to indemnify Landlord to the extent of any negligent or tortious act committed by Landlord or any Landlord Indemnitee; or (ii) Landlord to indemnify Tenant to the extent of any negligent or tortious act committed by Tenant or any Tenant Indemnitee.

          Section 35.2 If any claim, action or proceeding is made or brought against Landlord, which claim, action or proceeding Tenant shall be obligated to indemnify Landlord and/or the Landlord Indemnitees against pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord’s name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld or delayed. Attorneys for Tenant’s insurer are hereby deemed approved for purposes of this Section 35.2. Notwithstanding the foregoing, Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such attorneys. If any claim, action or proceeding is made or brought against Tenant, which claim, action or proceeding Landlord shall be obligated to indemnify Tenant and/or the Tenant Indemnitees against pursuant to the terms of this Lease, then, upon demand by Tenant, Landlord, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Tenant’s name, if necessary, by such attorneys as Tenant shall approve, which approval shall not be unreasonably withheld or delayed. Attorneys for Landlord’s insurer are hereby deemed approved for purposes of this Section 35.2. Notwithstanding the foregoing, Tenant may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Landlord shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

ARTICLE 36

ADJACENT EXCAVATION-SHORING

          If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable advance notice, shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant shall continue to have access to the Premises and the Building.

ARTICLE 37

DEFINITIONS

          “Affiliate” shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with the Person in question.

          “Alterations” shall mean alterations, installations, improvements, additions or other physical changes (other than decorations) in or about the Premises.

          “Applicable Rate” shall mean the lesser of (x) three (3) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

          “Assessed Valuation” shall have the meaning set forth to Section 27.1 hereof

          “Assignment Additional Rent” shall have the meaning set forth in Section 12.6 hereof.

          “Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

          “Base Electric Rate” shall mean the Electric Rate in effect as of the date that Landlord charges Tenant for electricity furnished to the Premises on a “rent inclusion” basis, as is provided in Section 13.3 of this Lease.

          “Base Operating Expenses” shall have the meaning set forth in Section 27.1 hereof

          “Base Operating Year” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “prime lending rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “prime lending rate”).

          “Base Taxes” shall have the meaning set forth in Section 27.1 hereof.

          “Base Tax Year” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Broker” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Building” is defined in the Reference Data initially set forth in this Lease.

          “Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

          “Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.

          “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

          “Commencement Date” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Control” or “control” shall have the meaning set forth in Section 12.3(C).

          “Current Year” shall have the meaning set forth in Section 27.4 hereof.

          “Deficiency” shall have the meaning set forth in Section 17.2 hereof.

          “Electric Rate” shall have the meaning set forth in Section 13.2 hereof.

          “Electricity Additional Rent” shall have the meaning set forth in Section 13.2 hereof.

          “Electricity Inclusion Factor” shall have the meaning set forth in Section 13.3 hereof.

          “Electricity Statement” shall have the meaning set forth to Section 13.3 hereof.

          “Escalation Rent” shall mean, individually or collectively, the Tax Payment and the Operating Payment.

          “Event of Default” shall have the meaning set forth to Section 16.1 hereof.

          “Expiration Date” shall mean the Fixed Expiration Date or such earlier date on which the Term shall sooner end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

          “Fixed Expiration Date” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Fixed Rent” shall have the meaning set forth in Section 1.1 hereof.

          “Full Value” shall have the meaning set forth in Section 13.2 hereof.

          “GAAP” means United States generally accepted accounting principles.

          “Governmental Authority (Authorities)” shall mean the United States of America, the State of New York, The City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

          “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements.

          “HVAC” shall mean heat, ventilation and air conditioning.

          “HVAC Systems” shall mean the Building Systems providing HVAC; including the Tenant VAC Units.

          “Initial Alterations” shall mean the Alterations, if any, to be made by Tenant to initially prepare the Premises for Tenant’s occupancy.

          “Landlord”, on the date on which this Lease is made, shall mean the Person named as the “Landlord” in the first page of this Lease, but thereafter, “Landlord” shall mean only the fee owner of the Real Property or if there shall exist a Superior Lease, the tenant thereunder.

          “Landlord’s Engineer” shall have the meaning set forth in Section 13.2 hereof.

          “Landlord Indemnitees” shall mean Landlord and Landlord’s members, partners, officers, directors and the managing agent of the Building, and any Lessors and Mortgagees.

          “Landlord’s Work” shall have the meaning set forth in Exhibit B annexed.

          “Lessor(s)” shall mean a lessor under a Superior Lease.

          “Letter of Credit” shall have the meaning set forth in Article 31 hereof.

          “Long Lead Work” shall mean any item installed in the Premises by Tenant which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that

(i) there will be a delay in its manufacture, fabrication, delivery or installation, or

(ii) after delivery, such item will need to be reshipped or redelivered or repaired so that in Landlord’s reasonable judgment the item in question cannot be completed when the standard items are completed even though the item of Long Lead Work in question is (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) to the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice provided that Landlord shall notify Tenant of any Long Lead Work prior to ordering any item of Long Lead Work, or proceeding with such Long Lead Work.

          “Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

          “Mortgagee(s)” shall mean any trustee, mortgagee or holder of a Mortgage.

          “Operating Expenses” shall have the meaning set forth in Section 27.1 hereof.

          “Operating Payment” shall have the meaning set forth in Section 27.4 hereof.

          “Operating Statement” shall have the meaning set forth in Section 27.1 hereof.

          “Operating Year” shall have the meaning set forth in Section 27.1 hereof.

          “Overtime Periods” shall have the meaning set forth in Section 28.3 hereof.

          “Parties” shall have the meaning set forth in Section 37.2 hereof.

          “Partner” or “partner” shall mean any partner of Tenant, any employee of a professional corporation which is a partner comprising Tenant, and any shareholder of Tenant if Tenant shall become a professional corporation.

          “Partnership Tenant” shall have the meaning set forth in Article 29 hereof.

          “Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

          “Premises” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Prevailing Rate” shall have the meaning set forth in Section 12.6 hereof

          “Real Property” shall mean the Building, together with the plot or plots of land upon which it stands.

          “Real Property” shall mean the Building, together with the plot or plots of land upon which it stands.

          “Rental” shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

          “Rent Commencement Date” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Requirements” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof.

          “Rules and Regulations” shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt on such notice to be given as

Landlord may elect, subject to Tenant’s right to dispute the reasonableness thereof as provided in Article 8 hereof.

          “Security Amount” shall have the meaning set forth in the Reference data initially set forth in this lease.

          “Specialty Alterations” shall mean Alterations which are not standard office installations in office space in Midtown Manhattan, such as kitchens, executive bathrooms (including shower stalls), raised computer floors covering more than 1,500 square feet, computer installations, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, dumbwaiters, pneumatic tubes, and vertical and horizontal transportation systems.

          “Sublease Additional Rent” shall have the meaning set forth in Section 12.5 hereof.

          “Substantial Completion” or “Substantially Completed” or words of similar import, when used with respect to Landlord’s Work and Landlord’s Common Area Work (i.e., not merely Landlord’s Pre-Commencement Date Work) shall mean that such Landlord’s Work has been substantially completed, it being agreed that Landlord’s Work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, the non-completion of which does not (and the completion of which shall not) interfere with the performance of Tenant’s Initial Alterations or Tenant’s use and occupancy of the Premises for the conduct of Tenant’s business, and that, with respect to Landlord’s Pre-Commencement Date Work, Tenant is able to obtain all services and facilities under this Lease, (other than heating, ventilation and air conditioning under Sections 28.2 and 28.3 and cleaning and janitorial services under Section 28.4(A)).

          “Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building and all renewals, extensions, supplements, amendments and modifications thereof.

          “Taxes” shall have the meaning set forth in Section 27.1 hereof.

          “Tax Payment” shall have the meaning set forth in Section 27.2 hereof.

          “Tax Statement” shall have the meaning set forth in Section 27.1 hereof.

          “Tax Year” shall have the meaning set forth in Section 27.1 hereof

          “Tenant”, on the date on which this Lease is made, shall mean the Person originally named as the “Tenant” in the first page of this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question, provided, however, that the originally named Tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

          “Tenant Delay” shall have the meaning set forth in Exhibit B annexed.

          “Tenant Statement” shall have the meaning set forth in Section 12.6 hereof.

          “Tenant’s Engineer” shall have the meaning set forth in Section 13.2 hereof.

          “Tenant’s Expenses” shall have the meaning set forth in Section 12.5 hereof.

          “Tenant Indemnitees” shall mean Tenant and Tenant’s members, partners, officers, and directors.

          “Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other movable equipment, furniture, furnishings, decorations and other items of personal property.

          “Tenant’s Share” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Tenant’s Tax Share” shall have the meaning set forth in the Reference Data initially set forth in this Lease.

          “Tenant VAC Units” shall mean the VAC Units referred to in Section 28.2 of this Lease.

          “Term” shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date, as the same may be extended or sooner terminated pursuant to the terms of this Lease.

          “Termination Date” shall have the meaning set forth in Section 12.6(B) hereof.

          “Third Engineer” shall have the meaning set forth in Section 13.2 hereof.

          “Unavoidable Delays” shall have the meaning set forth in Article 25 hereof.

          “VAC” shall mean ventilation and air conditioning.

ARTICLE 38

MISCELLANEOUS

          Section 38.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

          Section 38.2 The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations thereafter accruing of Landlord hereunder. The members, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce

Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property (including, without limitation, all proceeds received by Landlord from the sale or refinancing of the Property provided that Tenant’s claim in respect thereof shall be limited to any claims asserted by Tenant in writing against Landlord within one hundred eighty (180) days following notice to Tenant of the closing of such sale or refinancing) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

          Section 38.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

          Section 38.4 Tenant’s liability for all items of Rental and Landlord’s liability for all refunds that may be due Tenant shall survive the Expiration Date, except to the extent otherwise specifically provided in this Lease.

          Section 38.5 This Lease shall not be recorded. Simultaneously with the execution of this Lease, Landlord and Tenant shall execute, acknowledge and deliver (i) a memorandum of lease in respect of this Lease and a memorandum of amendment of lease in respect of any amendment of this Lease, sufficient for recording and in form reasonably satisfactory to Landlord, which memorandum may be recorded by Tenant, and (ii) any other instrument(s) necessary to the effective recordation of such memorandum of lease or memorandum of amendment of lease, as the case may be; provided, however, that Tenant shall pay for all costs, taxes and/or other expenses necessary for the effective recordation of any such memorandum. Notwithstanding the foregoing, no such memorandum described in this Section 38.5 shall recite the amounts or rates of Fixed Rent or Additional Rent payable hereunder. In no event, shall any memorandum of this Lease or any amendment hereof be deemed to change or otherwise affect any of the obligations or provisions of this Lease or such amendment hereof.

          Section 38.6 Tenant hereby waives any claim for damages against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant (unless there is an affirmative finding by a court of competent jurisdiction or by an arbitration under Section 38.7 that Landlord withheld such consent or approval in bad faith) and Tenant agrees (unless such affirmative finding shall conclude that Landlord shall have so acted in bad faith), Tenant’s sole remedies under this Lease shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment or an arbitration proceeding under Section 38.7 of this Lease. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted, however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval except as otherwise specifically provided in this Section 38.6.

          Section 38.7 (A) If, pursuant to any express provision of this Lease (other than Section 27.5 of this Lease), either Landlord is entitled, Tenant is entitled, or either of Landlord or Tenant is entitled, to submit a particular dispute to arbitration in accordance with the provisions of this Section 38.7; or in any case under Sections 3.1, 3.5, 3.7, 4.2, 7.2(F), 12.2, 12.4, 12.5, 12.6, 12.7, 12.10, 12.11, 13.1, 28.8, 28.9, 35.2 or paragraphs 3, 7 or 15 of Schedule A to this Lease, or Paragraph IV of Exhibit B to this Lease, where Landlord has agreed not to unreasonably withhold or delay its consent to an action proposed by Tenant, and Tenant believes Landlord unreasonably withheld or delayed its consent, then such dispute shall be determined, under the Expedited Procedures provisions (Rules E-1 through E-10 in the edition in effect on the date of this Lease, as the same may be modified or supplemented from time to time) of the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). The arbitrator shall be a person having at least fifteen (15) years experience in a calling related to the matter in dispute. In cases where the parties utilize such arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5, (b) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (c) the arbitrator shall render a decision which either accepts Landlord’s position or accepts Tenant’s position, but no other, (d) if the arbitrator shall find that Landlord acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted, and (e) the non-prevailing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator. The decision of the arbitrator shall be conclusively binding on the parties, and judgment upon the decision may be entered in any court having jurisdiction. If any dispute is submitted to arbitration under this Section 38.7 then, pending the decision of the arbitrator, Tenant shall pay any amount in dispute, or perform any obligation in dispute, in accordance with Landlord’s determination.

                    (B) Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, as this agreement to arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation.

                    (C) In making his or her determination, the arbitrator shall not subtract from, add to, or otherwise modify any of the provisions of this Lease. Landlord and Tenant may be represented by counsel and employ expert witnesses in any such arbitration. Except as may be otherwise specifically provided in this Lease, in connection with any arbitration held pursuant to the provisions of this Article, each party shall pay its own costs and expenses.

          Section 38.8 This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

          Section 38.9 Landlord and Tenant each hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the City of New York and State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of

New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, county of New York.

          Section 38.10 (A) All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

                    (B) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                    (C) All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

          Section 38.11 Tenant hereby represents, covenants and warrants to Landlord that: (i) Tenant (which, for the purpose of this certification, includes its partners, members, principal shareholders, except for those who are members of the public who hold Tenant’s stock), to the best of its knowledge, is not in violation of any laws, executive orders or regulations relating to terrorism or money laundering, including Executive Order No. 13224 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001 (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 (Public Law 107 56) (the “USA Patriot Act”), enacted October 26, 2001, and Tenant has not been designated as a “Specially Designated National and Blocked Person” or other banned or blocked person, entity, nation, or transaction pursuant to the Executive Order, the Patriot Act or any other law, order, rule, or regulation; (ii) Tenant is currently in compliance with and will at all times during the Term of this Lease (including any extension thereof) remain in compliance with the Executive Order, the USA Patriot Act and regulations of the Office of Foreign Assets Control of the United States Department of the Treasury, and any statute, executive order and other governmental action relating thereto; and (iii) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

          Section 38.12 Tenant agrees to complete and deliver to Landlord the form attached hereto as Exhibit I (the “Confirmation”), and either affix Tenant’s seal thereto or have Tenant’s execution thereof acknowledged by a notary public. Tenant shall deliver the Confirmation to Landlord contemporaneously with Tenant’s execution of this Lease.

          Section 38.13 In the event of any litigation between the parties relating to this Lease, the Premises, the Building or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys’ fees, charges and disbursements as part of the judgment, award or settlement therein.

          Section 38.14 Landlord represents to Tenant that (i) prior to the date of this Lease, Landlord has entered into several contracts providing for (w) the installation of a new concierge desk in the lobby of the Building, (x) the installation of security turnstiles in the lobby of the Building, (y) the upgrading of passenger elevator cabs and (z) the alteration of ground floor retail storefronts. Landlord further represents to Tenant that it is Landlord’s present good-faith intention to perform and complete such improvements during calendar year 2006; provided, however, that notwithstanding the foregoing representation, Landlord reserves the right to defer the performance of any, some or all of such improvements (although Landlord represents that no deferral of such improvements is under consideration as of the date of this Lease).

ARTICLE 39

RIGHT OF FIRST OFFER

          Section 39.1 For purposes of this Article 39, the term “First Offer Space” shall mean all or any portion of the sixteenth (16th) floor of the Building, those portions of the eighteenth (18th) floor of the Building which are not leased to Tenant pursuant to this Lease, and all or any portion of the nineteenth (19th) floor of the Building, all as shown on the floor plans annexed hereto as Exhibit J.

          Section 39.2 Provided no Event of Default shall have occurred and then be continuing under this Lease, as of the date of the giving of Tenant’s Notice of Acceptance (as such term is hereinafter defined), and provided further that, if at any time subsequent to the date of this Lease, any portion of the First Offer Space shall become Available for Leasing (as said term is defined in Section 39.7), Landlord shall, before offering such First Offer Space to any other prospective tenant (each, a “Prospective Tenant”), offer to Tenant the right to add such First Offer Space to the Premises on a one-time basis subject to the provisions of Section 39.4, upon all of the terms and conditions of this Lease, except that: (i) the Fixed Rent payable with respect to such First Offer Space shall be equal to the product of (A) the rentable square footage of the portion of the First Offer Space offered by Landlord in the First Offer Notice, determined in accordance with the rentable areas for each floor set forth in Exhibit J annexed hereto, multiplied by (B) the Fixed Rent per rentable square foot set forth in the Reference Data to this Lease which corresponds to the portions of the Term during which the First Offer Space shall be leased to

Tenant; (ii) the Base Tax Year attributable to the First Offer Space shall be the New York City fiscal tax year in which the First Offer Space Inclusion Date shall occur; (iii) the Base Operating Year attributable to the First Offer Space shall be the calendar year in which the First Offer Space Inclusion Date shall occur; (iv) Tenant’s Share attributable to the First Offer Space shall be that percentage which shall be equal to a fraction, the numerator of which shall be the rentable square footage of the First Offer Space offered by Landlord in the First Offer Notice and the denominator of which shall be 964,499 rentable square feet; (v) Tenant’s Tax Share attributable to the First Offer Space shall be that percentage which shall be equal to a fraction, the numerator of which shall be the rentable square footage of the First Offer Space offered by Landlord in the First Offer Notice and the denominator of which shall be 993,006 rentable square feet; (vi) the Term of the Lease (the “First Offer Space Term”) with respect to the First Offer Space shall commence on the First Offer Space Inclusion Date and shall end on the Expiration Date of this Lease, as the same may be extended (so that the First Offer Space Term shall be co-terminous with the Term of this Lease); (vii) the Fixed Rent attributable to the First Offer Space shall be abated for a period equal to (A) 365 days, multiplied by (B) a fraction the numerator of which is the number of days between the First Offer Space Inclusion Date and the Expiration Date (as the same may have been extended as of the First Offer Space Inclusion Date in accordance with this Lease), and the denominator of which is the total number of days in the- Term of this Lease (as the same may have been extended as of the First Offer Space Inclusion Date in accordance with this Lease), commencing upon the Commencement Date; (viii) the Tenant Fund attributable to the First Offer Space shall be equal to (A) the product of $68.50 multiplied by the rentable square footage of the First Offer Space offered by Landlord in the First Offer Notice, multiplied by (B) a fraction the numerator of which is the number of days between the First Offer Space Inclusion Date and the Expiration Date (as the same may have been extended as of the First Offer Space Inclusion Date in accordance with this Lease), and the denominator of which is the total number of days in the Term of this Lease (as the same may have been extended as of the First Offer Space Inclusion Date in accordance with this Lease), commencing upon the Rent Commencement Date; (ix) if the First Offer Space offered by Landlord to Tenant shall consist of a partial floor, Landlord shall, at Landlord’s sole cost and expense, install demising walls, corridors and doors on such partial floor prior to the First Offer Space Inclusion Date so as to demise the First Offer Space so offered to Tenant from the balance of the floor on which such First Offer Space is located in compliance with all Requirements applicable thereto; and (x) provided condenser water shall then be available and not allocated or reserved to other space in the Building, at Tenant’s written request, made on or before the First Offer Space Inclusion Date, Tenant shall have the right to increase the Condenser Water Allocation by a number of additional tons condenser water equal to the product of the number of tons in the Condenser Water Allocation as of the date of the First Offer Notice multiplied by a fraction the numerator of which shall be the rentable square footage of the First Offer Space offered by Landlord in the First Offer Notice and the denominator of which shall be the number of rentable square feet in the Premises as of the date of the First Offer Notice; and the cost of such condenser water shall be paid by Tenant at the rate then payable by Tenant in accordance with Section 3.5 of the Lease (i.e., $500.00 per ton per annum increased from time to time by Landlord to reflect Landlord’s increased cost of providing such condenser water).

          Section 39.3 Each offer of First Offer Space shall be made by Landlord in a written notice (hereinafter called the “First Offer Notice”) delivered by Landlord not earlier than six (6)

months prior to the date Landlord reasonably expects such First Offer Space to be Available for Leasing to Tenant, which offer shall designate the portion of the First Offer Space being offered. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional written notice of Tenant’s acceptance (hereinafter referred to as “Tenant’s Notice of Acceptance”) of such offer within twenty (20) Business Days after delivery by Landlord of the First Offer Notice to Tenant. In such event, the First Offer Space shall be added to the Premises on the date Landlord delivers such First Offer Space to Tenant for Tenant’s possession and be delivered to Tenant vacant, free of any occupancies, in the First Offer Space Condition (as said term is hereinafter defined) and in accordance with the terms of such First Offer Notice and the provisions of Section 39.2 (hereinafter referred to as the “First Offer Space Inclusion Date”). Time shall be of the essence with respect to the giving of Tenant’s Notice of Acceptance. Landlord shall provide Tenant the opportunity to inspect the First Offer Space at Tenant’s convenience during the twenty (20) Business Day period following the giving of the First Offer Notice to Tenant.

          Section 39.4 If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 39 with respect to the First Offer Space designated in the First Offer Notice, Tenant shall be deemed to waive its right to forever lease such First Offer Space in accordance with the provisions of this Article 39, and Landlord shall have the right to enter into a lease for such First Offer Space with one or more Prospective Tenants at any time without being required to re-offer such First Offer Space to Tenant, subject to the sentences next following. Notwithstanding the foregoing, if Landlord offers any portion of the First Offer Space to Tenant pursuant to Section 39.2 on or before the third (3rd) anniversary of the Commencement Date, and Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 39 with respect to the First Offer Space designated in such First Offer Notice, Landlord shall have the right to enter into a lease for such First Offer Space with one or more Prospective Tenants at any time within the next twelve (12) months (which Lease may include one or more renewal options) without being required to re-offer such First Offer Space to Tenant until such First Offer Space once again becomes Available for Leasing. In clarification of the foregoing, if Landlord shall enter into a Lease for such First Offer Space within such twelve (12) month period, and such First Offer Space becomes Available for Leasing during the Term of this Lease, Landlord shall be required to reoffer such First Offer Space to Tenant in accordance with the provisions of this Article 39. If Landlord shall not have entered into a lease for such First Offer Space with one or more Prospective Tenants at any time within the twelve (12) months following the twenty-first (21st) day next following the giving of the First Offer Notice, Landlord shall be required to re-offer such First Offer Space to Tenant in accordance with the provisions of this Article 39.

          Section 39.5 If Tenant shall timely exercise its option set forth in this Article 39 with respect to the First Offer Space offered by Landlord in a first Offer Notice, but Landlord shall be unable to give possession of such First Offer Space or any portion thereof on the First Offer Space Inclusion Date because of the holding over or retention of possession of any tenant, undertenant, or occupant of such space, then Landlord shall not be subject to any liability for failure to give possession on such First Offer Space Inclusion Date, and the validity of the Lease shall not be impaired under such circumstances nor shall the same be construed in any way to extend the Term of the Lease; but the Fixed Rent and the Additional Rent payable hereunder for such space shall be abated until Landlord has tendered possession thereof as provided in Section 39.3 by giving notice to Tenant that such space is ready for Tenant’s occupancy. Landlord agrees that in the event that the First Offer Space shall be unavailable for Tenant’s occupancy because of the holding over of the then-existing tenant and if such holding over shall continue for more than sixty (60) days, then Landlord, shall commence, and diligently prosecute, a holdover proceeding against such existing tenant, and Landlord shall use reasonable efforts to obtain possession of such space by prosecution or settlement of such proceeding. If, however, the First Offer Space shall be unavailable for Tenant’s occupancy within six (6) months after the date set forth by Landlord as the First Offer Space Inclusion Date, then Tenant shall have the right, by giving notice to Landlord within fifteen (15) days after the expiration of such six (6) month period, to rescind Tenant’s acceptance its option in the First Offer Notice set forth in this Article 39; and thereafter Landlord shall be free to lease such First Offer Space offered in such First Offer Notice to others on terms as Landlord may, in its sole discretion, desire.

          Section 39.6 Tenant agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant’s occupancy, except as otherwise provided in Section 39.3 and except that Landlord, at Landlord’s sole cost and expense, shall (i) demolish any tenant improvements and alterations in the First Offer Space and deliver such First Offer Space to Tenant vacant and in broom clean condition (such condition being referred to as the “First Offer Space Condition”) and (ii) abate all ACM in the First Offer Space prior to the date which shall be the later to occur of the thirtieth (30th) day next following the date that Landlord has approved the plans and specifications submitted by Tenant for the performance of Tenant’s Alterations in the First Offer Space or the First Offer Space Inclusion Date. Subject to the terms of this Article 39, Landlord shall deliver to Tenant, in connection with Tenant’s applications to the applicable government authority for a building permit or other similar approval regarding any Alterations (whether the applicable work is to be performed within or outside of the New Space), a Form ACP-5, duly executed by an appropriate party and covering all of the First Offer Space and areas outside of the First Offer Space which may be affected by Tenant’s Alterations. If (i) any ACM are located in any areas of the Building (including, without limitation, the New Space), (ii) such areas are affected by any of such Alterations, and (iii) the abatement thereof is required to accommodate such Alterations, then (i) Landlord, at Landlord’s sole cost and expense, shall perform such abatement, with due diligence, in accordance with good construction practice and in compliance with all applicable laws, in an effort to complete such abatement within ninety (90) days after the date that Tenant gives Landlord notice thereof, (ii) Landlord shall have reasonable access to the First Offer Space (if necessary) for the purpose of performing such abatement, and (iii) Landlord’s obligation to deliver such Form ACP-5 shall be delayed pending Landlord’s completion of such abatement.

          Section 39.7 As used in this Article 39, the term “Available for Leasing” shall mean that the First Offer Space is anticipated to become vacant during the succeeding six (6) month period and is reasonably anticipated to become available for leasing to Tenant; it being understood and agreed that the First Offer Space shall not be deemed to be space “Available for Leasing” if: (i) the tenant of such First Offer Space as of the date of this Lease exercises a renewal right expressly contained in its lease of such First Offer Space, or (ii) a tenant of the Building has an option, right of first offer, or other similar right to lease the First Offer Space under another lease for space in the Building as of the date hereof which has not then lapsed or been affirmatively waived in writing by such tenant. Without limiting the foregoing and in order to avoid any doubt, the parties hereto agree that the provisions of this Article 39 shall not apply, and Landlord shall not be obligated to make any offer under this Article 39 if the First Offer Space in question is subject to the right of any current tenant of the First Offer Space to extend or renew its term pursuant to an option expressly set forth in its lease, or encumbered by any additional space options, rights of first offer or rights of first refusal granted to any tenant of the Building as of the date of this Lease; and Tenant’s rights under this Article 39 shall be expressly subject and subordinate to such rights of such tenants or occupants, all such rights being set forth on Exhibit K to this Lease.

          Section 39.8 The provisions of this Article 39 shall be effective with respect to each portion of the First Offer Space only if, on the date on which Tenant gives the applicable Tenant’s Notice of Acceptance, Tenant shall not have sublet fifty percent (50%) or more of the rentable area of the Premises to a party other than an Affiliate of Tenant, except that such occupancy requirement may be waived by Landlord, in its sole discretion.

          Section 39.9 In the event Landlord offers any First Offer Space to Tenant pursuant to this Article 39, Tenant shall not have the right to accept such offer unless there shall be a minimum of three (3) years remaining in the Term from and after the date reasonably anticipated to be the First Offer Space Inclusion Date, including the Renewal Term, if Tenant timely exercises its option to extend the Term in accordance with Article 41 hereof.

          Section 39.10 Any failure of the parties to execute and deliver an amendment to this Lease reflecting the addition of any First Offer Space shall not affect the validity of Tenant’s exercise of its options under this Article 39.

          Section 39.11 The expiration of this Lease or termination of this Lease during the Term shall also terminate and render void any option or election under this Article 39, whether or not the same shall have been exercised; and nothing contained in this Article 39 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. No option or election of or by Tenant set forth in this Article 39 may be severed from this Lease or separately sold, assigned (i.e., other than to a permitted assignee in connection with a permitted assignment of this Lease) or transferred.

ARTICLE 40

RIGHT OF FIRST OFFER- STORAGE SPACE

          Section 40.1 For purposes of this Article 40, the term “First Offer Storage Space” shall mean the storage space located on the basement level (below the ground level of the Building) of the Building and shown on the floor plans annexed hereto as Exhibit L (provided, however, that in order to avoid any doubt, the parties agree that the First Offer Storage Space shall be deemed to exclude any storage space which is ancillary or appurtenant to or is directly connected to any ground floor retail space in the Building).

          Section 40.2 Provided no Event of Default shall have occurred and then be continuing under this Lease, as of the date of the giving of “Tenant’s Notice of Acceptance of Storage Space” (as such term is hereinafter defined), and provided further that, if at any time subsequent to the date of this Lease, all or any portion of the First Offer Storage Space shall become Available for Leasing (as said term is defined in Section 40.7), Landlord shall, before offering such First Offer Storage Space to a Prospective Tenant, offer to Tenant the right to add such First Offer Storage Space to the Premises upon all of the terms and conditions of this Lease, except that (i) the Fixed Rent payable with respect to such First Offer Storage Space shall be equal to the fair market rental value of said First Offer Storage Space as reasonably determined by Landlord, and (ii) the Term of the Lease (the “First Offer Storage Space Term”) with respect to the First Offer Storage Space shall commence on the First Offer Storage Space Inclusion Date and shall end on the Expiration Date (so that the First Offer Storage Space Term shall be co-terminous with the Term of this Lease). Tenant agrees that Tenant’s occupancy of the Storage Space shall be subject to all of the terms, covenants and conditions of this Lease, except that: (i) Landlord shall not be obligated to perform any work or incur any expense to prepare the Storage Space for Tenant’s use, other than to demise the Storage Space in accordance with applicable Requirements, provide a Building standard door with lockset and provide standard light fixtures and deliver the Storage Space to Tenant free of debris and in the First Offer Storage Space Condition; (ii) Tenant shall make no Alterations in or to the Storage Space without Landlord’s prior written consent; (iii) Tenant shall use the Storage Space only for the purpose of storage; (iv) Tenant may not assign its rights with respect to the Storage Space or sublease the same or allow the same to be used by others (other than a permitted subtenant or occupant of the Premises or a permitted assignee of this Lease) without the prior written consent of Landlord in each instance; and (v) Landlord shall not be responsible for the rendition or delivery of any services, or utilities to the Storage Space whatsoever including, without limitation, water, heating, air conditioning, cleaning, or electricity (except that Landlord shall furnish electricity through available facilities for standard lighting within the Storage Space, and shall provide water for sprinklers and sprinklers).

          Section 40.3 Landlord’s offer shall be made by Landlord in a written notice (hereinafter called the “First Offer Storage Space Notice”) delivered by Landlord not earlier than six (6) months prior to the date Landlord reasonably expects such First Offer Storage Space to be Available for Leasing to Tenant, which offer shall designate the portion of the First Offer Storage Space being offered. Tenant may accept the offer set forth in the First Offer Storage Space Notice by delivering to Landlord written notice of Tenant’s acceptance (hereinafter referred to as “Tenant’s Notice of Acceptance of Storage Space”) of such offer within twenty (20) Business Days after delivery by Landlord of the First Offer Storage Space Notice to Tenant. In such event, the First Offer Storage Space shall be added to the Premises on the later to occur of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date (hereinafter referred to as the “First Offer Storage Space Inclusion Date”) that such First Offer Storage Space shall first become available for Tenant’s possession and be delivered to Tenant vacant and broom clean, with all ACM abated (such condition being referred to as the “First Offer Storage Space Condition”). Time shall be of the essence with respect to the giving of Tenant’s Notice of Acceptance of Storage Space. Landlord shall provide Tenant the opportunity to inspect the First Offer Storage Space at Tenant’s convenience during the twenty (20) Business Day period following the giving of the First Offer Storage Space Notice to Tenant.

          Section 40.4 If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 40 with respect to the First Offer Storage Space designated in the First Offer Storage Space Notice, Tenant shall be deemed to have forever waived its right to lease such First Offer Storage Space in accordance with the provisions of this Article 40, and Landlord shall have the right to enter into a lease for such First Offer Storage Space with one or more Prospective Tenants of such First Offer Storage Space at any time without being required to re-offer such First Offer Storage Space to Tenant; provided, however, that if Tenant does not accept (or fails to accept) an offer made by Landlord pursuant to the provisions of this Article 40 with respect to the First Offer Storage Space designated in the First Offer Storage Space Notice and either (i) Landlord fails to lease such First Offer Storage Space within twelve (12) months thereafter or (ii) Landlord receives a bona fide offer (herein called a “Subsequent Offer”) to lease such portion of the First Offer Storage Space from a prospective tenant within such twelve (12) month period and the fixed annual rental rate applicable to such Subsequent Offer is 90% or less of the fair market rental value rent quoted by Landlord to Tenant in connection with the First Offer Storage Space Notice previously delivered with respect to such First Offer Storage Space, then Landlord shall reoffer such First Offer Storage Space to Tenant at the same fixed annual rental rate contained in the Subsequent Offer and otherwise in accordance with the provisions of this Article 40 under the circumstances set forth in clause (ii), or if no Subsequent Offer has been received within such twelve (12) month period, then Landlord shall reoffer the First Offer Storage Space to Tenant pursuant to the provisions of this Article 40.

          Section 40.5 If Tenant shall timely exercise the option set forth in this Article 40, but Landlord shall be unable to give possession of the First Offer Storage Space or any portion thereof on the First Offer Storage Space Inclusion Date because of the holding over or retention of possession of any tenant, undertenant, or occupant of such space, then Landlord shall not be subject to any liability for failure to give possession on such First Offer Storage Space Inclusion Date, and the validity of the Lease shall not be impaired under such circumstances nor shall the same be construed in any way to extend the Term of the Lease; but the Fixed Rent and the Additional Rent payable hereunder for such space shall be abated until Landlord has tendered possession thereof as provided in Section 40.3 by giving notice to Tenant that such space is ready for Tenant’s occupancy. Landlord agrees that in the event that the First Offer Storage Space shall be unavailable for Tenant’s occupancy because of the holding over of the then-existing tenant and if such holding over shall continue for more than sixty (60) days, then Landlord, shall commence, and diligently prosecute, a holdover proceeding against such existing tenant, and Landlord shall use reasonable efforts to obtain possession of such space by prosecution or settlement of such proceeding. If, however, the First Offer Storage Space shall be unavailable for Tenant’s occupancy within six (6) months after the date set forth by Landlord as the First Offer Storage Space Inclusion Date, then Tenant shall have the right, by giving notice to Landlord within fifteen (15) days after the expiration of such six (6) month period, to rescind Tenant’s exercise of its option set forth in this Article 40; and thereafter Landlord shall be free to lease such First Offer Storage Space offered in such First Offer Storage Space Notice to others on terms as Landlord may, in its sole discretion, desire.

          Section 40.6 Tenant agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant’s occupancy, except as otherwise set forth in this Article 40. In this Article 40, the term “fair market rental value” shall mean the annual fixed rental rate at which landlords are leasing storage space comparable to the First Offer Storage Space for similar lease terms in Comparable Buildings (as hereafter defined), with appropriate adjustments to take account of variations in location, size and all other relevant factors.

          Section 40.7 As used in this Article 40, the term “Available for Leasing” shall mean that the First Offer Storage Space is anticipated to become vacant during the succeeding six (6) month period and is reasonably anticipated to become available for leasing to Tenant; it being understood and agreed that the First Offer Storage Space shall not be deemed to be space “Available for Leasing” if the tenant or occupant of such First Offer Storage Space exercises a renewal right expressly contained in its lease of such First Offer Storage Space, or (ii) a tenant of the Building has an option, right of first offer, or other similar right to lease the First Offer Storage Space under another lease for space in the Building as of the date hereof which has not then lapsed or been affirmatively waived in writing by such tenant. Without limiting the foregoing and in order to avoid any doubt, the parties hereto agree that the provisions of this Article 40 shall not apply, and Landlord shall not be obligated to make any offer under this Article 40, if the First Offer Storage Space in question is subject to the right of any current tenant of the First Offer Storage Space to extend or renew its term pursuant to an option expressly set forth in its lease, or encumbered by any additional space options, rights of first offer or rights of first refusal granted to any tenant of the Building as of the date of this Lease; and Tenant’s rights under this Article 40 shall be expressly subject and subordinate to such rights of such tenants or occupants.

          Section 40.8 The provisions of this Article 40 shall be effective with respect to each portion of the First Offer Storage Space only if, on the date on which Tenant gives the applicable Tenant’s Notice of Acceptance, Tenant shall not have sublet fifty percent (50%) or more of the rentable area of the Premises to a party other than an Affiliate of Tenant, except that such occupancy requirement may be waived by Landlord, in its sole discretion.

          Section 40.9 Any failure of the parties to execute and deliver an amendment to this Lease reflecting the addition of any First Offer Storage Space shall not affect the validity of Tenant’s exercise of its options under this Article 40.

          Section 40.10 The expiration of this Lease or termination of this Lease during the Term shall also terminate and render void any option or election under this Article 40, whether or not the same shall have been exercised; and nothing contained in this Article 40 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. No option or election of or by Tenant set forth in this Article 40 may be severed from this Lease or separately sold, assigned (i.e., other than to a permitted assignee in connection with a permitted assignment of this Lease) or transferred.

ARTICLE 41

RENEWAL OPTION

          Section 41.1 Provided no Event of Default shall have occurred and then be continuing under this Lease, as of the date of the giving of the “Renewal Notice” (as such term is hereinafter defined), Tenant shall have one option to extend the Term of the Lease for a renewal term (the “Renewal Term”) of five (5) years commencing on the day after the originally scheduled Expiration Date and ending on the last day of the month in which the fifth (5th) anniversary of the originally scheduled Expiration Date shall occur. Such option to renew shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not later than twelve (12) months prior to the originally scheduled Expiration Date. The Renewal Term shall constitute a further extension of the Term of the Lease and shall be upon all of the same terms and conditions as the said Term, except that (i) there shall be no further option to renew the Term of the Lease in the Renewal Term, (ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’ s occupancy or provide any credit or allowance to Tenant, and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant, (iii) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to ninety-five percent (95%) of the fair market rental value (as hereinafter defined) of the Premises as of the first day of the Renewal Term, determined in accordance with the provisions of this Article 41; (iv) the Base Year for Taxes shall be the New York City fiscal year commencing in the calendar year in which the commencement of the Renewal Term shall occur, and (v) the Base Year for Operating Expenses shall be the calendar year in which the commencement of the Renewal Term shall occur. In this Article 41, the term “fair market rental value” shall mean the annual fixed rental rate at which landlords are leasing office space comparable to the Premises for a five (5) year lease term in buildings (“Comparable Buildings”)comparable to the Building and located in the area in Manhattan bounded by 27th Street to the South, 42nd Street to the North, Third Avenue to the East and Sixth Avenue to the West, with appropriate adjustments to take account of variations in location, size and all other relevant factors.

          Section 41.2 The initial determination of the “fair market rental value” of the Premises for the Renewal Term shall be made by Landlord in good faith. Provided that the Renewal Notice shall so request, Landlord shall give notice (the “FMRV Notice”) to Tenant of Landlord’s initial determination of the fair market rental value at least nine (9) months prior to the Expiration Date. If the Renewal Notice shall not contain a request that Landlord furnish the FMRV Notice at least nine (9) months prior to the Expiration Date, Landlord may give Tenant the FMRV Notice at any time thereafter, but at least one hundred eighty (180) days prior to the commencement of the Renewal Term. Notwithstanding that the Renewal Term shall not yet have occurred, such initial determination of fair market rental value shall be final and binding in fixing the fair market rental value, unless, within thirty (30) days after Landlord shall have given the FMRV Notice to Tenant, Landlord shall receive a notice from Tenant (the “FMRV Objection Notice”): (i) advising Landlord that Tenant disagrees with the initial determination of fair market rental value set forth in the FMRV Notice, and (ii) proposing a specific alternative fair market rental value, which shall have been determined in good faith by Tenant. If Landlord and Tenant shall fail to agree upon the fair market rental value within thirty (30) days after Landlord shall have received the FMRV Objection Notice, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) days after the expiration of said 30-day period, then the first arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, such two arbitrators shall, within thirty (30) days following the designation of the second arbitrator, designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within ten (10) days after the expiration of said 30-day period, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate brokers or consultants who shall have had at least fifteen (15) years continuous experience in the business of appraising or managing Comparable Buildings or acting as real estate agents or brokers with respect to Comparable Buildings. The three arbitrators shall conduct such hearings and investigations as they may deem appropriate and shall, within thirty (30) days after the designation of the third arbitrator, choose by a majority of the arbitrators either the determination of the fair market rental value made by Landlord and set forth in the FMRV Notice, or the determination of the fair market rental value proposed by Tenant and set forth in the FMRV Objection Notice, and that choice by the majority of the arbitrators shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article 41, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section 41.2 shall be final and binding in fixing the fair market rental value. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease or to select a fair market rental value other than one of the two alternative fair market rental values proposed by Landlord and Tenant.

          Section 41.3 If for any reason the fair market rental value shall not have been determined prior to the commencement of the Renewal Term, then, until the fair market rental value and, accordingly, the Fixed Rent, shall have been finally determined, the Fixed Rent for and during the Renewal Term shall be equal to the fair market rental value proposed by Landlord. Upon final determination of the fair market rental value, an appropriate adjustment to the Fixed Rent shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Fixed Rent from the commencement of the Renewal Term to the date of such final determination.

          Section 41.4 It is an express condition of the option granted to Tenant pursuant to the terms of this Article 41 that time is of the essence with respect to Tenant’s exercise of such option in the manner, and within the periods, above provided.

ARTICLE 42

RENT CONTROL

          Section 42.1 If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to thus Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

WITNESSES:	COTY INC., Tenant

/s/ ILLEGIBLE	By:	/s/ Michael Fishoff

Name:		Name: Michael Fishoff
Title: Chief Financial Officer

/s/ ILLEGIBLE	Fed Id. No. 13-3823358

Name:

(LANDLORD’S SIGNATURE APPEARS ON THE PAGE NEXT FOLLOWING)

                    IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

WITNESSES:	SEB IMMOBILIEN-INVESTMENT GMBH, Landlord

/s/ ILLEGIBLE	By:	/s/ Joachim Herpell

Name:		Name: Joachim Herpell
Title: Procurist

/s/ Karin Kuebart	By:	/s/ Martina Brezina

Name: Karin Kuebart		Name: Martina Brezina
Title: Executive Officer

SCHEDULE A

RULES AND REGULATIONS

          (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. Tenant shall not invite to the Premises, or permit the visit of persons in such numbers or under such conditions, as to interfere with the use and enjoyment of any of the plazas entrances, corridors, elevators and other facilities of the Building by other tenants. Tenant shall not encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits, or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

          (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached to the manner reasonably approved by Landlord. All electrical fixtures hung to offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

          (3) Except as otherwise provided in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

          (4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant.

          (5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust.

          (6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags,

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acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

          (7) Subject to the provisions of Article 3 of this Lease, Tenant shall not mark, paint, drill into, or to any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

          (8) No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale at retail to the general public of merchandise, goods or property of any kind, at auction or otherwise, to the general public.

          (9) Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

          (10) Tenant, or any of Tenant’s employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

          (11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord’s expense, Tenant shall pay to Landlord the cost thereof.

          (12) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant to or about the Premises or the Building.

          (13) All removals, or the carrying to or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

          (14) Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises.

          (15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved

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by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

          (16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          (17) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on days other than Business Days all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety or preservation of the Building, its property or its tenants or their property may be denied access to the Building or may be ejected therefrom., In the case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the building during the continuance of same, by the closing the doors or otherwise, for the safety of the tenants and protection of the property in the Building. landlord may require any persons leaving the Building with any package or other object to exhibit a pass from tenant, or any other tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises of Tenant. Landlord shall in no way be liable to tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the Tenants premises or the Building under the provisions of this Rule.

          (18) Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations to the Premises.

          (19) Except as otherwise expressly provided in this Lease, the requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

          (20) Visible canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

          (21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

          (22) Tenant shall keep the entrance doors to the Premises, and the windows of the Premises closed at all times. Tenant shall keep all entrance doors to the Premises on full floors closed between the hours of 8:00 p.m. and 8:00 a.m. on Business Days and at all other hours on

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days other than Business Days. All windows in the Premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system, to cool or ventilate the Premises.

          (23) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will distribute the same to Tenant or (ii) be escorted by a person designated by Landlord to deliver the same to Tenant.

          (24) Landlord and its agents reserve the right to inspect all packages, boxes, bags, handbags, attaché cases, suitcases, and other items carried into the Building, and to refuse entry into the Building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, Landlord reserves the right to implement such further measures designed to ensure safety of the Building and the persons and property located therein as Landlord shall deem necessary or desirable.

          (25) Except as specifically provided to the contrary in this Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes any unusual or objectionable odors to emanate from the Premises. Tenant may, at its sole cost and expense, and subject to compliance with all applicable Requirements and the provisions of Article 3 and Article 4 of this Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary shall have a waterproof mat thereunder and be connected to a drain.

          (26) If the Premises shall become infested with insects or vermin, Tenant, at its sole cost and expense, shall cause the Premises to be exterminated from time to time to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

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Schedule B

Tenant Cleaning Specifications

RESTROOMS

Service	Daily/ Nightly	Weekly	Monthly	Quarterly	Annually	Other

Empty and sanitize trash containers, provide and install plastic liners in all waste receptacles, clean and sanitize all restroom fixtures, wipe clean all counters, clean mirrors, wipe clean chrome/brightwork, spot wipe partitions, sweep and damp mop floors using a germicidal cleaner. Strategically place multi-lingual wet floor warning signs in immediate work area. Leave signs in place until floor is dry. (Contractor to provide and install all plastic liners necessary in all lavatories at no additional cost)

	X			_

Provide and install all hand towels, toilet tissue, hand soap sanitary napkins and trash liners. (Hand towels, toilet tissue and hand soap shall be furnished by Owner on multi tenant floors; Single tenant floors shall be the responsibility of the tenant)

X

Dust and clean all return air vents.		X

Wash all restroom partitions on both sides using a germicidal disinfectant.		X

Machine scrub all restroom floors using germicidal floor cleaner.		X

Remove finger marks from walls, door, and painted surfaces.	X

Clean and wash all door ventilating louvers.		X

Hand wash and polish all wall tiles and stall surfaces.		X

Dust ceiling light lenses.		X

Wash and disinfect all trash containers.		X

Remove rubbish to a designated area in the building.

Report all mechanical deficiencies, i.e. dripping faucets, burnt out lights, etc., to the Building Manager.	X

TENANT AREAS

Service	Daily/ Nightly	Weekly	Monthly	Quarterly	Annually	Other

All stone, ceramic tile, marble, terrazzo and other unwaxed or untreated hard flooring shall be swept using an approved dust-down preparation.	X

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Service	Daily/ Nightly	Weekly	Monthly	Quarterly	Annually	Other

Damp mop and scrub all stone, ceramic tile, marble, terrazzo and other unwaxed or untreated hard flooring.			X

All linoleum, rubber, Pirelli tiled, asphalt tile and other similar types of hard flooring (that may be waxed or treated) shall be swept using an approved dust-down preparation. Waxing and interim buffing shall be done at Tenant’s expense.

X

Damp mop all linoleum, rubber, Pirelli tiled, asphalt tile and other similar types of hard flooring (that may be waxed or treated).			X

All carpeting and rugs shall be carpet swept	X

Fully vacuum all carpets from wall to wall using a crevice tool to effectively vacuum all edges.		X

Hand dust all areas below five (5) feet to include but not limited to furniture, fixtures, telephones, equipment, file cabinets, window sills, convector closure tops, chair and table legs and rungs, baseboards, ledges, moldings, all door and other ventilating louvers.

Dust all areas above five (5) feet high using a soft treated dusting cloth to include but not limited to all ledges, moldings, signage, picture frames, charts, light fixtures and lenses, recessed lighting, switch plates, file cabinets, furniture etc.

	X		X

Wipe clean all baseboards using an approved baseboard cleaner.			X

Dust all door, floor and wall HVAC louvers.		X

Wipe clean all ceiling diffusers.				X

Dust all window blinds.				X

Remove clean and replace all ceiling light lenses.				X

Empty clean and damp wipe all waste receptacles. Remove waste paper and waste materials to designated area in the building. Recyclable materials shall be removed in accordance with building recycling program. Furnish and install, at no additional charge to the owner or building management, all plastic liners required for removal of all rubbish from the building.

Wash all trash containers. Monthly or more often if needed.			X

Wipe clean all telephone handsets and cradles using a germicidal cleanser.		X

Remove finger marks and scuff marks from partition walls and door surfaces on sight.						X

Sweep all hard surfaced and or vacuum all carpeted private staircases.	X

S-B-2

Service	Daily/ Nightly	Weekly	Monthly	Quarterly	Annually	Other

Wipe clean all metal hardware, metal fixtures and other brightwork.	X

Wipe clean all metal elevator shaft way doors and frames.	X

Wipe clean all metal window frames, mullions, terrace doors and other unpainted interior metal surfaces of the perimeter wall of the building each time the interior of the windows are washed.						X

Dust and wipe clean interior and exterior of all fire extinguisher cabinets.			X

Normal floor cleaning only shall be performed in tenants’ computer equipment areas, food preparation and dining areas.

GENERAL OFFICES AREAS - UNOCCUPIED SPACE

Service	Daily/ Nightly	Weekly	Monthly	Quarterly	Annually	Other

Police all un-occupied space. Remove all foreign matter and debris on site. Remove all collected trash to designated area.		X

Report all mechanical deficiencies, incidents or irregularities to the Building Manager as soon as they are observed.		X

Additionally, Landlord shall Clean the exterior of the windows of the Premises not less than two (2X) times per year.

S-B-3

EXHIBIT A

[Floor Plan]

A-1

[Floor Plan]

A-2

EXHIBIT B

LANDLORD’S WORK

I.	Landlord’s Work shall consist of the following:

1.

Landlord shall demolish existing tenant improvements in the Premises, including, but not limited to flooring, ceilings, light fixtures, partitions, equipment, wiring and cabling, and deliver the Premises to Tenant in a core and shell condition. Floors will be delivered patched and ready for floor coverings.

2.

Landlord shall abate all ACM (as said term is defined in Section 6.3 of the Lease) located in any portion of the Premises in accordance with Section 6.3 of the Lease on or before the Commencement Date.

3.

Landlord shall install demising walls, corridors and doors on the 18th floor at the locations shown on the floor plan annexed hereto as Exhibit N, so as to demise those portions of the Premises located on such floors from the balance of such floors in compliance with all Requirements applicable thereto.

4.	All structural columns and core and shell walls shall be enclosed and firestopped within twenty (20) Business Days of the Commencement Date.

5.

Landlord shall provide, install and put in working order new (or, if a Mammoth brand unit is unavailable, an equivalent or better manufacturer) package, water cooled DX, VAV air conditioning units (the “Tenant VAC Units”) having an aggregate 178 tons of cooling capacity for use by Tenant on or before May 31, 2006. The specifications for the Tenant VAC Units are attached hereto as Appendix 1 to this Exhibit B. The Tenant VAC Units shall be capable of maintaining an interior temperature of 74 degrees Fahrenheit when the summer outdoor conditions are 92 degrees Fahrenheit dry bulb and 73 degrees Fahrenheit wet bulb. The aforementioned conditions shall be capable of being maintained while offsetting a lighting and equipment load of four (4) watts per usable square foot, and an occupancy rate of one person per 150 usable square feet. The Tenant VAC Units shall be capable of providing outdoor air for ventilation at a rate of approximately 15CFM per person or .133 cfm per usable square foot. The VAC system shall utilize either mechanical refrigeration or the A/C units waterside economizer operation or a combination of both as required to maintain interior space temperatures as aforementioned.

6.	Landlord shall deliver the perimeter heating system fully operational in good working order with thermostatically controlled Danfus valves on or before May 31, 2006.

7.

Landlord shall ensure a sufficient number of points of connection is available for Tenant’s tie-in to the Building’s “Class E” system on or before the substantial completion of Tenant’s Initial Alterations.

8.

Landlord shall provide supply points for VAC in the mechanical rooms presently located in the Premises on or before the substantial completion of Tenant’s Initial Alterations. However, for optimum operation and feasibility, Landlord shall make the final determination as to the location.

9.

Perimeter heating system covers will be delivered as is, except that Landlord shall repair existing convector covers so they are free of dents and rust on or before the substantial completion of Tenant’s Initial Alterations.

II.

In this Lease: (i) the term “Landlord’s Pre-Commencement Date Work” shall mean, collectively, the work described in paragraphs 1, 2 and 3 above; and (ii) the term “Landlord’s Post-Commencement Date Work” shall mean, collectively, the work described in paragraphs 4, 5, 6, 7, 8 and 9 above. References in this Lease to “Landlord’s Work” shall refer, collectively, to Landlord’s Pre-Commencement Date Work and to Landlord’s Post-Commencement Date Work, unless the context otherwise requires.

III.	Intentionally deleted.

IV.

If the substantial completion of Landlord’s Work, if any, or delivery of possession of the Premises by Landlord to Tenant, is delayed due to any act or omission of Tenant or Tenant’s employees, agents or contractors where Tenant or Tenant’s employees, agents or contractors have a duty to act under the Lease (each a “Tenant Delay”) then (i) such portion of Landlord’s Work shall be deemed substantially complete on the date Landlord’s Work would have been substantially completed, or possession would have been delivered, but for that act or omission (as reasonably determined by Landlord); and (ii) Tenant shall reimburse Landlord for all reasonable additional costs actually incurred by Landlord as the result of such delay; provided, in each case, that Landlord gives Tenant at least two (2) Business Days’ advance notice of the onset of such Tenant Delay and Tenant fails to remedy the same within two (2) Business Days of such notice.

V.

Landlord shall exert commercially reasonable efforts to cause the installation of the Tenant VAC Units described in Paragraphs 5 and 6 of Paragraph I of this Exhibit B to be substantially completed and in working order on or before May 31, 2006 (collectively, the “Tenant VAC Unit Installation Work”). If the Tenant VAC Unit Installation Work is not substantially completed by the date set forth above, subject to delays caused by Unavoidable Delays and/or Tenant Delay, and if such failure to substantially complete the Tenant VAC Unit Installation Work by the date set forth above shall actually delay Tenant’s ability to perform Tenant’s Initial Alterations after Tenant shall have taken reasonable steps in accordance with generally accepted construction practices to reschedule work so as to eliminate the impact of such incomplete Tenant VAC Unit Installation Work, then (A) the Fixed Rent Abatement Period (as said term is defined in the Lease) shall be extended for one (1) additional day for each day that the Tenant’s

Initial Alterations is actually delayed during the period commencing on June 1, 2006 and ending on the day immediately preceding the date that the Tenant’s VAC Unit Installation Work shall be substantially completed and notice of the same has been delivered to Tenant (or if Tenant shall have elected to exercise the self-help rights provided in clause (B) of this Paragraph V, the date the Tenant VAC Unit Installation Work should have been substantially completed, as determined by mutual agreement of Landlord and Tenant or by an arbitrator pursuant to an arbitration conducted in accordance with the provisions of Section 38.7 of the Lease and (B) to the extent such incomplete portion of the Tenant VAC Unit Installation Work can be cured solely by the performance of work within the Premises which shall not affect any structural elements of the Building or the Building exterior, or affect the operation of any Building Systems (other than merely connecting to such Building Systems), Landlord shall, at Tenant’s request, assign to Tenant any contract entered into by Landlord for the performance of such unperformed portion of the Tenant VAC Unit Installation Work, and Tenant may perform and complete such unperformed portion of the Tenant VAC Unit Installation Work on condition that (i) Tenant shall have first notified Landlord in writing of such failure to substantially complete such portion of the Tenant VAC Unit Installation Work and Landlord shall not have cured such default within ten (10) days after such notice, and (ii) prior to actually curing such default, Tenant shall have given Landlord prior written notice of Tenant’s intention to use self-help under this Section (herein called the “Exhibit B – Paragraph V Self-Help Notice”) and Landlord shall not, within a two (2) day period after delivery of such notice, have indicated in writing to Tenant Landlord’s intention to cure such default and instituted immediate steps to remedy the situation and diligently prosecuted same to completion. The extent of the work performed by Tenant in curing any such default shall not exceed the work that is reasonably necessary to effectuate such remedy and the cost of curing such default and effecting such remedy shall, for the purpose of determining the amount which Landlord may be obligated to reimburse to Tenant under this Paragraph V, be reasonable under the circumstances. Upon completion of any such cure of Landlord’s default pursuant to this Paragraph V, Tenant shall give notice thereof (herein called the “Exhibit B – Paragraph V Completion Notice”) to Landlord together with a copy of invoices setting forth the costs and expenses incurred by Tenant to complete such cure. Landlord shall reimburse Tenant or dispute Tenant’s right to reimbursement therefor with a reasonably detailed description of the basis for Landlord’s dispute, within twenty (20) Business Days after receipt of Tenant’s Exhibit B – Paragraph V Completion Notice, for the actual out-of-pocket expenses reasonably incurred by Tenant in performing any such work and completing such cure. In the event that Landlord shall fail timely to reimburse Tenant for any such work performed in accordance herewith, or to dispute Tenant’s right to payment therefor, then Tenant shall have the right (herein called “Tenant’s Exhibit B – Paragraph V Offset Right”) to offset the amount of such reimbursement against Rent next becoming due under this Lease with interest thereon at the Applicable Rate from the date expended by Tenant until the date recovered in full by such offset. Any such dispute which is not resolved between the parties within twenty (20) Business Days after the timely giving of Landlord’s notice of dispute may be submitted by either party to arbitration in accordance with the provisions of Section 38.7 of this Lease. If Landlord continues to fail to reimburse Tenant for twenty (20) Business Days after Tenant has obtained a final determination from the arbitrators in Tenant’s favor, Tenant shall again have Tenant’s Exhibit B – Paragraph V Offset Right. The parties to this Lease acknowledge that the rights and remedies of Tenant under this Paragraph V are not intended to limit any other right or remedy that Tenant may have under any other express provision of this Lease (except to the extent such right or remedy may be limited under an express provision of this Lease).

VI.

Following the substantial completion of Landlord’s Pre-Commencement Date Work on either or both of the 17th Floor or the 18th Floor, as applicable, Landlord shall exert commercially reasonable efforts to cause the following elements of Landlord’s Work to be completed on or before the dates set forth under the column marked “Target Substantial Completion Date”:

WORK ITEM	TARGET SUBSTANTIAL COMPLETION DATE

Substantially complete Landlord’s Pre-Commencement Date Work on either the 17th Floor or the 18th Floor if Landlord shall have theretofore substantially completed Landlord’s Pre-Commencement Date Work on the other floor (e.g., if Landlord shall have substantially completed Landlord’s Pre-Commencement date Work on the 18th Floor and not substantially completed Landlord’s Pre-Commencement date Work on the 17th floor)

Twenty (20) days after the substantial completion of Landlord’s Pre-Commencement Date Work on the other Floor

Structural columns and core and shell walls to be enclosed and firestopped	On or before twenty (20) Business Days following the Commencement Date

Deliver the perimeter heating system fully operational in good working order with thermostatically controlled Danfus valves	On or before May 31, 2006

Provide a sufficient number of points of connection is available for Tenant’s tie-in to the Building’s “Class E” system	On or before the substantial completion of Tenant’s Initial Alterations

Provide supply points for VAC in the mechanical rooms presently located in the Premises.	On or before the substantial completion of Tenant’s Initial Alterations

Repair existing convector covers so they are free of dents and rust	On or before the substantial completion of Tenant’s Initial Alterations

If the portions of Landlord’s Work set forth in the table above are not substantially completed by the dates set forth above, subject to delays caused by Unavoidable Delays and/or Tenant Delay, and if such failure to substantially complete such portion of Landlord’s Work by the dates set forth above shall adversely affect or delay Tenant’s ability to perform Tenant’s Initial Alterations after Tenant shall have taken reasonable steps in accordance with generally accepted construction practices to reschedule work so as to eliminate the impact of such incomplete portions of Landlord’s Work then, to the extent such incomplete portion of Landlord’s Work can be cured solely by the performance of work within the Premises (except for the work referred to in Paragraph 3 of Paragraph I of this Exhibit B, which may be performed outside of the Premises) which shall not affect any structural elements of the Building or the Building exterior, or affect the operation of any Building Systems (other than merely connecting to such Building Systems), Landlord shall, at Tenant’s request, assign to Tenant any contract entered into by Landlord for the performance of such unperformed portion of Landlord’s Work (but Tenant shall not be obligated to accept an assignment of such contract in order to effect a cure), and Tenant may perform and complete such unperformed portion of Landlord’s Work on condition that Tenant shall have first notified Landlord in writing of such failure to substantially complete such portion of Landlord’s Work and Tenant’s intention to cure the same (herein called the “Exhibit B – Paragraph VI Self-Help Notice”) and Landlord shall not, within seven (7) days after such notice, have cured such default. The extent of the work performed by Tenant in curing any such default shall not exceed the work that is reasonably necessary to effectuate such remedy and the cost of curing such default and effecting such remedy shall, for the purpose of determining the amount which Landlord may be obligated to reimburse to Tenant under this Paragraph VI, be reasonable under the circumstances. Upon completion of any such cure of Landlord’s default pursuant to this Paragraph VI, Tenant shall give notice thereof (herein called the “Exhibit B –Paragraph VI Completion Notice”) to Landlord together with a copy of invoices setting forth the costs and expenses incurred by Tenant to complete such cure. Landlord shall reimburse Tenant or dispute Tenant’s right to reimbursement therefor with a reasonably detailed description of the basis for Landlord’s dispute, within twenty (20) Business Days after receipt of Tenant’s Exhibit B – Paragraph VI Completion Notice, for the actual out-of-pocket expenses reasonably incurred by Tenant in performing any such work and completing such cure. In the event that Landlord shall fail timely to reimburse Tenant for any such work performed in accordance herewith, or to dispute Tenant’s right to payment therefor, then Tenant shall have the right (herein called “Tenant’s Exhibit B – Paragraph VI Offset Right”) to offset the amount of such reimbursement against Rent next becoming due under this Lease with interest thereon at the Applicable Rate from the date expended by Tenant until the date recovered in full by such offset. Any such dispute which is not resolved between the parties within twenty (20) Business Days after the timely giving of Landlord’s notice of dispute may be submitted by either party to arbitration in accordance with the provisions of Section 38.7 of this Lease. If Landlord continues to fail to reimburse Tenant for twenty (20) Business Days after Tenant has obtained a final determination from the arbitrators in Tenant’s favor, Tenant shall again have Tenant’s Exhibit B – Paragraph VI Offset Right. The parties to this Lease acknowledge that the rights and remedies of Tenant under this Paragraph VI are not intended to limit any other right or remedy that Tenant may have under any other express provision of this Lease (except to the extent such right or remedy may be limited under an express provision of this Lease). Additionally, if Tenant shall have actually been delayed in the substantial completion of Tenant’s Initial Alterations as a result of Landlord’s failure to complete all or any portion of Landlord’s Post-Commencement Date Work to the extent and by the dates specified under this Section, then Tenant shall be entitled to an equitable abatement in Rent for the period Tenant was so delayed (whether or not rent was actually accruing during such period), such abatement to be determined by the mutual agreement of Landlord and Tenant or by the arbitrator in accordance with an arbitration conducted under Section 38.7 of this Lease.

VII.

In addition to Landlord’s Work, Landlord agrees to perform the following work (“Landlord’s Common Area Work”) in respect of the common areas of the 18th floor of the Building: (i) the installation of new building standard carpeting in the common corridor; (ii) the re-painting those areas of the common corridor which are painted as of the date of this Lease with building-standard paint; (iii) the installation of new building-standard wall coverings in those portions of the common corridor which are covered with wall coverings as of the date of this Lease; (iv) the installation of new building-standard ceiling tiles (as reasonably determined by Landlord) in the ceiling of the common corridor, (vi) the replacement of all common corridor lighting fixtures with new lighting fixtures; and (vii) the refurbishment of the 18th floor core lavatories (“18th Floor Core Lavatories”) which shall consist of re-painting, replacing all ceiling tiles and the bleaching (Saniglazing) of the lavatory floor in a manner consistent with the refurbishment of the lavatories on the third (3rd) floor of the Building. Any reference in this paragraph to “building-standard” materials, finishes, quantities, designs, qualities and colors shall refer to the standard of materials, finishes, quantities, designs, qualities and colors adopted by Landlord as a standard for the common areas of the third (3rd) floor of the Building as of the date of this Lease. Landlord’s Common Area Work shall be performed and substantially completed as follows: (i) the refurbishment of the 18th Floor Core Lavatories shall be completed on or before the date that Tenant’s Initial Alterations shall have been substantially completed and (ii) all other Landlord’s Common Area Work shall be substantially completed on or before the forty-fifth (45th) day next following the later to occur of (x) the date upon which Tenant shall commence occupancy of the Premises for the regular conduct of its business and (y) the date of substantial completion of Tenant’s Initial Alterations.

VIII.

Tenant may elect, by a written notice (the “18th Floor Core Lavatories Upgrade Notice”)delivered to Landlord on or before January 31, 2006 to require that Landlord upgrade the core lavatories on the 18th floor in accordance with plans and specifications prepared by Landlord in consultation with Tenant and approved by Tenant, approval of which shall not be unreasonably withheld or delayed, provided such plans and specifications are consistent with the design guidelines adopted by Landlord for the upgrade of core lavatories in the Building and meet or exceed the standard of quality adopted by Landlord as a “building standard” with respect to the upgrade of core lavatories in the Building. If Tenant delivers the 18th Floor Core Lavatories Upgrade Notice, as foresaid, then (i) Landlord shall expend up to $20,000.00 in connection with the upgrade of the 18th Floor Core Lavatories, (ii) Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with the upgrade of the 18th Floor Core Lavatories in excess of $20,000.00, which excess costs and expenses shall be paid by Tenant, as additional rent under this Lease, within twenty (20) days of Landlord’s demand therefor accompanied by all invoices for the work performed on the 18th Floor Core Lavatories, and (iii) Landlord shall be relieved, notwithstanding any condition or requirement in this Exhibit B, from any obligation to refurbish the 18th Floor Core Lavatories on or before the dates specified in Paragraph VII of this Exhibit B; provided, however, that Landlord shall substantially complete the upgrade of the 18th Floor Core Lavatories within a reasonable time, given the extent of the work involved, following Tenant’s approval of the plans and specifications prepared by Landlord for the upgrade of the 18th Floor Core Lavatories. In order to avoid any misunderstanding, the parties hereby agree that Landlord shall not be required to provide for ADA compliance work (or NYC Local Law 58 compliance work, or similar work) in the revised plans and specifications for the 18th Floor Core Lavatories; and, if the upgrade work performed in respect of the 18th Floor Core Lavatories shall require additional work to be performed in order to cause the 18th Floor Core Lavatories to comply with the ADA or NYC Local Law 58 or similar Requirements, the cost of all such additional work shall be borne solely by Tenant.

APPENDIX 1 TO SCHEDULE B

EXHIBIT C

LIST OF CONTRACTORS APPROVED BY LANDLORD

The following general contractors and trade contractors are hereby approved by Landlord with respect to the performance of Tenant’s Initial Alterations:

General Contractors:

StructureTone, Inc.
Turner Construction

Flooring
Consolidated
Soundtone
Sherland & Farrington
Architectural Flooring

Painting & Wallcovering
Antovel
Caruso
Newport
Encore

Window Treatment
DFB
LVC
City View

Woodwork
Rimi
I.G. Gillander
S & G
Gale
Island Arch Woodwork

EXHIBIT D

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated as of December __, 2005, among LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, having an address at 420 Fifth Avenue, New York, NY 10018, in its capacity as administrative agent for the financial institutions (collectively, the “Lenders”) parties to the Loan Agreement referred to below (in such capacity, “Mortgagee”), COTY INC., a Delaware corporation having an office at 1325 Avenue of the Americas, New York, New York 10019 (“Tenant”), and, SEB IMMOBILIEN-INVESTMENT GMBH, a limited liability capital investment company (Kapitalanagegesellschaft) organized and existing under the laws of Germany having an office at Stüzeläckerweg 12-14, D-60489 Frankfurt am Main, Germany, Attn: Ms. Barbara Knoflach and Mr. Choy-Soon Chua (together with its successors and assigns, collectively, “Mortgagor”).

W I T N E S S E T H:

          WHEREAS, pursuant to a certain Loan Agreement, dated as of ___________ , 200_, among Mortgagor, Mortgagee and the Lenders (the “Loan Agreement”), the Lenders have agreed to make a mortgage loan to the Borrower in the principal amount of $__________ (the “Loan”), upon the terms and subject to the conditions set forth in the Loan Agreement;

          WHEREAS, the Loan will be secured by, among other things, a Mortgage, Assignment of Leases and Security Agreement and Fixture Filing by the Mortgagor for the benefit of the Mortgagee (the “Mortgage”) intended to be recorded in Office of the Register of New York County, New York, which Mortgage covers Mortgagor’s interest in certain premises more particularly described on Exhibit A attached hereto (the “Property”);

          WHEREAS, Tenant has leased certain space (the “Demised Premises”) in the building located at the Property from Mortgagor pursuant to a certain Agreement of Lease, dated as of December 30, 2005 (the “Lease”);

          WHEREAS, as a condition to the disbursement of the Loan, Mortgagee has required that the Lease and all rights of Tenant thereunder be subordinated to the Mortgage and all of the rights of Mortgagee thereunder as provided herein; and

          WHEREAS, Tenant wishes to obtain a non-disturbance agreement from Mortgagee so as to be assured of continued possession of the Demised Premises if the Mortgage is foreclosed.

          NOW, THEREFORE, for valuable consideration, Mortgagee, Mortgagor and Tenant agree as follows:

          1. Subject to the terms hereof, the Lease is and shall continue to be subject and subordinate in all respects to the lien of the Mortgage, to all of the terms thereof, to all advances made or to be made thereunder and any renewals, modifications, increases, consolidations, replacements and extensions thereof and/or thereto.

          2. If foreclosure proceedings are instituted under the Mortgage and Tenant shall not be in default under the Lease beyond all applicable notice and cure periods (if any) specified in the Lease, then: (a) Tenant shall not be made a party defendant in such proceedings; (b) the Lease shall not be terminated; and (c) Tenant’s possession of the Demised Premises shall not be disturbed by such proceedings.

          3. Upon the completion of foreclosure proceedings and the sale of the Property, or if Mortgagee should otherwise acquire possession of the Property (any such event, a “Succession”), Tenant shall attorn to the purchaser at foreclosure or to Mortgagee, as the case may be, and shall recognize such purchaser or Mortgagee as Tenant’s landlord under the Lease and Mortgagee shall recognize Tenant as Mortgagee’s tenant under the Lease. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, that from time to time upon the request of the purchaser at foreclosure or Mortgagee, as the case may be, and provided that Mortgagee shall be in compliance with its obligations under this Agreement, Tenant shall execute and deliver any instrument reasonably requested by Mortgagee to confirm such attornment.

          4. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which accords Tenant any right of election to terminate the Lease or to surrender possession of the Demised Premises if foreclosure proceedings are instituted. Tenant shall, upon demand of any receiver in foreclosure, pay such receiver all base rent, additional rent and all other charges becoming due under the Lease after such demand.

          5. Upon any Succession, the Lease shall continue in full force and effect as a direct lease between the purchaser at foreclosure or Mortgagee, as the case may be, and Tenant, upon all of the terms of the Lease, except that: (a) notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Mortgage or if Mortgagee should otherwise acquire possession of the Property, the liability of Mortgagee, its successors and assigns, or the purchaser at foreclosure, as the case may be, shall be limited to its or their interest in the Property; and (b) such purchaser or Mortgagee, as the case may be, shall not:

          (i) be liable for any previous act, omission or default of the landlord under the Lease, provided that Mortgagee shall not be relieved of any liability arising by reason of Mortgagee’s act or omission from and after the date of Succession, including, but not limited to, a continuance of the failure by Mortgagor to perform its obligations under the Lease; or

          (ii) be subject to any offset which shall have theretofore accrued to Tenant against the landlord under the Lease except (i) as expressly set forth in the Lease, (ii) if Mortgagee was furnished with notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to the Succession or (iii) Mortgagee continues to fail to perform the obligations of Mortgagor under the Lease, which gave rise to the offset or defense and does not remedy the same within a reasonable period of time after receipt of notice of such continuation from Tenant; or

          (iii) be bound by any payment of base rent, additional rent or other charges due under the Lease paid more than thirty (30) days in advance of its due date unless such prepayment shall have been approved, in writing, by Mortgagee; or

          (iv) be bound by any modification or amendment of the Lease or by any cancellation or surrender of the Lease, unless the same shall have been approved, in writing, by Mortgagee, other than those modifications or amendments entered into or any cancellation or surrender of the Lease as a result of Tenant’s exercise of any renewal, expansion, first refusal, cancellation or other options contained in the Lease, provided such modifications or amendments contain no changes to the Lease other than those expressly relating to such options as set forth in the Lease; or

          (v) be liable to Tenant for any deposit, rental security or any other sums deposited with the landlord under the Lease and not delivered to Mortgagee or the purchaser at foreclosure, as the case may be; or

          (vi) be liable to Tenant for any work required to be performed prior to the Succession to prepare the Demised Premises for Tenant’s occupancy or for payment of any allowances or contributions to the cost of any such work if such payment was due prior to the Succession; provided, however, that Mortgagee shall be liable for (a) all work required to be performed by the landlord under the Lease after the Succession and all work required to be performed by the landlord under the Lease prior to Mortgagee’s Succession which the landlord under the Lease has a continuing obligation under the Lease to perform after the Succession, and (ii) any amount of the Tenant Fund (as defined in the Lease) outstanding as of the Succession; or

          (vii) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Property, or any part thereof resulting from a fire or other casualty occurring prior to a Succession, except for any such obligations and delays which arise prior to such Succession but are continuing after the date of such Succession; or

          (viii) be liable to Tenant for any Lease buy-out agreements or obligations, except as expressly set forth in the Lease.

          6. Tenant acknowledges that pursuant to the Mortgage, Mortgagor has granted to Mortgagee, as Mortgagor’s assignee, the right to direct Tenant to pay to Mortgagee (or Mortgagee’s designee) the rents due under the Lease. Tenant shall, after receipt of a notice from Mortgagee directing Tenant to pay such rentals to Mortgagee (or Mortgagee’s designee), pay all base rent, additional rent or other charges payable under the Lease to Mortgagee (or Mortgagee’s designee) until Mortgagee notifies Tenant to resume payment to Mortgagor. Mortgagor joins in the execution of this Agreement for the purpose of irrevocably directing Tenant to make such rental payments in accordance with Mortgagee’s instructions. In complying with the provisions of this paragraph 6, Tenant shall be entitled to rely solely upon the notices given by Mortgagee which are referred to in this paragraph 6. Tenant shall be entitled to full credit under the Lease for any rents paid to Mortgagee (or its designee) in accordance with the provisions of this paragraph 6 to the same extent as if such rents were paid directly to Mortgagor.

          7. Mortgagor and Tenant each agree not to amend, modify, surrender or cancel the Lease without the prior written consent of Mortgagee, except for those amendments or modifications or any surrender or cancellation of the Lease as a result of Tenant’s exercise of any renewal, expansion, first refusal, cancellation or other options contained in the Lease, provided such modifications or amendments contain no changes to the Lease other than those expressly relating to such options as set forth in the Lease, and any such purported amendment, modification, surrender and/or cancellation taken without Mortgagee’s written approval shall not be effective against Mortgagee.

          8. Tenant agrees that if there occurs a default by the landlord under the Lease of which Tenant has notice, a copy of each notice given to the landlord pursuant to the Lease shall also be given to Mortgagee. Mortgagee shall have the right to cure any such default by the landlord under the Lease within the time periods provided to the landlord under the Lease.

          9. This Agreement may not be modified orally or in a manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

          10. This Agreement contains the entire understanding between Mortgagor, Mortgagee and Tenant, and may not be changed except by an instrument signed by the party.to be charged.

          11. All notices, approvals, consents and other communications referred to herein (collectively, “Notices”) shall be in writing and sent by hand (against a signed receipt), by nationally recognized overnight courier service (such as Federal Express) with receipt requested or by certified mail, return receipt requested, to the other parties at the address of each such other parties set forth hereinbelow or at such other address within the continental United States as such other parties may designate by notice specifically designated as a notice of change of address and given in accordance herewith:

          (i) If to Mortgagee, at Mortgagee’s address above set forth;

          (ii) If to Tenant, prior to the date that Tenant first occupies the Premises for the conduct of its business:

Coty Inc.

1325 Avenue of the Americas

New York, New York 10019

Attention: General Counsel

          If to Tenant after the date that Tenant first occupies the Premises for the conduct of its business:

Coty Inc.

2 Park Avenue

New York, New York 10016

Attention: General Counsel

With a copy to:

Coty Inc.

2 Park Avenue

New York, New York 10016

Attention: General Counsel

and a copy to:

Brown Raysman Millstein Felder & Steiner LLP

900 Third Avenue

New York, New York 10022

Attention: Raymond A. Sanseverino, Esq.

(iii) If to Mortgagor:

SEB Immobilien-Investment GmbH

c/o LaSalle Investment Management

153 East 53rd Street

New York, NY 10022

Attention: Mr. Brian Tague

With a copy to:

Jones Lang LaSalle Americas, Inc.

Two Park Avenue

15th Floor

New York, NY 10016

Attention: Building Manager

and a copy to:

Mario J. Suarez, Esq.

Thompson Hine LLP

One Chase Manhattan Plaza

58th Floor

New York, New York 10005-1401

Any such Notices shall be deemed to have been rendered or given (a) on the date when it shall have been hand delivered (b) on the next business day if delivered via nationally recognized overnight courier service (such as Federal Express) with receipt requested, or (c) three (3) Business Days from when it shall have been mailed via certified mail, return receipt requested. Each party’s attorney is authorized to give any Notice pursuant to this Agreement on behalf of such attorney’s client.

          12. Notwithstanding anything to the contrary contained herein, in the event fire or other casualty destroys all or any portion of the Property or the Demised Premises, all insurance proceeds associated with such casualty shall be used in accordance with the terms of the Lease. If all or any portion of the Property or the Demised Premises is taken under power of eminent domain, all condemnation awards associated with such taking shall be used in accordance with the provisions of the Lease.

          13. Neither the Mortgage nor any other security instrument executed in connection therewith shall cover, or be construed as subjecting in any manner to the liens thereof, any of the improvements, personal property, trade fixtures or equipment owned by Tenant.

          14. Mortgagee acknowledges receipt of a copy of the Lease, approves the Lease, and agrees that this Agreement satisfies any condition or requirement in the Mortgage relating to approval by Mortgagee of the Lease. It is agreed that this Agreement shall supersede, to the extent inconsistent therewith, the provisions of the Lease relating to subordination of the Lease.

          15. Tenant, Mortgagor and Mortgagee represent and warrant to each other that they and the individuals signing below have the right, power and authority to execute this Agreement.

          16. This Agreement may be executed in several counterparts each of which when executed is an original, but all of which together shall constitute one instrument.

          17. Tenant shall record this Agreement in the local registry in which the Demised Premises is located.

          18. This Agreement shall be binding upon and inure to the benefit of Mortgagor, Mortgagee and Tenant and their respective successors and assigns.

[signature page follows]

          IN WITNESS WHEREOF, Mortgagee, Mortgagor and Tenant have executed this Agreement as of the day and year first above written.

MORTGAGEE:

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE,

in its capacity as administrative agent for the Lenders,

By:

Name:

Title:

By:

Name:

Title:

TENANT: COTY INC.

By:

Name:

Title:

MORTGAGOR:

SEB IMMOBILIEN-INVESTMENT GMBH,

a limited liability capital investment company (Kapitalanagegesellschaft) organized and existing under the laws of Germany

By:

Name:

Title:

By:

Name:

Title:

NOTARY ACKNOWLEDGMENT

(Within New York State)

STATE OF NEW YORK	)

)ss.

COUNTY OF NEW YORK	)

On the ___________day of ____________ in the year 2006 before me, the undersigned, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her /their capacity(ies), and that by his / her / their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

STATE OF NEW YORK	)

)ss.

COUNTY OF NEW YORK	)

On the ___________day of ____________ in the year 2006 before me, the undersigned, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her /their capacity(ies), and that by his / her / their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

STATE OF NEW YORK	)

)ss.

COUNTY OF NEW YORK	)

On the ___________day of ____________ in the year 2006 before me, the undersigned, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her /their capacity(ies), and that by his / her / their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

STATE OF NEW YORK	)

)ss.

COUNTY OF NEW YORK	)

On the ___________day of ____________ in the year 2006 before me, the undersigned, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her /their capacity(ies), and that by his / her / their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

STATE OF NEW YORK	)

)ss.

COUNTY OF NEW YORK	)

On the ___________day of ____________ in the year 2006 before me, the undersigned, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her /their capacity(ies), and that by his / her / their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

EXHIBIT A

(Exhibit A to Subordination, Non-Disturbance and Attornment Agreement)

EXHIBIT E

CERTIFICATE OF OCCUPANCY

E-1

E-2

EXHIBIT F

INTENTIONALLY OMITTED

F-1

EXHIBIT G

VAC UNIT PERFORMANCE SPECIFICATIONS

The Tenant VAC Units shall be capable of maintaining an interior temperature of 74 degrees Fahrenheit when the summer outdoor conditions are 92 degrees Fahrenheit dry bulb and 73 degrees Fahrenheit wet bulb. The aforementioned conditions shall be capable of being maintained while offsetting a lighting and equipment load of four (4) watts per usable square foot, and an occupancy rate of one person per 150 usable square feet. The Tenant VAC Units shall be capable of providing outdoor air for ventilation at a rate of approximately 15CFM per person or .133 cfm per usable square foot.

The VAC system shall utilize either mechanical refrigeration or the A/C units waterside economizer operation or a combination of both as required to maintain interior space temperatures as aforementioned.

G-1

EXHIBIT H

FORM OF LETTER OF CREDIT

Contact Phones:

IRREVOCABLE LETTER OF CREDIT

_________________, 2005	Our irrevocable standby Letter of Credit:
No.

Beneficiary:	Applicant:

Attention:	Attention:

Amount: Exactly USD $______________ (_________________________ Dollars)

Final Date of Expiration: ___________ [INSERT DATE WHICH IS SIXTY (60) DAYS AFTER LEASE EXPIRATION DATE]

          We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No. _________ in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $______________.

          This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under ________________ [INSERT NAME OF BANK] Letter of Credit No. _________” and accompanied by the original of this Letter of Credit. Such sight draft may be signed by Beneficiary or Beneficiary’s managing agent.

          Special conditions:

          Partial draws, as well as multiple presentations and drawings, under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained herein, this Letter of Credit

H-1

shall expire permanently without renewal on _______________[INSERT DATE WHICH IS SIXTY (60) DAYS AFTER LEASE EXPIRATION DATE].

          This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond _______________[INSERT DATE WHICH IS SIXTY (60) DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least sixty (60) days prior to the then current expiration date, we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

          We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us on or before the expiration date of this Letter of Credit, regardless of whether Applicant disputes such presentation.

          This Letter of Credit is transferable one or more times and any such transfer shall be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to the Lease between Beneficiary and Subtenant. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

          Except so far as otherwise expressly stated, this documentary credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber Of Commerce Publication No. 500.

By:

Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

H-2

EXHIBIT I

CONFIRMATION OF THE EXISTENCE OF A REGISTERED OFFICE IN THE FEDERAL
REPUBLIC OF GERMANY

          Please note below whether, for the purpose of the balance-of-payments statistics, COTY, INC., a corporation organized under the laws of Delaware.

____ For the purpose of the German balance-of-payments statistics, we are considered to be a company that has its registered office in Germany.

____ For the purpose of the German balance-of-payments statistics, we are considered to be a company that does not have its registered office in Germany.

          In addition, please confirm this status with either (a) your firm’s stamp and the signature of an employee authorized to represent your firm or (b) the notarized signature of an authorized employee.

TENANT:

COTY, INC.	[FIRM SEAL]

By:

Name:

Its:

Date:

I-1

EXHIBIT J

[Floor Plan]

[Floor Plan]

[Floor Plan]

A schedule of the expiration dates of certain leases covering portions of the First Offer Space is set forth below:

EXHIBIT K

FIRST OFFER SPACE SUPERIOR RIGHTS

          Herrick Feinstein LLP has superior rights of first offer with respect to space that becomes available on the 18th Floor and the 19th Floor of the Building; and Tenant’s rights of first offer under the Lease to which this Exhibit is attached are subject and subordinate to Herrick Feinstein LLP’s rights, as aforesaid.

K-1

EXHIBIT L

FIRST OFFER STORAGE SPACE

L-1

EXHIBIT M

FORM OF COMMENCEMENT DATE AGREEMENT

          COMMENCEMENT DATE AGREEMENT made as of ____________ 2006 by and between SEB IMMOBILIEN-INVESTMENT, GmbH, a limited liability capital investment company organized and existing under the laws of Germany, having an office c/o Jones Lang LaSalle Americas, Inc., Two Park Avenue, New York, NY 10016 (“Landlord”) and COTY INC., a Delaware corporation, having an office at 1325 Avenue of the Americas, New York, New York 10019 (“Tenant”).

W I T N E S E T H:

          WHEREAS, Landlord and Tenant have entered into a Lease, dated as of December 30, 2005 (the “Lease”), pursuant to which Landlord leased to Tenant certain space in the Building known as 2 Park Avenue, New York, NY (the “Building”) as more fully described in the Lease; and

          WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date and the Expiration Date of the Lease.

          NOW, THEREFORE, Landlord and Tenant confirm that the “Term” of the Lease has commenced on _______________, 2006, and that such date shall constitute the “Commencement Date” of the Lease; and that the Term of the Lease will expire on _____________, ______, and that such date shall constitute the “Expiration Date” under the Lease, as such terms are defined in the Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.

COTY, INC.,	SEB IMMOBILIEN-INVESTMENT GMBH, Landlord
Tenant

By:	By:

Name:		Name:
Title:		Title:

M-1

EXHIBIT N

[Floor Plan]

N-1

i

EXHIBIT A - FLOOR PLAN

EXHIBIT B - LANDLORD’S WORK

EXHIBIT C - LIST OF CONTRACTORS APPROVED BY LANDLORD

EXHIBIT D - FORM OF SNDA

EXHIBIT E - CERTIFICATE OF OCCUPANCY

EXHIBIT F - INTENTIONALLY OMITTED

EXHIBIT G - VAC UNIT PERFORMANCE SPECIFICATIONS

EXHIBIT H - FORM OF LETTER OF CREDIT

EXHIBIT I - CONFIRMATION OF REGISTERED OFFICE IN GERMANY

EXHIBIT J - FIRST OFFER SPACE

EXHIBIT K - FIRST OFFER SPACE SUPERIOR RIGHTS

EXHIBIT L - FIRST OFFER STORAGE SPACE

EXHIBIT M - FORM OF COMMENCEMENT DATE AGREEMENT

EXHIBIT N - EIGHTEENTH FLOOR DEMISING PLAN

SCHEDULE A - RULES AND REGULATIONS

SCHEDULE B - CLEANING SPECIFICATIONS

ii

FIRST AMENDMENT TO LEASE

          THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”), made as of the 23rd day of August, 2007, between PPF OFF TWO PARK AVENUE OWNER, LLC, as landlord, having an office at c/o Morgan Stanley Real Estate Advisors, Inc., 1585 Broadway, New York, New York 10036 (“Landlord”) and COTY INC., having an office at 2 Park Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H

          WHEREAS, pursuant to that certain Agreement of Lease, dated as of December 30, 2005 (the “Lease”), Landlord’s predecessor in interest, Seb Immobilien-Investment GmbH, leased to Tenant and Tenant leased from Landlord certain premises consisting of the entire rentable area of the 17th floor and a portion of the 18th floor of the building known as 2 Park Avenue, New York, New York (the “Building”);

          WHEREAS, pursuant to the Lease, Tenant has exercised its right of first offer to lease a portion of the rentable area on the sixteenth (16th) floor of the Building, identified as suite 1600, (the “Sixteenth Floor Space”), and as shown hatched on the floor plan attached hereto and made a part hereof as “Exhibit A”; and the parties are desirous of leasing the Sixteenth Floor Space on the terms and conditions hereinafter set forth; and the parties agree to otherwise amend and modify the Lease as hereinafter set forth;

          NOW THEREFORE, in consideration of the sum of Ten ($10.00) Dollars paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows.

          1. Unless otherwise stated herein, all capitalized terms used in this Amendment shall have the meanings specified in the Lease.

          2. Effective as of the date hereof, the Lease shall be modified and amended, with respect to the Sixteenth Floor Space only, as follows:

          (a) The Sixteenth Floor Space shall be leased by Landlord to Tenant for a term to commence on the First Offer Space Inclusion Date (as hereinafter defined) and to expire on the Expiration Date, (the “Sixteenth Floor Term”), unless sooner terminated pursuant to the provisions of the Lease or pursuant to law; the Sixteenth Floor Space shall be added to and deemed a part of the Premises for all purposes of the Lease except as otherwise provided herein.

(b) For the purposes of this Amendment only, references in Section 39 of the Lease to the “First Offer Space” shall refer to the Sixteenth Floor Space.

          (c) For the purposes of this Amendment, with respect to the Sixteenth Floor Space only, references in Section 39 of the Lease to the “First Offer Space Inclusion Date” shall mean September 1, 2007. If on September 1, 2007, the Sixteenth Floor Space is not in First Offer Space Condition pursuant to Section 39 of the Lease, the First Offer Space Inclusion Date shall be the date on which the Sixteenth Floor Space is delivered to Tenant in First Offer Space Condition. Except as provided in the next sentence, Tenant expressly waives any right to rescind this Amendment or the Lease under Section 223-a of the New York Real Property Law, and further expressly waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Sixteenth Floor Space on the date specified as the First Offer Space Inclusion Date. Notwithstanding the foregoing, if the First Offer Space Inclusion Date shall not occur by March 1, 2008, then Tenant shall have the right, by giving notice to Landlord by March 15, 2008, to rescind Tenants acceptance of its option to lease the Sixteenth Floor Space as

2

First Offer Space. If Tenant shall rescind the acceptance of its option as aforesaid in a timely manner, Landlord shall be free to lease the Sixteenth Floor Space to others on terms as Landlord may, in its sole discretion, desire.

          (d) For the purposes of this Amendment, the “Sixteenth Floor Rent Commencement Date” shall mean July 29, 2008, provided however if the First Offer Space Inclusion Date shall occur after September 1, 2007 then the Sixteenth Floor Rent Commencement Date shall be delayed one (1) day for each day that the First Offer Space Inclusion Date shall occur after September 1, 2007.

          (e) For the purposes of this Amendment, with respect to the Sixteenth Floor Space only, references in Section 39 of the Lease to the “First Offer Space Term” shall refer to the Sixteenth Floor Term (as hereinafter defined).

          (f) For the Sixteenth Floor Space only, Tenant shall pay Fixed Rent (a) for the period commencing on the Sixteenth Floor Rent Commencement Date and up to and including March 25, 2012, both dates inclusive, at the annual fixed rental rate of Two Hundred Seventy Nine Thousand Two Hundred and Seventy Six and 00/100 Dollars ($279,276.00), payable in equal monthly installments of Twenty Three Thousand Two Hundred and Seventy Three and 00/100 Dollars ($23,273.00) in advance on the first day of each and every calendar month during said period, (b) for the period commencing March 26, 2012 and up to and including March 25, 2017, both dates inclusive, at the annual fixed rental rate of Three Hundred and Nine Thousand Four Hundred and Sixty Eight and 00/100 Dollars ($309,468.00), payable in equal monthly installments of Twenty Five Thousand Seven Hundred and Eighty Nine and 00/100 Dollars ($25,789.00) in advance on the first day of each and every calendar month during said period, and (c)

3

for the period commencing March 26, 2017 and up to and including the Expiration Date, both dates inclusive, at the annual fixed rental rate of Three Hundred Thirty Nine Thousand Six Hundred and Sixty and 00/100 Dollars ($339,660.00), payable in equal monthly installments of Twenty Eight Thousand Three Hundred and Five and 00/100 Dollars ($28,305.00) in advance on the first day of each and every calendar month during said period.

(g) For the Sixteenth Floor Space only, the term “Base Tax Year” shall be the fiscal tax year commencing July 1, 2007 and ending June 30, 2008.

(h) For the Sixteenth Floor Space only, the term “Base Operating Year” shall be the calendar year ending December 31, 2007.

(i) For the Sixteenth Floor Space only, the term “Tenant’s Share” shall mean 0.7826%.

(j) For the Sixteenth Floor Space only, the term “Tenant’s Tax Share” shall mean 0.7601%.

          (k) For the Sixteenth Floor Space only, the term “Tenant Fund” shall mean $502,047.29. If the Sixteenth Floor Rent Commencement Date is delayed in accordance with Paragraph (2)(d) above, the Tenant Fund shall be recalculated in accordance with the provisions of Section 39.2(vii) of the Lease.

          3. On the First Offer Space Inclusion Date, Landlord shall deliver the Sixteenth Floor Space in the First Offer Space Condition, in accordance with the terms and conditions of Section 39 of the Lease. Landlord and Tenant agree that notwithstanding the occurrence of the First Offer Space Condition, Landlord shall remain obligated to abate all ACM in the Sixteenth Floor Space in accordance with, and subject to, the provisions of Section 39.6 of the Lease.

4

          4. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than L&L Holding Company, LLC and CB Richard Ellis, Inc. (collectively, the “Broker”). Each party agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of claims asserted by any broker (other than Broker with respect to Tenant’s indemnity of Landlord) claiming to have represented such party in connection with this Lease. Landlord shall pay any brokerage commissions due to Broker by reason of this Amendment or the transactions contemplated herein pursuant to separate agreement(s) between Landlord and Broker. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease or this Amendment.

          5. This Amendment together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

          6. The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          7. This Amendment shall be governed in all respects by the laws of the State of New York.

          8. Except as amended and modified hereby, all terms of the Lease as heretofore in effect shall remain in full force and effect, and, as amended and modified hereby, are hereby ratified and confirmed in all respects.

5

          9. This Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

6

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

PPF OFF TWO PARK AVENUE OWNER, LLC, a Delaware limited liability company

By:	PPF OFF TWO PARK AVENUE, LLC, a
Delaware limited liability company

	By:	PPF OFF, LLC, a Delaware limited
liability company, its Member

		By:	PPF OP, LP, a Delaware limited
partnership, its Member

			By:	PPF OPGP, LLC, a Delaware
limited liability company, its
General Partner

				By:	PRIME PROPERTY FUND,
LLC, a Delaware limited
liability company, its Member

By:	MORGAN STANLEY
REAL ESTATE ADVISOR,
INC., a Delaware corporation

By:	/s/ Thomas D. Carey

Name: Thomas D. Carey
Title: Executive Director

TENANT:

COTY INC., a Delaware corporation

By:	/s/ Michael Fishoff

Name: Michael Fishoff
Title: CFO

7

Exhibit A

Sixteenth Floor Space

[Floor Plan]

[Floor Plan]

EXECUTION VERSION

SECOND AMENDMENT TO LEASE

          THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”), is made as of the 18th day of November, 2007, between PPF OFF TWO PARK AVENUE OWNER, LLC, as landlord, having an office at c/o Morgan Stanley Real Estate Advisor, Inc., 1585 Broadway, New York, New York 10036 (“Landlord”) and COTY INC., as tenant, having an office at 2 Park Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H

          WHEREAS, pursuant to that certain Agreement of Lease, dated as of December 30, 2005, as amended by that certain Commencement Date Agreement, dated April 19, 2006 and by that certain First Amendment to Lease, dated as of August 23, 2007 (the Agreement of Lease as heretofore amended is hereinafter referred to as the “Lease”), Landlord, through Landlord’s predecessor-in-interest, Seb Immobilien-Investment GmbH with respect to the original Agreement of Lease, and directly, with respect to the First Amendment to Lease, leased to Tenant certain premises consisting of a portion of the 16th floor, the entire rentable area of the 17th floor and a portion of the 18th floor (collectively, the “Original Premises”) of the building known as 2 Park Avenue, New York, New York (the “Building”);

          WHEREAS, Landlord and Tenant desire to modify and amend the Lease in order to provide for the leasing to Tenant of certain additional space in the Building, and in certain other respects, all as set forth in this Amendment;

          NOW THEREFORE, in consideration of the sum of Ten ($10.00) Dollars paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree to further modify and amend the Lease as follows:

ARTICLE I.
DEFINED TERMS

          SECTION 1.1. Unless otherwise stated herein, all capitalized terms used in this Amendment shall have the meanings specified in the Lease.

          SECTION 1.2. For purposes of this Amendment only, “Substantial Completion” or “Substantially Completed” or words of similar import, when used with respect to work to be performed by Landlord hereunder, shall mean that such work has been substantially completed, it being agreed that such work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, the non-completion of which does not (and the completion of which, shall not) materially interfere with the performance of the Unit 15A Initial Alterations, the Unit 15B Initial Alterations or the Unit 15C Initial Alterations (as the case may be), and that with respect to Landlord’s Unit 15A Space Work, Landlord’s Unit 15B Space Work and Landlord’s Unit 15C Space Work, Tenant is able to obtain all services and facilities under the Lease (other than cleaning and janitorial services under Section 28.4(A)).

ARTICLE II.
UNIT 15A

          SECTION 2.1. Effective as of the Unit 15A Space Inclusion Date (as hereinafter defined), Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the fifteenth (15th) floor of the Building indicated by hatching on the floor plan annexed hereto as Exhibit “A” and made a part hereof (the “Unit 15A Space”) for a term to commence on the Unit 15A Space Inclusion Date and to expire on the Expiration Date, unless sooner terminated pursuant to the provisions of the Lease, as amended hereby, or pursuant to law; the Unit 15A Space shall be added to and deemed a part of the Premises for all purposes of the Lease except (i) Sections 1.2, 1.5, 1.6, 3.2, 13.5, 19.2 and Exhibit B of the Lease shall not be applicable to the Unit 15A Space, (ii) as otherwise provided herein. The term “Unit 15A Space Inclusion Date” shall mean the date upon which Landlord shall deliver possession of the Unit 15A Space to Tenant with all items of Landlord’s Unit 15A Space Work (as hereinafter defined).
Substantially Complete, in broom-clean condition, free of any debris, vacant and free of occupants, but in no event prior to June 1, 2008 or such earlier date specified by Landlord upon at least ninety (90) days prior written notice to Tenant. Landlord shall use reasonable efforts to complete any “punch-list” work within forty-five (45) days after the date that Landlord’s Unit 15A Space Work has been Substantially Completed. Landlord agrees that, subject to Unavoidable Delays, Landlord’s Unit 15A Space Work shall be prosecuted with due diligence; provided, however, Landlord shall not be obligated to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. At Tenant’s request, Landlord from time to time shall keep Tenant apprised of the date on which Landlord shall obtain possession of the Unit 15A Space and the progress of the performance of Landlord’s Unit 15A Space Work.

          SECTION 2.2. If Landlord is unable to give possession of the Unit 15A Space because of the holding over or retention of possession of any tenant, under-tenant or occupant or for any other reason, (a) Landlord shall not be subject to any liability for failure to give possession on said date, (b) the validity of the Lease or this Amendment shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of the Lease with respect to the Unit 15A Space or otherwise, (c) Tenant waives any right to rescind the Lease or this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Unit 15A Space or portion thereof to Tenant and agrees that the provisions of this Section 2.2 shall constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law, and (d) Landlord represents that the existing lease of the Unit 15A Space expires on May 31, 2008 and that Landlord shall not extend such date without Tenant’s consent, and that Landlord, at Landlord’s expense, shall use reasonable efforts to deliver possession of the Unit 15A Space and in connection therewith diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such space.

          SECTION 2.3. The term “Unit 15A Rent Commencement Date” shall mean the day that is four (4) months after the Unit 15A Space Inclusion Date. (By way of example, if the Unit 15A Space Inclusion Date shall be June 15, 2008, then the Unit 15A Rent Commencement Date shall be October 15, 2008).

2

          SECTION 2.4. With respect to the Unit 15A Space only, Tenant shall pay Fixed Rent (a) for the period commencing on the Unit 15A Rent Commencement Date and up to and including March 31, 2012, both dates inclusive, at the annual fixed rental rate of Nine Hundred Seventy Four Thousand Two Hundred Sixty Seven and 00/100 Dollars ($974,267.00), payable in equal monthly installments of Eighty One Thousand One Hundred Eighty Eight and 92/100 Dollars ($81,188.92) in advance at the time and in the manner provided in the Lease during said period, (b) for the period commencing April 1, 2012 and up to and including March 31, 2017, both dates inclusive, at the annual fixed rental rate of One Million Fifty Six Thousand Eight Hundred Thirty Two and 00/100 Dollars ($1,056,832.00), payable in equal monthly installments of Eighty Eight Thousand Sixty Nine and 33/100 Dollars ($88,069.33) in advance at the time and in the manner provided in the Lease during said period, and (c) for the period commencing April 1, 2017 and up to and including the Expiration Date, both dates inclusive, at the annual fixed rental rate of One Million One Hundred Thirty Nine Thousand Three Hundred Ninety Seven and 00/100 Dollars ($1,139,397.00), payable in equal monthly installments of Ninety Four Thousand Nine Hundred Forty Nine and 75/100 Dollars ($94,949.75) in advance at the time and in the manner provided in the Lease during said period.

          SECTION 2.5. Effective as of the Unit 15A Space Inclusion Date, the Lease shall be modified and amended, with respect to the Unit 15A Space only, as follows:

          (a) With respect to the Unit 15A Space only, the term “Base Tax Year” shall mean the fiscal tax year commencing July 1, 2008 and ending June 30, 2009.

          (b) With respect to the Unit 15A Space only, the term “Base Operating Year” shall mean the calendar year ending December 31, 2008.

          (c) With respect to the Unit 15A Space only, the term “Base Insurance Year” shall mean the calendar year ending December 31, 2008.

          (d) With respect to the Unit 15A Space only, the term “Base Energy Year” shall mean the calendar year ending December 31, 2008.

          (e) With respect to the Unit 15A Space only, the term “Tenant’s Share” shall mean 1.7122%.

          (f) With respect to the Unit 15A Space only, the term “Tenant’s Tax Share” shall mean 1.6631%.

          (g) The term “Unit 15A Tenant Fund” shall mean Six Hundred Sixty Thousand Five Hundred Twenty and 00/100 Dollars ($660,520.00).

          SECTION 2.6. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the Unit 15A Space, except as set forth herein. Tenant hereby represents that it has made a thorough inspection of the Unit 15A Space and agrees to take the Unit 15A Space “AS-IS” in the condition existing on the Unit 15A Space Inclusion Date, and agrees that, notwithstanding anything to the contrary contained in the Lease, except as expressly provided in this Amendment, Landlord shall have no obligation to provide any funds or to alter, repair, improve, decorate or otherwise prepare the same for Tenant’s occupancy, except that (i) Landlord

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shall perform the work described on Exhibit “D” attached hereto and made a part hereof (“Landlord’s Unit 15A Space Work”), and (ii) the provisions of Section 6.3 of the Lease shall apply to the Unit 15A Space. Landlord has made and makes no representation as to the date on which it shall Substantially Complete Landlord’s Unit 15A Space Work and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance.

          SECTION 2.7. For the purposes of this Amendment, the term “Landlord’s 15th Floor Work” shall mean the work described on Exhibit “G” attached hereto and made a part hereof. Landlord shall perform Landlord’s 15th Floor Work promptly after the completion of Landlord’s Unit 15A Space Work, provided that Landlord has made and makes no representation as to the date on which it shall Substantially Complete Landlord’s 15th Floor Work and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance. Landlord’s 15th Floor Work shall be prosecuted with reasonable diligence so that it shall be Substantially Completed by the later of (i) the date upon which Tenant completes the Unit 15A Initial Alterations and (ii) ninety (90) days after the occurrence of the Unit 15A Space Inclusion Date. Nothing contained in this Section 2.8 shall be deemed to impose upon Landlord any obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever in connection with Landlord’s 15th Floor Work. Landlord and Tenant shall cooperate in good faith in connection with scheduling and sequencing Tenant’s performance of Tenants’ Unit 15A Initial Alterations (as hereinafter defined) with Landlord’s performance of Landlord’s 15th Floor Work. Tenant covenants and agrees that Tenant shall not in any way interfere with or otherwise hinder Landlord’s performance of Landlord’s 15th Floor Work. Tenant acknowledges and agrees that the performance of Landlord’s 15th Floor Work shall have no effect on the Lease or this Amendment or Tenant’s obligations thereunder or hereunder nor shall Tenant be entitled to an abatement of rent or any other compensation in connection therewith, nor shall the same be deemed an eviction or subject Landlord to any liability.

          SECTION 2.8. Effective as of the Unit 15A Space Inclusion Date, Section 28.2 of the Lease shall be modified and amended, with respect to the Unit 15A Space only, by deleting the phrase “and shall provide 178 tons of aggregate cooling capacity” therefrom.

          SECTION 2.9. Upon the determination of the Unit 15A Space Inclusion Date and the Unit 15A Rent Commencement Date, as aforesaid, the parties shall within ten (10) days thereafter, at either party’s request, execute a written agreement confirming such Dates, which agreement shall be in the form annexed hereto as Exhibit “I”. Any failure of the parties to execute such written agreement shall not affect the validity of the Unit 15A Space Inclusion Date or the Unit 15A Rent Commencement Date.

          SECTION 2.10. Effective as of the Unit 15A Space Inclusion Date, Tenant’s Condenser Water Allocation, with respect to the Unit 15A Space only, shall be increased by seven and one-half (7.5) additional tons of condenser water, which Landlord shall furnish to Tenant’s condenser water cooled supplementary air conditioning system servicing the Unit 15A Space (if any) in accordance with, and subject to, the terms and conditions of Section 3.5 of the Lease. Tenant shall pay for such additional Condenser Water Allocation at the rate and in the manner provided in the Lease.

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          SECTION 2.11. Provided that no Event of Default shall have occurred and be continuing on the date upon which Tenant shall utilize such service, Landlord hereby agrees that Tenant shall not be charged any overtime fee for (i) the first fifteen (15) hours of overtime freight elevator service that Tenant utilizes with respect to Tenant’s performance of the Unit 15A Initial Alterations and (ii) the first ten (10) hours of overtime freight elevator service that Tenant utilizes with respect to Tenant’s initial move into the Unit 15A Space for the conduct of Tenant’s business. Tenant shall make requests for such overtime freight elevator service from Landlord in accordance with the provisions of Article 28.1(B) of the Lease, and shall utilize such service in accordance with Landlord’s Rules and Regulations applicable thereto. For the purposes hereof, “overtime freight elevator service” shall mean any freight elevator service utilized by Tenant between the hours of (a) 12:00 P.M. and 2:00 P.M. and (b) 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days.

ARTICLE III.
UNIT 15B

          SECTION 3.1. Effective as of the Unit 15B Space Inclusion Date (as hereinafter defined), Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the fifteenth (15th) floor of the Building indicated by hatching on the floor plan annexed hereto as Exhibit “B” and made a part hereof (the “Unit 15B Space”) for a term to commence on the Unit 15B Space Inclusion Date and to expire on the Expiration Date, unless sooner terminated pursuant to the provisions of the Lease, as amended hereby, or pursuant to law; the Unit 15B Space shall be added to and deemed a part of the Premises for all purposes of the Lease except (i) Sections 1.2, 1.5, 1.6, 3.2, 13.5, 19.2 and Exhibit B of the Lease shall not be applicable to the Unit 15B Space, and (ii) as otherwise provided herein. The term “Unit 15B Space Inclusion Date” shall mean the date upon which Landlord shall deliver possession of the Unit 15B Space to Tenant with all items of Landlord’s Unit 15B Space Work (as hereinafter defined) Substantially Complete, in broom-clean condition, free of any debris, vacant and free of occupants, but in no event prior to November 1, 2009 or such earlier date specified by Landlord upon at least ninety (90) days prior written notice to Tenant. Landlord shall use reasonable efforts to complete any “punch-list” work within forty-five (45) days after the date that Landlord’s Unit 15B Space Work has been Substantially Completed. Landlord agrees that, subject to Unavoidable Delays, Landlord’s Unit 15B Space Work shall be prosecuted with due diligence; provided, however, Landlord shall not be obligated to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. At Tenant’s request, Landlord from time to time shall keep Tenant apprised of the date on which Landlord shall obtain possession of the Unit 15B Space and the progress of the performance of Landlord’s Unit 15B Space Work.

          SECTION 3.2. If Landlord is unable to give possession of the Unit 15B Space because of the holding over or retention of possession of any tenant, under-tenant or occupant or for any other reason, (a) Landlord shall not be subject to any liability for failure to give possession on said date, (b) the validity of the Lease or this Amendment shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of the Lease with respect to the Unit 15B Space or otherwise, (c) Tenant waives any right to rescind the Lease or this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and further waives the right to recover any

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damages which may result from Landlord’s failure to deliver possession of the Unit 15B Space or portion thereof to Tenant and agrees that the provisions of this Section 3.2 shall constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law, and (d) Landlord represents that the existing lease of the Unit 15B Space expires on October 31, 2009 and that Landlord shall not extend such date without Tenant’s consent, and that Landlord, at Landlord’s expense, shall use reasonable efforts to deliver possession of the Unit 15B Space and in connection therewith diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such space.

          SECTION 3.3. The term “Unit 15B Rent Commencement Date” shall mean the day that is four (4) months after the Unit 15B Space Inclusion Date. (By way of example, if the Unit 15B Space Inclusion. Date shall be November 11, 2009, then the Unit 15B Rent Commencement Date shall be March 11, 2010).

          SECTION 3.4. With respect to the Unit 15B Space only, Tenant shall pay Fixed Rent (a) for the period commencing on the Unit 15B Rent Commencement Date and up to and including March 31, 2012, both dates inclusive, at the annual fixed rental rate of One Hundred Twenty Seven Thousand Six Hundred Seventy Six and 00/100 Dollars ($127,676.00), payable in equal monthly installments of Ten Thousand Six Hundred Thirty Nine and 67/100 Dollars ($10,639.67) in advance at the time and in the manner provided in the Lease during said period, (b) for the period commencing April 1, 2012 and up to and including March 31, 2017, both dates inclusive, at the annual fixed rental rate of One Hundred Thirty Eight Thousand Four Hundred Ninety Six and 00/100 Dollars ($138,496.00), payable in equal monthly installments of Eleven Thousand Five Hundred Forty One and 33/100 Dollars ($11,541.33) in advance at the time and in the manner provided in the Lease during said period, and (c) for the period commencing April 1, 2017 and up to and including the Expiration Date, both dates inclusive, at the annual fixed rental rate of One Hundred Forty Nine Thousand Three Hundred Sixteen and 00/100 Dollars ($149,316.00), payable in equal monthly installments of Twelve Thousand Four Hundred Forty Three and 00/100 Dollars ($12,443.00) in advance at the time and in the manner provided in the Lease during said period.

          SECTION 3.5. Effective as of the Unit 15B Space Inclusion Date, the Lease shall be modified and amended, with respect to the Unit 15B Space only, as follows:

          (a) With respect to the Unit 15B Space only, the term “Base Tax Year” shall mean the fiscal tax year commencing July 1, 2008 and ending June 30, 2009.

          (b) With respect to the Unit 15B Space only, the term “Base Operating Year” shall mean the calendar year ending December 31, 2008.

          (c) With respect to the Unit 15B Space only, the term “Base Insurance Year” shall mean the calendar year ending December 31, 2008.

          (d) With respect to the Unit 15B Space only, the term “Base Energy Year” shall mean the calendar year ending December 31, 2008.

          (e) With respect to the Unit 15B Space only, the term “Tenant’s Share” shall mean 0.2244%.

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          (f) With respect to the Unit 15B Space only, the term “Tenant’s Tax Share” shall mean 0.2179%.

          (g) The term “Unit 15B Tenant Fund” shall mean Eighty Six Thousand Five Hundred Sixty and 00/100 Dollars ($86,560.00).

          SECTION 3.6. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the Unit 15B Space, except as set forth herein. Tenant hereby represents that it has made a thorough inspection of the Unit 15B Space and agrees to take the Unit 15B Space “AS-IS” in the condition existing on the Unit 15B Space Inclusion Date, and agrees that, notwithstanding anything to the contrary contained in the Lease, except as expressly provided in this Amendment, Landlord shall have no obligation to provide any funds or to alter, repair, improve, decorate or otherwise prepare the same for Tenant’s occupancy, except that (i) Landlord shall perform the work described on Exhibit “E” attached hereto and made a part hereof (“Landlord’s Unit 15B Space Work”), and (ii) the provisions of Section 6.3 of the Lease shall apply to the Unit 15B Space. Landlord has made and makes no representation as to the date on which it shall Substantially Complete Landlord’s Unit 15B Space Work and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance.

          SECTION 3.7. Effective as of the Unit 15B Space Inclusion Date, Section 28.2 of the Lease shall be modified and amended, with respect to the Unit 15B Space only, by deleting the phrase “and shall provide 178 tons of aggregate cooling capacity” therefrom.

          SECTION 3.8. Upon the determination of the Unit 15B Space Inclusion Date and the Unit 15B Rent Commencement Date, as aforesaid, the parties shall within ten (10) days thereafter, at either party’s request, execute a written agreement confirming such Dates, which agreement shall be in the form annexed hereto as Exhibit “I”. Any failure of the parties to execute such written agreement shall not affect the validity of the Unit 15B Space Inclusion Date or the Unit 15B Rent Commencement Date.

          SECTION 3.9. Effective as of the Unit 15B Space Inclusion Date, Tenant’s Condenser Water Allocation, with respect to the Unit 15B Space only, shall be increased by two and one-half (2.5) additional tons of condenser water, which Landlord shall furnish to Tenant’s condenser water cooled supplementary air conditioning system servicing the Unit 15B Space (if any) in accordance with, and subject to, the terms and conditions of Section 3.5 of the Lease. Tenant shall pay for such additional Condenser Water Allocation at the rate and in the manner provided in the Lease.

          SECTION 3.10. Provided that no Event of Default shall have occurred and be continuing on the date upon which Tenant shall utilize such service, Landlord hereby agrees that Tenant shall not be charged any overtime fee for (i) the first ten (10) hours of overtime freight elevator service that Tenant utilizes with respect to Tenant’s performance of the Unit 15B Initial Alterations and (ii) the first five (5) hours of overtime freight elevator service that Tenant utilizes with respect to Tenant’s initial move into the Unit 15B Space for the conduct of Tenant’s business. Tenant shall make requests for such overtime freight elevator service from Landlord in accordance with the provisions of Article 28.1(B) of the Lease, and shall utilize such service in accordance with Landlord’s Rules and Regulations applicable thereto. For the purposes hereof,

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“overtime freight elevator service” shall mean any freight elevator service utilized by Tenant between the hours of (a) 12:00 P.M. and 2:00 P.M. and (b) 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days.

ARTICLE IV.
UNIT 15C

          SECTION 4.1. Effective as of the Unit 15C Space Inclusion Date (as hereinafter defined), Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the fifteenth (15th) floor of the Building indicated by hatching on the floor plan annexed hereto as Exhibit “C” and made a part hereof for a term to commence on the Unit 15C Space Inclusion Date and to expire on the Expiration Date (the “Unit 15C Term”), unless sooner terminated pursuant to the provisions of the Lease, as amended hereby, or pursuant to law; the Unit 15C Space shall be added to and deemed a part of the Premises for all purposes of the Lease except (i) Sections 1.2, 1.5, 1.6, 3.2, 13.5, 19.2 and Exhibit B of the Lease shall not be applicable to the Unit 15C Space, and (ii) as otherwise provided herein. The term “Unit 15C Space Inclusion Date” shall mean the date upon which Landlord shall deliver possession of the Unit 15C Space to Tenant with all items of Landlord’s Unit 15C Space Work (as hereinafter defined) Substantially Complete, in broom-clean condition, free of any debris, vacant and free of occupants, but in no event prior to May 1, 2011 or such earlier date specified by Landlord upon at least ninety (90) days prior written notice to Tenant. Landlord shall use reasonable efforts to complete any “punch-list” work within forty-five (45) days after the date that Landlord’s Unit 15C Space Work has been Substantially Completed. Landlord agrees that, subject to Unavoidable Delays, Landlord’s Unit 15C Space Work shall be prosecuted with due diligence; provided, however, Landlord shall not be obligated to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. At Tenant’s request, Landlord from time to time shall keep Tenant apprised of the date on which Landlord shall obtain possession of the Unit 15C Space and the progress of the performance of Landlord’s Unit 15C Space Work.

          SECTION 4.2. If Landlord is unable to give possession of the Unit 15C Space because of the holding over or retention of possession of any tenant, under-tenant or occupant or for any other reason, (a) Landlord shall not be subject to any liability for failure to give possession on said date, (b) the validity of the Lease or this Amendment shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of the Lease with respect to the Unit 15C Space or otherwise, (c) Tenant waives any right to rescind the Lease or this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Unit 15C Space or portion thereof to Tenant and agrees that the provisions of this Section 4.2 shall constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law, and (d) Landlord represents that the existing lease of the Unit 15C Space expires on April 30, 2011 and that Landlord shall not extend such date without Tenant’s consent, and that Landlord, at Landlord’s expense, shall use reasonable efforts to deliver possession of the Unit 15C Space and in connection therewith diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such space.

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          SECTION 4.3. The term “Unit 15C Rent Commencement Date” shall mean the day that is four (4) months after the Unit 15C Space Inclusion Date. (By way of example, if the Unit 15C Space Inclusion Date shall be May 10, 2011, then the Unit 15B Rent Commencement Date shall be September 10, 2010).

          SECTION 4.4. With respect to the Unit 15C Space only, Tenant shall pay Fixed Rent (a) for the period commencing on the Unit 15C Rent Commencement Date and up to and including March 31, 2012, both dates inclusive, at the annual fixed rental rate of One Million Seventy Thousand Five Hundred Fifty Five and 00/100 Dollars ($1,070,555.00), payable in equal monthly installments of Eighty Nine Thousand Two Hundred Twelve and 92/100 Dollars ($89,212.92) in advance at the time and in the manner provided in the Lease during said period, (b) for the period commencing April 1, 2012 and up to and including March 31, 2017, both dates inclusive, at the annual fixed rental rate of One Million One Hundred Sixty One Thousand Two Hundred Eighty and 00/100 Dollars ($1,161,280.00), payable in equal monthly installments of Ninety Six Thousand Seven Hundred Seventy Three and 33/100 Dollars ($96,773.33) in advance at the time and in the manner provided in the Lease during said period, and (c) for the period commencing April 1, 2017 and up to and including the Expiration Date, both dates inclusive, at the annual fixed rental rate of One Million Two Hundred Fifty Two Thousand Five and 00/100 Dollars ($1,252,005.00), payable in equal monthly installments of One Hundred Four Thousand Three Hundred Thirty Three and 75/100 Dollars ($104,333.75) in advance at the time and in the manner provided in the Lease during said period.

          SECTION 4.5. Effective as of the Unit 15C Space Inclusion Date, the Lease shall be modified and amended, with respect to the Unit 15C Space only, as follows:

          (a) With respect to the Unit 15C Space only, the term “Base Tax Year” shall mean the fiscal tax year commencing July 1, 2008 and ending June 30, 2009.

          (b) With respect to the Unit 15C Space only, the term “Base Operating Year” shall mean the calendar year ending December 31, 2008.

          (c) With respect to the Unit 15C Space only, the term “Base Insurance Year” shall mean the calendar year ending December 31, 2008.

          (d) With respect to the Unit 15C Space only, the term “Base Energy Year” shall mean the calendar year ending December 31, 2008.

          (e) With respect to the Unit 15C Space only, the term “Tenant’s Share” shall mean 1.8814%.

          (f) With respect to the Unit 15C Space only, the term “Tenant’s Tax Share” shall mean 1.8274%.

          (g) The term “Unit 15C Tenant Fund” shall mean Seven Hundred Twenty Five Thousand Eight Hundred and 00/100 Dollars ($725,800.00).

          SECTION 4.6. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the Unit 15C Space, except as set forth herein. Tenant hereby represents

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that it has made a thorough inspection of the Unit 15C Space and agrees to take the Unit 15C Space “AS-IS” in the condition existing on the Unit 15C Space Inclusion Date, and agrees that, notwithstanding anything to the contrary contained in the Lease, except as expressly provided in this Amendment, Landlord shall have no obligation to provide any funds or to alter, repair, improve, decorate or otherwise prepare the same for Tenant’s occupancy, except that (i) Landlord shall perform the work described on Exhibit “F” attached hereto and made a part hereof (“Landlord’s Unit 15C Space Work”), and (ii) the provisions of Section 6.3 of the Lease shall apply to the Unit 15C Space. Landlord has made and makes no representation as to the date on which it shall Substantially Complete Landlord’s Unit 15C Space Work and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance. Tenant covenants and agrees that Tenant shall not in any way interfere with or otherwise hinder Landlord’s performance of Landlord’s Unit 15C Space Work, and shall provide Landlord, and Landlord’s agents, employees, and contractors access at all times to the Premises during the performance of Landlord’s Unit 15C Space Work. Landlord, and its employees, agents and contractors, shall have the right at any time during the performance of Landlord’s Unit 15C Space Work, without the same constituting an eviction and without incurring any liability or obligation to Tenant therefor, to enter into the Premises in order to perform Landlord’s Unit 15C Space Work and any work which may be incidental or ancillary thereto. Landlord acknowledges and agrees that, during the performance of Landlord’s Unit 15C Space Work, Landlord shall continue to provide HVAC service to the portion of the Premises located on the 15th floor of the Building in accordance with, and subject to, the terms and conditions of the Lease, as amended hereby, except to the extent that such HVAC service may be temporarily affected in connection with the relocation and replacement of the existing HVAC units located on the 15th floor of the Building. Tenant acknowledges and agrees that the performance of Landlord’s Unit 15C Space Work shall have no effect on the Lease or this Amendment or Tenant’s obligations thereunder or hereunder nor shall Tenant be entitled to an abatement of rent or any other compensation in connection therewith, nor shall the same be deemed an eviction or subject Landlord to any liability.

          SECTION 4.7. Effective as of the Unit 15C Space Inclusion Date, Section 28.2 of the Lease shall be modified and amended, with respect to the Unit 15C Space only, by deleting the phrase “and shall provide 178 tons of aggregate cooling capacity” therefrom.

          SECTION 4.8. Upon the determination of the Unit 15C Space Inclusion Date and the Unit 15C Rent Commencement Date, as aforesaid, the parties shall within ten (10) days thereafter, at either party’s request, execute a written agreement confirming such Dates, which agreement shall be in the form annexed hereto as Exhibit “I”. Any failure of the parties to execute such written agreement shall not affect the validity of the Unit 15C Space Inclusion Date or the Unit 15C Rent Commencement Date.

          SECTION 4.9. Effective as of the Unit 15C Space Inclusion Date, Tenant’s Condenser Water Allocation, with respect to the Unit 15C Space only, shall be increased by seven and one-half (7.5) additional tons of condenser water, which Landlord shall furnish to Tenant’s condenser water cooled supplementary air conditioning system servicing the Unit 15C Space (if any) in accordance with, and subject to, the terms and conditions of Section 3.5 of the Lease. Tenant shall pay for such additional Condenser Water Allocation at the rate and in the manner provided in the Lease.

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          SECTION 4.10. Provided that no Event of Default shall have occurred and be continuing on the date upon which Tenant shall utilize such service, Landlord hereby agrees that Tenant shall not be charged any overtime fee for (i) the first fifteen (15) hours of overtime freight elevator service that Tenant utilizes with respect to Tenant’s performance of the Unit 15C Initial Alterations and (ii) the first ten (10) hours of overtime freight elevator service that Tenant utilizes with respect to Tenant’s initial move into the Unit 15C Space for the conduct of Tenant’s business. Tenant shall make requests for such overtime freight elevator service from Landlord in accordance with the provisions of Article 28.1(B) of the Lease, and shall utilize such service in accordance with Landlord’s Rules and Regulations applicable thereto. For the purposes hereof, “overtime freight elevator service” shall mean any freight elevator service utilized by Tenant between the hours of (a) 12:00 P.M. and 2:00 P.M. and (b) 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days.

ARTICLE V.
OPERATING EXPENSE ESCALATIONS

          SECTION 5.1. Effective as of the date hereof, Article 27 of the Lease is hereby amended, with respect to the Unit 15A Space, the Unit 15B Space, the Unit 15C Space and any 15th Floor Offer Space leased to Tenant pursuant to Article 7 hereof only, as follows:

          (a) Section 27.1(F)(1) of the Lease is hereby deleted in its entirety and replaced with the following:

          “(F)(1) “Operating Expenses” shall mean all costs or expenses incurred for the operation, management, cleaning, maintenance, repair and upkeep of the Building and the Property, including, without limitation, the following: (a) all salaries, wages, fringe benefits, payroll taxes, workmen’s compensation insurance premiums related thereto, and uniforms and working clothes and the cleaning thereof, with respect to any employees of Landlord (or the Managing Agent of the Building) engaged in security, management, operation and maintenance of the Property (but not above the level of building manager) provided, however, that if any such expenses are incurred by Landlord for the benefit of any property other than the Property, such expenses shall be appropriately pro-rated; (b) all utilities, utility taxes and other costs related to provision of: (i) water (including sewer charges) provided to the Building and to tenants of the Building; (ii) other utilities provided to the Building (exclusive of the amount of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building) and (iii) costs and expenses incurred in the rental of music program services and loudspeaker systems; (c) all costs, including materials, tools, supplies and equipment costs, for providing cleaning and janitorial services to the Building (including window cleaning of the Building); (d) intentionally deleted; (e) all costs of maintaining and repairing the Building and the Property (including, without limitation, removal of snow, ice, trash and debris, landscaping, security, pest control, operation and repair of heating and air conditioning equipment, elevators and any other common Building equipment or systems, and expenses of repair or replacement of paving, curbs, walkways, landscaping, pipes, ducts, conduits and similar items), costs and expenses of inspecting and maintaining machinery and equipment used in the operation and maintenance of the Property, depreciation of machinery and equipment used in the operation and maintenance of the Property, and all costs of all structural repairs and replacements (capital or otherwise), necessary to keep the Building and Property in good working order, repair, appearance and

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condition; (f) any expenditures (capital or otherwise) (A) reasonably intended to reduce Operating Expenses or that are made in order to comply with any Requirements enacted after the date hereof or any interpretation, amendment to, or modification of, an existing Requirement in implementation thereof, which interpretation, amendment or modification is made, adopted or enacted after the date hereof, or (B) reasonably intended to increase the security of the Building and the tenants, occupants and invitees thereof (including without limitation, any machinery, equipment or systems installed in connection with the Building Security Procedures); (g) payments under all service, maintenance or management contracts, including but not limited to elevator maintenance, window cleaning, security and energy management services; (h) imputed cost equal to the loss of rent by Landlord for making available to the management agent space for a Building office for an office not exceeding three thousand (3,000) rentable square feet in size; (i) reasonable attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings, the preparation or enforcement of leases or disputes with other tenants in the Building) and reasonable auditing and other professional fees and expenses; (j) intentionally omitted; (k) all Property license fees; (1) Building security costs and concierge service, if any; (m) costs of supplies and materials used in connection with the operation, management, maintenance and repair of the Building; (n) any local or state surcharges or special charges; (o) management fees (but not in excess of three percent (3%) of the aggregate of all Fixed Rents and Escalation Rents and similar income from the Property per annum, excluding the management fee and excluding electricity charges with respect to leasable areas of the Building); (p) computer software, data storage, internet connectivity charges, telephone and facsimile charges, photocopying, postage, stationery supplied and other materials and expenses required for the routine operation of the Building; and (q) the cost of maintaining a messenger center in the Building and an imputed cost equal to the loss of rent by Landlord for making available such space for a messenger center not exceeding 2,500 rentable square feet in area and located below the second (2nd) floor of the Building. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such Operating Expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Operating Expenses. “Operating Expenses”, however, shall specifically exclude the following:

(i)	Energy Expenses;

(ii)	Insurance Expenses;

(iii)	the cost of electricity furnished to the Premises and to other space leased to tenants or to other tenantable or leasable areas of the Building;

(iv)

leasing commissions and the following expenses incurred in connection with leasing portions of the Building to other tenants: legal fees, rent concessions, moving allowances, and work credits and any other expenses in connection with procuring tenants;

(v)	salaries and fringe benefits for Landlord’s executives above the grade of senior building manager;

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(vi)	costs otherwise includible in Operating Expenses for which Landlord has received reimbursement from insurance (excluding the deductible amount if otherwise includible in Operating Expenses hereunder);

(vii)

cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, except to the extent of the deductible contained in Landlord’s all-risk property insurance policy provided that in no event may Landlord include in Operating Expenses for any Operating Year an amount which shall exceed fifty cents ($.50) per rentable square foot of the Building by reason of any deductible carried by Landlord for any one loss;

(viii)

advertising and promotional expenditures in connection with the leasing of rentable areas of the Building and any other costs incurred in procuring and retaining tenants, including, but not limited to, lease concessions, contributions to tenant work, rental assumption obligations and legal fees in connection with lease negotiations and litigation;

(ix)

Taxes and Federal, state, county or municipal income taxes, death taxes, excess profit taxes, franchise, estate, recording, succession, inheritance, gains, capital stock, excise, occupancy or rent, gift or stamp taxes or any other taxes imposed or measured on or by the income or revenue of Landlord from the operation of the Building, any transfer or mortgage recording taxes, and any interest, penalties or late charges imposed against Landlord in connection with the foregoing (provided, however, that sales taxes and similar taxes shall be included in Operating Expenses);

(x)

costs for performing work or furnishing services to or for individual tenants (including Tenant) or other occupants of the Property, or allowances in lieu thereof, including permit, license and inspection fees related to such work or services, if such Tenant shall directly reimburse Landlord for such work or services other than any such costs which are reimbursed through escalation provisions similar in character to those set forth in this Article 27;

(xi)	the cost of any capital improvement made by Landlord except to the extent permitted in connection with Sections 27.1(F)(1)(e) or (f) hereof;

(xii)	depreciation and amortization except as expressly provided above;

(xiii)	debt service on mortgages (i.e., interest and principal payments and other debt costs), ground rents, and financing and refinancing costs (and costs associated with such financing and refinancing,

13

including, without limitation, fees for obtaining approvals from or otherwise dealing or negotiating with lenders or providing reports and information thereto, and legal fees and disbursements in connection therewith) in respect of any mortgage placed on the Property or any portion thereof;

(xiv)	amounts paid to affiliates of Landlord in excess of the costs for goods or services rendered which would be paid in an arms-length transaction absent such affiliation;

(xv)	interest, fines, penalties or other costs to the extent due by reason of the late payment of Taxes or other charges which, in either case, have been properly billed to Landlord;

(xvi)

lease payments for rented equipment, the cost of which would constitute a capital expenditure which is not includible as an Expense if such equipment were purchased, provided, however, that if the cost of such rented equipment would be includible, if purchased, then the lease payments for same shall be included in Expenses to the extent that such purchase cost would be amortized pursuant to Sections 27.1(F)(1)(e) or (f) hereof;

(xvii)	the cost of the acquisition or leasing of any works of fine art, other than the costs of maintaining, insuring and security for same;

(xviii)	costs for which Landlord is reimbursed under warranties or surety bonds (or similar items);

(xix)

any costs incurred in connection with the removal or disposal of Hazardous Materials or any claims, losses, damages or expenses relating to Hazardous Materials (it being understood however, that the cost of Landlord’s maintenance of an asbestos operations and maintenance plan (i.e. a program of work practices and preventive maintenance intended to maintain asbestos-containing materials in good condition and prevent any release by minimizing and controlling asbestos-containing material disturbance or damage) may be included in Operating Expenses);

(xx)

all costs and expenses of any special events (e.g., receptions, concerts) for which Landlord charges a fee or receives income, or with respect to which some tenants of the Building are not entitled to attend or participate;

(xxi)

legal, bookkeeping, accounting and other professional fees incurred in connection with negotiations or disputes by Landlord, its affiliates or partners with lenders, superior lessors or tenants or any other occupant of the Building, or the filing of a petition in bankruptcy by or against Landlord or its Affiliates; and costs

14

associated with the operation of the business of the legal entity that constitutes Landlord, as the same are separate and apart from the costs of the operation, maintenance, repair and tenant services of the Building, including, without limitation, the legal entity formation, internal accounting and internal legal matters;

(xxii)

all costs and expenses resulting directly from the negligence or willful misconduct of Landlord, its agents, servants or employees and any damages and attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord or such other parties (except that the cost of performing any repair, alteration or other work which would otherwise be includible in Operating Expenses, to the extent included in any such judgment, settlement or arbitration award, shall not be excluded hereby);

(xxiii)

costs incurred due to the violation by Landlord or any tenant of the Building (1) of the terms of any lease or any laws, rules, regulations or ordinances applicable to the Building or (2) of instruments of record affecting the Building;

(xxiv)	illegal payments;

(xxv)

all costs and expenses of providing any above-standard service to any tenant or occupant of, or to any leasable space in, the Building, e.g., overtime HVAC, supplemental chilled or condenser water, extra cleaning, or overtime elevator service, or any other service (or level or amount of any such service) materially in excess of that required by the Lease to be provided to Tenant free of separate or additional charge;

(xxvi)

all rents and additional rents under any Superior Leases and mortgage payments to Mortgagees and costs incurred with respect to the execution or modification of any other Superior Lease (including, without limitation, fees for obtaining approvals from or otherwise dealing or negotiating with Lessors or providing reports and information thereto or thereof and legal fees and disbursements in connection therewith);

(xxvii)	costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

(xxviii)

all costs and expenses of taking over or assuming the lease obligations of a tenant in another building and the costs and expenses of relocating such tenant to the Building, including any payments required to be made in connection with the termination of

15

a lease pursuant to Article 31-B of the Tax Law of the State of New York or other similar statute;

(xxix)	any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for profit;

(xxx)

any costs and operating expenses related to those portions of the Building that are leased or leasable for retail, garage or concession purposes (other than costs and operating expenses associated with sidewalk cleaning and snow and ice removal and the supply of heat to such portions of the Building in order to prevent the freezing of pipes during the winter season);

(xxxi)

to the extent any costs that are otherwise includable in Operating Expenses are incurred by or on behalf of Landlord and any Affiliate of Landlord with respect to both the Building and any other buildings owned by Landlord or its Affiliate(s), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties;

(xxxii)

the cost of correcting defects in the original construction of Landlord’s Work, or in the original construction or installation of any Building equipment or Building Systems, or any other facilities located at the Building, only to the extent the same are discovered or corrected within twelve (12) months from the substantial completion or installation thereof;

(xxxiii)

the cost of the construction of any additional space resulting in an increase in the rentable square footage of building in or to the Building and any costs arising therefrom (including, without limitation, increased Tax Payments, Operating Expenses, Energy Expenses and Insurance Expenses);

(xxxiv)

costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in any person or entity of whatever tier owning an interest therein and the cost of maintaining, organizing or reorganizing the entity that is the Landlord under this Lease;

(xxxv)

the cost of operating and maintaining special facilities in the Building, such as an observatory, broadcasting facility, tourism booth or center, theater, auditorium, luncheon club, athletic or recreational club, child care or similar facility, cafeteria or dining facility, if any such facility is operated by Landlord (unless such facility is made available to tenants of the Building generally without charge and Tenant elects to use such facilities, in which event such operating and maintenance costs may be included in

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Operating Expenses, net of any income collected by Landlord from the use of such facilities by tenants and others);

(xxxvi)	any interest, fine, penalty or other late charge payable by Landlord or any increase in insurance premium resulting from Landlord’s violation of any legal requirements or insurance requirement;

(xxxvii)	costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any Tenant or other person or entity in the Building pursuant to its lease or otherwise;

(xxxviii)

Landlord’s contributions or payments to charities, civic organizations, and not for profit entities (other than business improvement district corporations or quasi-governmental corporations to the extent such payments may be properly included in “Taxes” under Section 27.1(I) of this Lease);

(xxxix)	any lease payments for equipment which, if purchased, would be specifically excluded as a capital improvement to the extent of such exclusion;

(xl)	costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(xli)	Landlord’s general corporate overhead and general and administrative expenses;

(xlii)	costs incurred in connection with services or other benefits of a type that are not provided to Tenant but that are provided to another tenant or occupant of the Building;

(xliii)	costs for sculptures, paintings and other objects of art located within or outside the Building, except only for the costs of maintaining such objects in the common areas of the Building;

(xliv)	costs incurred in connection with making any additions to or building additional stories on the Building or its plazas, or adding buildings or other structures adjoining the Building; and

(xlv)	any other costs not properly includible as Operating Expenses in accordance with GAAP.

          If during any Operating Year (including the Base Operating Year) (i) any rentable space in the Building (other than any retail space in the Building which is not included in the denominator used to calculate Tenant’s Share) shall be vacant or unoccupied and/or (ii) the tenant or occupant of any space in the Building undertook to perform work or services therein in lieu of having such work performed by or on behalf of Landlord (or such tenant or occupant was not

17

entitled to receive the same) and the cost thereof would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period (including the Base Operating Year) shall be adjusted to reflect the Operating Expenses that reasonably would have been incurred if such space had been occupied or if such work or services had been performed by or on behalf of Landlord, as the case may be. The provisions of this Section 27.1 with respect to adjustments of Operating Expenses for vacancy shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building. Further, for purposes of calculating the Operating Expenses for the Base Operating Year, and any subsequent Operating Year, any Operating Expense that is based on the rent for the Building (by way of example only, a management fee) shall be calculated, with respect to the Base Operating Year, as if Tenant paid rent during the free rent period; and, shall be calculated, with respect to any subsequent Operating Year, as if rent was paid on any leasable space in the Building, regardless of any vacancy or abatement of rent applicable to any tenant during such subsequent Operating Year (including Tenant) of such leasable space, at the actual rental or, if such leasable space is vacant, such rental shall be deemed to be charged at the rental rate at which Landlord is then offering to rent such leasable space. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year to which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included to Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord.

          (b) The following subsections 27.7 and 27.8 are hereby added to Article 27 of the Lease:

          “27.7 (A) If the Insurance Expenses (as hereinafter defined) for any calendar year (any part or all of which falls within the Term) (each, an “Insurance Year”) shall be greater than the Insurance Expenses for the Base Insurance Year (hereinafter called the “Base Insurance Expenses”), then Tenant shall pay as additional rent for such Insurance Year and continuing thereafter until a new Insurance Statement (as hereinafter defined) is rendered to Tenant, Tenant’s Share of such increase (the “Insurance Payment”) as hereinafter provided.

          (B) “Insurance Expenses” shall mean all insurance premiums and deductible amounts, including, without limitation, for commercial general liability insurance, fire, casualty, “all risks” property, terrorism, rent loss, worker’s compensation and other coverages (provided such other coverages are generally maintained by owners of Comparable Buildings) carried by Landlord on or with respect to the Building. Insurance Expenses shall not include any increases in Insurance Expenses resulting from (i) Landlord’s knowing violation of legal requirements or late payments of any insurance premium, (ii) the acts of other tenants for which Landlord is entitled to be reimbursed, or (iii) the construction of any additional space resulting in an increase in the rentable square footage of the Building. “Insurance Statement” shall mean a

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statement setting forth a comparison of the Insurance Expenses for an Insurance Year with the Base Insurance Expenses pursuant to the provisions of this Article 27.

          (C) (1) Landlord may give Tenant a written statement for each Insurance Year setting forth Landlord’s reasonable estimate of the Insurance Payment for such Insurance Year (“Landlord’s Insurance Estimate”).

          (2) Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of Landlord’s Insurance Estimate on the first day of each and every month during the Insurance Year (provided, however, that if Landlord’s Insurance Estimate shall exceed the actual Insurance Expenses for the preceding year by more than seven percent (7%), then Tenant shall not be obligated to pay such excess at such time unless such excess is attributable to estimated increases in Insurance Expenses reasonably known to Landlord and of which Tenant shall have been notified). If Landlord delivers Landlord’s Insurance Estimate after an Insurance Year begins then: (a) until the first day of the month after the month in which Tenant receives Landlord’s Insurance Estimate, Tenant shall pay Landlord an amount equal to the monthly sum payable by Tenant under this Section for the last month of the preceding Insurance Year; and on the first day of the month following the month in which Tenant receives Landlord’s Insurance Estimate (and monthly thereafter for the balance of such Insurance Year), Tenant shall pay Landlord an amount equal to one twelfth (1/12) of Landlord’s Insurance Estimate. If Tenant’s previous payments for the Insurance Year were more or less than the amounts which Tenant should have paid pursuant to Landlord’s Insurance Estimate, Tenant shall pay any underpayment within ten (10) days after receiving Landlord’s Insurance Estimate, or Tenant shall receive a credit for any overpayment against subsequent payments. Landlord may revise Landlord’s Insurance Estimate for a particular Insurance Year (but not more often than three times as to any Insurance Year). In such event, the Insurance Payment for such Insurance Year shall be adjusted and paid or credited, as applicable, as specified in this Section 27.7.

          (D) At any time during or after the Term Landlord may render to Tenant an Insurance Statement or Statements showing (i) a comparison of the Insurance Expenses for the Insurance Year in question with the Base Insurance Expenses, and (ii) the amount of the Insurance Payment resulting from such comparison. Landlord’s failure to render an Insurance Statement during or with respect to any Insurance Year in question shall not prejudice Landlord’s right to render an Insurance Statement during or with respect to any subsequent Insurance Year, and shall not eliminate or reduce Tenant’s obligation to make payments of the Insurance Payment pursuant to this Article 27 for such Insurance Year, except as provided in the next succeeding sentence. Tenant’s obligation to pay any such deficiency shall survive the expiration of an Insurance Year for a period of twenty-four (24) months after the end of such Insurance Year. In the event Landlord shall render such Insurance Statement, as provided in this Article, Tenant shall pay to Landlord any deficiency set forth on such statement within thirty (30) days of the rendering of such Insurance Statement by Landlord.

(E) After the end of each Insurance Year Landlord shall submit to Tenant an Insurance Statement prepared by Landlord and certified by Landlord as being accurate to

19

the knowledge of Landlord and consistent with the terms of this Lease, setting forth a comparison of the Insurance Expenses for the preceding Insurance Year with the Base Insurance Expenses and the Insurance Payments paid by Tenant with respect to such preceding Insurance Year pursuant to the provisions of this Article 27 and the balance of any Insurance Payment due from Tenant with respect to such preceding Insurance Year. Upon Tenant’s request, Landlord shall provide to Tenant a reasonably detailed breakdown of the major categories of expenses reflected in the Insurance Statement furnished to Tenant under this Section. If Tenant’s Insurance Payments under Section 27.7(C)(2) have exceeded the Insurance Payment due with respect to the preceding Insurance Year, Tenant shall receive a credit for such excess against-subsequent payments under this Section 27.7, 27.4 or 27.8. If Tenant’s Insurance Payments under Section 27.7(C)(2) were less than Insurance Payment due with respect to the preceding Insurance Year, Tenant shall pay Landlord such deficiency within thirty (30) days after receipt of the Insurance Statement.. Any Insurance Payment shall be collectible by Landlord in the same manner as Fixed Rent.

          (F) Each Insurance Statement delivered to Tenant shall be conclusively binding upon Tenant unless, within one hundred eighty (180) days after such Statement is sent to Tenant, Tenant shall send a written notice to Landlord objecting to such Statement. If such notice is sent, Tenant (together with its independent certified public accountant, (who may be an employee of Tenant), which is not being compensated, in whole or in part, on a contingency basis) may examine Landlord’s books and records relating to the Insurance Expenses to determine the accuracy of the Insurance Statement. At the time Tenant first elects to review Landlord’s books and records relating to an Insurance Statement for any Insurance Year, Tenant may also elect to review Landlord’s books and records relative to the Base Insurance Expenses, provided that such review must be completed within sixty (60) days after Landlord first permits Tenant and its representatives access to Landlord’s books and records. Landlord shall make all books and records relative to the subject Insurance Expenses and, solely with respect to the time that Tenant first elects to review Landlord’s books and records, the Base Insurance Expenses, available to Tenant in connection with such review promptly after Tenant’s request and on a continuous basis during Business Hours on Business Days if requested by Tenant or its representatives. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in confidence. If after such examination, Tenant disputes such Insurance Statement, Tenant shall give Landlord notice (the “Insurance Dispute Notice”) that Tenant disputes the correctness of the Insurance Statement the parties shall meet in good faith and attempt to resolve their dispute and Tenant shall give Landlord reasonable opportunity to substantiate the accuracy of the Statement being disputed by Tenant. If Landlord and Tenant do not agree to resolve any dispute with respect to Tenant’s written exception within thirty (30) days after Tenant’s Insurance Dispute Notice shall have been given to Landlord, the parties shall submit the dispute to binding arbitration before a reputable firm of independent CPA’s chosen jointly by Landlord and Tenant to be paid for equally by Landlord and Tenant except that if the arbitrator’s award finds that Landlord overstated Insurance Expenses payable by Tenant by more than four and one-half percent (4.5%), then Landlord shall be responsible for the fees of the arbitrator and the reasonable

20

charges incurred by Tenant to audit Landlord’s books and records (exclusive of any legal fees and disbursements, if any, incurred by Tenant, which shall be borne by Tenant). Tenant agrees that, notwithstanding any such dispute (and pending resolution thereof), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed Insurance Statement. If, in the resolution of such dispute it shall be determined that Tenant shall have made an overpayment, Landlord shall, (i) within thirty (30) days after resolution of such dispute, refund to Tenant the amount of Tenant’s overpayment and (ii) if the arbitrator fords that Landlord overstated Insurance Expenses payable by Tenant by more than four and one-half percent (4.5%), within thirty (30) days after rendition of a bill therefor, reimburse Tenant for the reasonable charges incurred by Tenant to audit Landlord’s books and records (exclusive of any legal fees and disbursements, if any, incurred by Tenant, which shall be borne by Tenant). If Landlord fails to refund such overpayment and/or reimburse such charges to Tenant within such thirty (30) day periods, as applicable, Tenant shall have the right after not less than ten (10) Business Day’s notice to Landlord, to offset against Insurance Expenses, the amount of such overpayment and the amount of such charges with interest at the Applicable Rate from the dates such overpayment and the amount of such charges were paid by Tenant until fully recovered by Tenant. If the resolution of such dispute shall include a determination that Tenant has made an underpayment in any Insurance Expense payment, then Tenant shall pay to Landlord the amount of any such underpayment within thirty (30) days after resolution of such dispute.

          (G) The expiration or termination of this Lease during any Insurance Year shall not affect the rights or obligations of the parties hereto respecting any payments of Insurance Payments for such Insurance Year, and any Insurance Statement relating to such Insurance Payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination, except to the extent otherwise provided in this Section 27.7. In determining the amount of the Insurance Payment for the Insurance Year in which the Term shall expire, the payment of the Insurance Payment for such Insurance Year shall be prorated based on the number of days of the Term which fall within such Insurance Year. Any payments due under such Insurance Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.

          27.8 (A) If the Energy Expenses (as hereinafter defined) for any calendar year (any part or all of which falls within the Term) (each, an “Energy Year”) shall be greater than the Energy Expenses for the Base Energy Year (hereinafter called the “Base Energy Expenses”), then Tenant shall pay as additional rent for such Energy Year and continuing thereafter until a new Energy Statement (as hereinafter defined) is rendered to Tenant, Tenant’s Share of such increase (the “Energy Payment”) as hereinafter provided.

          (B) “Energy Expenses” shall mean the sum of (i) the amount Landlord pays to the applicable utility companies to provide gas, oil, steam, electricity, heat, ventilation and air-conditioning to the Building, including all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof and net of any rebates or credits actually received by Landlord in respect of such utilities supplied to the Building, less the cost of

21

gas, oil, steam, electricity, heat, ventilation and/or air-conditioning to the Building consumed by and billed to Tenant or any other tenants of the Building (either on a rent inclusion, submetering or direct basis) in connection with space leased by such parties (other than in the nature of additional rent consisting of operating expenses or energy expense escalations). In determining the amount of Energy Expenses for any Energy Year (including the Base Energy Year), if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Energy Year, those components of Energy Expenses which vary based on occupancy shall be determined for such Energy Year to be an amount equal to the like expenses which would normally be expected to be incurred had ninety-five percent (95%) of the rentable area of the Building been occupied throughout such Energy Year. Until such time as the electricity supplied to each floor of the Building and the common and public areas of the Building (including, without limitation, the Building Systems) shall be separately metered or submetered, Energy Expenses shall include an amount equal to (x) (i) Landlord’s cost (utilizing the electrical rates applicable to the Building including energy charges, demand charges, time-of-day charges, fuel adjustment charges, rate adjustment charges, sales tax and any other factors used by the public utility in computing its charges to Landlord) of furnishing electric current to the entire Building, multiplied by (ii) the number of kilowatt hours of electric current furnished to the public and common areas of the Building (including, without limitation, the Building Systems) and other areas not available for occupancy as determined by a survey prepared by an independent, reputable electrical engineer selected by Landlord, plus (y) Landlord’s actual reasonable out-of-pocket costs in connection therewith. Energy Expenses shall not include any increases in Energy Expenses resulting from (i) Landlord’s knowing violation of legal requirements or late payments to the applicable utility companies or (ii) the construction of any additional space resulting in an increase in the rentable square footage of the Building. “Energy Statement” shall mean a statement setting forth a comparison of the Energy Expenses for an Energy Year with the Base Energy Expenses pursuant to the provisions of this Article 27.

(C) (1) Landlord may give Tenant a written statement for each Energy Year setting forth Landlord’s reasonable estimate of the Energy Payment for such Energy Year (“Landlord’s Energy Estimate”).

          (2) Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of Landlord’s Energy Estimate on the first day of each and every month during the Energy Year (provided, however, that if Landlord’s Energy Estimate shall exceed the actual Energy Expenses for the preceding year by more than seven percent (7%), then Tenant shall not be obligated to pay such excess at such time unless such excess is attributable to estimated increases in Energy Expenses reasonably known to Landlord and of which Tenant shall have been notified). If Landlord delivers Landlord’s Energy Estimate after an Energy Year begins then: (a) until the first day of the month after the month in which Tenant receives Landlord’s Energy Estimate, Tenant shall pay Landlord an amount equal to the monthly sum payable by Tenant under this Section for the last month of the preceding Energy Year; and on the first day of the month following the month in which

22

Tenant receives Landlords Energy Estimate (and monthly thereafter for the balance of such Energy Year), Tenant shall pay Landlord an amount equal to one twelfth (1/12) of Landlord’s Energy Estimate. If Tenant’s previous payments for the Energy Year were more or less than the amounts which Tenant should have paid pursuant to Landlord’s Energy Estimate, Tenant shall pay any underpayment within ten (10) days after receiving Landlord’s Energy Estimate, or Tenant shall receive a credit for any overpayment against subsequent payments. Landlord may revise Landlord’s Energy Estimate for a particular Energy Year (but not more often than three times as to any Energy Year). In such event, the Energy Payment for such Energy Year shall be adjusted and paid or credited, as applicable, as specified in this Section 27.8.

          (D) At any time during or after the Term Landlord may render to Tenant an Energy Statement or Statements showing (i) a comparison of the Energy Expenses for the Energy Year in question with the Base Energy Expenses, and (ii) the amount of the Energy Payment resulting from such comparison. Landlord’s failure to render an Energy Statement during or with respect to any Energy Year in question shall not prejudice Landlord’s right to render an Energy Statement during or with respect to any subsequent Energy Year, and shall not eliminate or reduce Tenant’s obligation to make payments of the Energy Payment pursuant to this Article 27 for such Energy Year, except as provided in the next succeeding sentence. Tenant’s obligation to pay any such deficiency shall survive the expiration of an Energy Year for a period of twenty-four (24) months after the end of such Energy Year. In the event Landlord shall render such Energy Statement, as provided in this Article, Tenant shall pay to Landlord any deficiency set forth on such statement within thirty (30) days of the rendering of such Energy Statement by Landlord.

          (E) After the end of each Energy Year Landlord shall submit to Tenant an Energy Statement prepared by Landlord and certified by Landlord as being accurate to the knowledge of Landlord and consistent with the terms of this Lease, setting forth a comparison of the Energy Expenses for the preceding Energy Year with the Base Energy Expenses and the Energy Payments paid by Tenant with respect to such preceding Energy Year pursuant to the provisions of this Article 27 and the balance of any Energy Payment due from Tenant with respect to such preceding Energy Year. Upon Tenant’s request, Landlord shall provide to Tenant a reasonably detailed breakdown of the major categories of expenses reflected in the Energy Statement furnished to Tenant under this Section. If Tenant’s Energy Payments under Section 27.8(C)(2) have exceeded the Energy Payment due with respect to the preceding Energy Year, Tenant shall receive a credit for such excess against subsequent payments under this Section 27.8, Section 27.4 or Section 27.7. If Tenant’s Energy Payments under Section 27.8(C)(2) were less than Energy Payments due with respect to the preceding Energy Year, Tenant shall pay Landlord such deficiency within thirty (30) days after receipt of the Energy Statement. Any Energy Payment shall be collectible by Landlord in the same manner as Fixed Rent.

          (F) Each Energy Statement delivered to Tenant shall be conclusively binding upon Tenant unless, within one hundred eighty (180) days after such Statement is sent to Tenant, Tenant shall send a written notice to Landlord objecting to such Statement. If such notice is sent, Tenant (together with its independent certified public accountant,

23

(who may be an employee of Tenant), which is not being compensated, in whole or in part, on a contingency basis) may examine Landlord’s books and records relating to the Energy Expenses to determine the accuracy of the Energy Statement. At the time Tenant first elects to review Landlord’s books and records relating to an Energy Statement for any Energy Year, Tenant may also elect to review Landlord’s books and records relative to the Base Energy Expenses, provided that such review must be completed within sixty (60) days after Landlord first permits Tenant and its representatives access to Landlord’s books and records. Landlord shall make all books and records relative to the subject Energy Expenses and, solely with respect to the time that Tenant first elects to review Landlord’s books and records, the Base Energy Expenses, available to Tenant in connection with such review promptly after Tenant’s request and on a continuous basis during Business Hours on Business Days if requested by Tenant or its representatives. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in confidence. If after such examination, Tenant disputes such Energy Statement, Tenant shall give Landlord notice (the “Energy Dispute Notice”) that Tenant disputes the correctness of the Energy Statement the parties shall meet in good faith and attempt to resolve their dispute and Tenant shall give Landlord reasonable opportunity to substantiate the accuracy of the Statement being disputed by Tenant. If Landlord and Tenant do not agree to resolve any dispute with respect to Tenant’s written exception within thirty (30) days after Tenant’s Energy Dispute Notice shall have been given to Landlord, the parties shall submit the dispute to binding arbitration before a reputable firm of independent CPA’s chosen jointly by Landlord and Tenant to be paid for equally by Landlord and Tenant except that if the arbitrator’s award finds that Landlord overstated Energy Expenses payable by Tenant by more than four and one-half percent (4.5%), then Landlord shall be responsible for the fees of the arbitrator and the reasonable charges incurred by Tenant to audit Landlord’s books and records (exclusive of any legal fees and disbursements, if any, incurred by Tenant, which shall be borne by Tenant). Tenant agrees that, notwithstanding any such dispute (and pending resolution thereof), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed Energy Statement. If, in the resolution of such dispute it shall be determined that Tenant shall have made an overpayment, Landlord shall, (i) within thirty (30) days after resolution of such dispute, refund to Tenant the amount of Tenant’s overpayment and (ii) if the arbitrator finds that Landlord overstated Energy Expenses payable by Tenant by more than four and one-half percent (4.5%), within thirty (30) days after rendition of a bill therefor, reimburse Tenant for the reasonable charges incurred by Tenant to audit Landlord’s books and records (exclusive of any legal fees and disbursements, if any, incurred by Tenant, which shall be borne by Tenant). If Landlord fails to refund such overpayment and/or reimburse such charges to Tenant within such thirty (30) day periods, as applicable, Tenant shall have the right after not less than ten (10) Business Day’s notice to Landlord, to offset against Energy Expenses, the amount of such overpayment and the amount of such charges with interest at the Applicable Rate from the dates such overpayment and the amount of such charges were paid by Tenant until fully recovered by Tenant. If the resolution of such dispute shall include a determination that Tenant has made an underpayment in any Energy Expense payment, then Tenant shall pay to Landlord the amount of any such underpayment within thirty (30) days after resolution of such dispute.

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          (G) The expiration or termination of this Lease during any Energy Year shall not affect the rights or obligations of the parties hereto respecting any payments of Energy Payments for such Energy Year, and any Energy Statement relating to such Energy Payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination, except to the extent otherwise provided in this Section 27.8. In determining the amount of the Energy Payment for the Energy Year in which the Term shall expire, the payment of the Energy Payment for such Energy Year shall be prorated based on the number of days of the Term which fall within such Energy Year. Any payments due under such Energy Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.”

          (c) The term “Escalation Rent” as used herein and in the Lease shall mean, individually or collectively, the Tax Payment, the Operating Payment, the Insurance Payment and the Energy Payment, each as defined and provided in Article 27 of the Lease.

          SECTION 5.2. Effective as of the date hereof, Section 41.1 of the Lease shall be amended by (i) deleting the phrase “(v) Base Year for Operating Expenses” and substituting the phrase “(v) the Base Operating Year, Base Insurance Year and Base Energy Year (as applicable)” therefor, and (ii) inserting the phrase “(including, without limitation, any differences between (a) the manner in which Escalation Rent is calculated for those portions of the Premises located on the 15th floor of the Building and (b) the manner in which Escalation Rent is calculated for the remainder of the Premises)” immediately after the phrase “and all other relevant factors”.

ARTICLE VI.
15TH FLOOR TENANT FUND

          SECTION 6.1. Commencing on the Unit 15A Space Inclusion Date, Landlord shall contribute an amount not to exceed the Unit 15A Tenant Fund toward (i) the cost (other than Unit 15A FFE Costs and/or Unit 15A Soft Costs) of the performance of certain Alterations to be performed by Tenant in order to prepare the Unit 15A Space for Tenant’s occupancy (the “Unit 15A Initial Alterations”), (ii) the cost of FFE for the Unit 15A Space (the costs described in this clause (ii) being collectively referred to herein as “Unit 15A FFE Costs”), and (iii) the fees of architects, engineers, expediters and consultants incurred in connection with the performance of the Unit 15A Initial Alterations and the purchase of such FFE (the costs described in this clause (iii) being collectively referred to herein as “Unit 15A Soft Costs”). Notwithstanding anything to the contrary provided herein; (i) Tenant shall not be entitled to receive a portion of the Unit 15A Tenant Fund for Unit 15A FFE Costs and/or Unit 15A Soft Costs earlier than the Unit 15A Space Inclusion Date; and (ii) Landlord shall not be required to contribute toward Unit 15A FFE Costs and Unit 15A Soft Costs an amount which is, in the aggregate, in excess of 25% of the Unit 15A Tenant Fund (of which, not more than 10% shall be contributed to Unit 15A FFE Costs). Landlord shall disburse the Unit 15A Tenant Fund in accordance with and subject to the provisions of this Section 6.1.

          (a) Commencing on the Unit 15A Space Inclusion Date, Tenant may make monthly requests from the Unit 15A Tenant Fund for the portion of Tenant’s Unit 15A Initial Alterations

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and Unit 15A FFE Costs and Unit 15A Soft Costs paid or incurred by Tenant with respect to the immediately preceding month. Landlord shall disburse a portion of the Unit 15A Tenant Fund to Tenant from time to time, within twenty-five (25) days after receipt of the items set forth in Section 6.1(b) hereof, provided that such request is received by Landlord by the tenth (10th) day of the calendar month in which Landlord receives such request; and further provided that on the date of disbursement from the Unit 15A Tenant Fund, no Event of Default under the Lease, as amended hereby, shall have occurred and be continuing. Disbursements from the Unit 15A Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the amount which is then due Tenant’s contractors (as certified by a duly authorized officer of Tenant and by Tenant’s independent, licensed architect) and which has not been the subject of a previous disbursement from the Unit 15A Tenant Fund, after first deducting retainage equal to ten percent (10%) of the entire amount then due (provided, however, that no retainage shall be withheld in respect of Unit 15A Soft Costs). Notwithstanding the foregoing, if Tenant’s contract with the contractor shall have provided for Tenant to withhold 10% retainage, then Landlord shall disburse the full amount due such contractor set forth in its requisition (with the result being that Landlord shall hold such 10% retainage). (By way of example, assuming that Tenant’s contract with a contractor provides for 10% retainage and, in connection with a request for a disbursement from the Unit 15A Tenant Fund, the contractor has performed $100 of work covered by such request and is therefore then due $90.00, Landlord shall pay the $90.00 due to such contractor and retain $10.00 as retainage in accordance with this Section). Unless Tenant shall, have previously paid Tenant’s contractor the sums requested from the Unit 15A Tenant Fund, Tenant shall promptly pay any such sums disbursed from the Unit 15A Tenant Fund to Tenant’s contractors or to such other vendors as shall be entitled thereto. Landlord shall pay to Tenant the balance of all such retainage then withheld by Landlord within thirty (30) days after completion of the Unit 15A Initial Alterations. Similarly, Tenant shall pay the balance of all retainage then withheld by Tenant when due under the respective agreements pertaining thereto and provide Landlord with evidence of such payment. If Landlord in good faith believes it is not obligated to make a requested disbursement from the Unit 15A Tenant Fund, Landlord may (subject to the provisions set forth below, including, without limitation, the right to arbitrate such dispute) withhold such disbursement, provided it shall provide Tenant within twelve (12) Business Days after receipt of Tenant’s request for disbursement with a Disbursement Dispute Notice. If Landlord provides Tenant with a Disbursement Dispute Notice, then Tenant and Landlord shall endeavor to resolve such dispute within the next ten (10) Business Days and thereafter (if the Landlord has still not paid such portion of the Unit 15A Tenant Fund) Tenant may submit to arbitration (in accordance with Section 38.7 of the Lease) the issue of Landlord’s obligation to make the disbursement in question. If Tenant obtains an arbitration decision that Landlord was obligated to pay all or any portion of the requested disbursement (or if the Landlord subsequently concedes that such amount is due, with or without an arbitration), Landlord shall within ten (10) Business Days of such decision pay such amount to Tenant, together with interest at the Applicable Rate from the date such amounts were due until the date paid. To the extent that Landlord fails to pay such amount within such ten (10) Business Day period, then Tenant shall have the right to offset any such amounts, together with interest at the Applicable Rate from the date such amount shall have been paid until the date of offset, against the next ensuing Rents payable hereunder.

          (b) Landlord’s obligation to make disbursements from the Unit 15A Tenant Fund shall be subject to the receipt of: (i) a request for such disbursement from Tenant, together with the

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certification required by Section 6.1(a) hereof, (ii) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Unit 15A Initial Alterations, or with respect to Unit 15A FFE Costs and/or Unit 15A Soft Costs which, in either case, have been paid by Tenant or which are then due and for which Tenant is seeking reimbursement, (iii) with respect to disbursements of the Unit 15A Tenant Fund to cover costs other than Unit 15A FFE Costs and/or Unit 15A Soft Costs, a certificate of Tenant’s independent licensed architect on Standard AIA form G-702 (or such other form as is reasonably approved by Landlord) stating (A) that, in such architect’s opinion, the portion of the Unit 15A Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner substantially in accordance with the final detailed plans and specifications for such Unit 15A Initial Alterations, as approved (or deemed approved) by Landlord, (B) the percentage of completion of such Unit 15A Initial Alterations as of the date of such certificate, and (C) the estimated total cost to complete the performance of such Unit 15A Initial Alterations, and (iv) with the exception of the first request for a disbursement from the Unit 15A Tenant Fund, partial lien waivers from each contractor, subcontractor and materialman (who performed work or supplied materials in excess of $10,000 either individually or in the aggregate) involved in the performance of the Unit 15A Initial Alterations relating to the portion of the Unit 15A Initial Alterations theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made. Notwithstanding the foregoing, to the extent that any requisition from the Unit 15A Tenant Fund shall be intended to reimburse Tenant for any Unit 15A FFE Costs, Tenant shall: (i) deliver a statement, certified by an officer of Tenant accurately describing the Unit 15A FFE Costs for which payment is being requested and setting forth the amount of the disbursement from the Tenant Fund being requested and attributable to FFE; (ii) deliver copies of invoices or bills of sale; and (iii) if such FFE is stored away from the Unit 15A Space, identify the location of the off-premises storage.

          (c) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 6.1 exceed the amount of the Unit 15A Tenant Fund. Upon the completion of the Unit 15A Initial Alterations and satisfaction of the conditions set forth in Section 6.1(d) hereof, any amount of the Unit 15A Tenant Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Unit 15A Tenant Fund (or the portion thereof if upon completion of the Unit 15A Initial Alterations the Unit 15A Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Unit 15A Tenant Fund to Tenant. Tenant shall not be entitled to any payment or credit on account of the excess. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Unit 15A Initial Alterations and pay all Unit 15A FFE Costs and/or Unit 15A Soft Costs, whether or not the Unit 15A Tenant Fund is sufficient to fund the completion of such Unit 15A Initial Alterations and Unit 15A FFE Costs and/or Unit 15A Soft Costs.

          (d) Within thirty (30) days after completion of the Unit 15A Initial Alterations, Tenant shall deliver to Landlord (x) final waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Unit 15A Initial Alterations, (y) a certificate from Tenant’s independent licensed architect certifying that, in his or her opinion, such Unit 15A Initial Alterations have been performed in a good and workerlike manner and completed substantially in accordance with the final detailed plans and specifications for such Unit 15A Initial Alterations as approved by Landlord, and (z) a certificate from Tenant certifying that that

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all contractors, subcontractors and materialmen have been paid for the Unit 15A Initial Alterations and materials furnished through such date.

          (e) Notwithstanding anything to the contrary in this Section 6.1, if Tenant has not submitted requests for disbursement of the entire Unit 15A Tenant Fund in accordance with the provisions of this Section 6.1 prior to the third anniversary of the Unit 15A Space Inclusion Date, any portion of the Unit 15A Tenant Fund not previously disbursed shall be retained by Landlord, and Landlord shall have no further obligation to disburse any portion of the Unit 15A Tenant Fund, it being understood that Tenant shall not be entitled to a credit, abatement or other concession on account thereof.

          SECTION 6.2. Commencing on the Unit 15B Space Inclusion Date, Landlord shall contribute an amount not to exceed the Unit 15B Tenant Fund toward (i) the cost (other than Unit 15B FFE Costs and/or Unit 15B Soft Costs) of the performance of certain Alterations to be performed by Tenant in order to prepare the Unit 15B Space for Tenant’s occupancy (the “Unit 15B Initial Alterations”), (ii) the cost of FFE for the Unit 15B Space (the costs described in this clause (ii) being collectively referred to herein as “Unit 15B FFE Costs”), and (iii) the fees of architects, engineers, expediters and consultants incurred in connection with the performance of the Unit 15B Initial Alterations and the purchase of such FFE (the costs described in this clause (iii) being collectively referred to herein as “Unit 15B Soft Costs”). Notwithstanding anything to the contrary provided herein, (i) Tenant shall not be entitled to receive a portion of the Unit 15B Tenant Fund for Unit 15B FFE Costs and/or Unit 15B Soft Costs earlier than the Unit 15B Space Inclusion Date; and (ii) Landlord shall not be required to contribute toward Unit 15B FFE Costs and Unit 15B Soft Costs an amount which is, in the aggregate, in excess of 25% of the Unit 15B Tenant Fund (of which, not more than 10% shall be contributed to Unit 15B FFE Costs). Landlord shall disburse the Unit 15B Tenant Fund in accordance with and subject to the provisions of this Section 6.2.

          (a) Commencing on the Unit 15B Space Inclusion Date, Tenant may make monthly requests from the Unit 15B Tenant Fund for the portion of Tenant’s Unit 15B Initial Alterations and Unit 15B FFE Costs and Unit 15B Soft Costs paid or incurred by Tenant with respect to the immediately preceding month. Landlord shall disburse a portion of the Unit 15B Tenant Fund to Tenant from time to time, within twenty-five (25) days after receipt of the items set forth in Section 6.2(b) hereof, provided that such request is received by Landlord by the tenth (10th) day of the calendar month in which Landlord receives such request; and further provided that on the date of disbursement from the Unit 15B Tenant Fund, no Event of Default under the Lease, as amended hereby, shall have occurred and be continuing. Disbursements from the Unit 15B Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the amount which is then due Tenant’s contractors (as certified by a duly authorized officer of Tenant and by Tenant’s independent, licensed architect) and which has not been the subject of a previous disbursement from the Unit 15B Tenant Fund, after first deducting retainage equal to ten percent (10%) of the entire amount then due (provided, however, that no retainage shall be withheld in respect of Unit 15B Soft Costs). Notwithstanding the foregoing, if Tenant’s contract with the contractor shall have provided for Tenant to withhold 10% retainage, then Landlord shall disburse the full amount due such contractor set forth in its requisition (with the result being that Landlord shall hold such 10% retainage). Unless Tenant shall have previously paid Tenant’s contractor the sums requested from the Unit 15B Tenant Fund, Tenant shall promptly pay any

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such sums disbursed from the Unit 15B Tenant Fund to Tenant’s contractors or to such other vendors as shall be entitled thereto. Landlord shall pay to Tenant the balance of all such retainage then withheld by Landlord within thirty (30) days after completion of the Unit 15B Initial Alterations. Similarly, Tenant shall pay the balance of all retainage then withheld by Tenant when due under the respective agreements pertaining thereto and provide Landlord with evidence of such payment. If Landlord in good faith believes it is not obligated to make a requested disbursement from the Unit 15B Tenant Fund, Landlord may (subject to the provisions set forth below, including, without limitation, the right to arbitrate such dispute) withhold such disbursement, provided it shall provide Landlord within twelve (12) Business Days after receipt of Tenant’s request for disbursement with a Disbursement Dispute Notice. If Landlord provides Tenant with a Disbursement Dispute Notice, then Tenant and Landlord shall endeavor to resolve such dispute within the next ten (10) Business Days and thereafter (if the Landlord has still not paid such portion of the Unit 15B Tenant Fund) Tenant may submit to arbitration (in accordance with Section 38.7 of the Lease) the issue of Landlord’s obligation to make the disbursement in question. If Tenant obtains an arbitration decision that Landlord was obligated to pay all or any portion of the requested disbursement (or if the Landlord subsequently concedes that such amount is due, with or without an arbitration), Landlord shall within ten (10) Business Days of such decision pay such amount to Tenant, together with interest at the Applicable Rate from the date such amounts were due until the date paid. To the extent that Landlord fails to pay such amount within such ten (10) Business Day period, then Tenant shall have the right to offset any such amounts, together with interest at the Applicable Rate from the date such amount shall have been paid until the date of offset, against the next ensuing Rents payable hereunder.

          (b) Landlord’s obligation to make disbursements from the Unit 15B Tenant Fund shall be subject to the receipt of: (i) a request for such disbursement from Tenant, together with the certification required by Section 6.2(a) hereof, (ii) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Unit 15B Initial Alterations, or with respect to Unit 15B FFE Costs and/or Unit 15B Soft Costs which, in either case, have been paid by Tenant or which are then due and for which Tenant is seeking reimbursement, (iii) with respect to disbursements of the Unit 15B Tenant Fund to cover costs other than Unit 15B FFE Costs and/or Unit 15B Soft Costs, a certificate of Tenant’s independent licensed architect on Standard AIA form G-702 (or such other form as is reasonably approved by Landlord) stating (A) that, in such architect’s opinion, the portion of the Unit 15B Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner substantially in accordance with the final detailed plans and specifications for such Unit 15B Initial Alterations, as approved (or deemed approved) by Landlord, (B) the percentage of completion of such Unit 15B Initial Alterations as of the date of such certificate, and (C) the estimated total cost to complete the performance of such Unit 15B Initial Alterations, and (iv) with the exception of the first request for disbursement from the Unit 15B Tenant Fund, partial lien waivers from each contractor, subcontractor and materialman (who performed work or supplied material in excess of $10,000 either individually or in the aggregate) involved in the performance of the Unit 15B Initial Alterations relating to the portion of the Unit 15B Initial Alterations theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made. Notwithstanding the foregoing, to the extent that any requisition from the Unit 15B Tenant Fund shall be intended to reimburse Tenant for any Unit 15B FFE Costs, Tenant shall: (i) deliver a statement, certified by an officer of Tenant accurately describing the Unit 15B FFE Costs for which payment is being

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requested and setting forth the amount of the disbursement from the Tenant Fund being requested and attributable to FFE; (ii) deliver copies of invoices or bills of sale; and (iii) if such FFE is stored away from the Unit 15B Space, identify the location of the off-premises storage.

          (c) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 6.2 exceed the amount of the Unit 15B Tenant Fund. Upon the completion of the Unit 15B Initial Alterations and satisfaction of the conditions set forth in Section 6.2(d) hereof, any amount of the Unit 15B Tenant Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Unit 15B Tenant Fund (or the portion thereof if upon completion of the Unit 15B Initial Alterations the Unit 15B Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Unit 15B Tenant Fund to Tenant. Tenant shall not be entitled to any payment or credit on account of the excess. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Unit 15B Initial Alterations and pay all Unit 15B FFE Costs and/or Unit 15B Soft Costs, whether or not the Unit 15B Tenant Fund is sufficient to fund the completion of such Unit 15B Initial Alterations and Unit 15B FFE Costs and/or Unit 15B Soft Costs.

          (d) Within thirty (30) days after completion of the Unit 15B Initial Alterations, Tenant shall deliver to Landlord (x) final waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Unit 15B Initial Alterations, (y) a certificate from Tenant’s independent licensed architect certifying that, in his or her opinion, such Unit 15B Initial Alterations have been performed in a good and workerlike manner and completed substantially in accordance with the final detailed plans and specifications for such Unit 15B Initial Alterations as approved by Landlord, and (z) a certificate from Tenant certifying that that all contractors, subcontractors and materialmen have been paid for the Unit 15B Initial Alterations and materials furnished through such date.

          (e) Notwithstanding anything to the contrary in this Section 6.2, if Tenant has not submitted requests for disbursement of the entire Unit 15B Tenant Fund in accordance with the provisions of this Section 6.2 prior to the third anniversary of the Unit 15B Space Inclusion Date, any portion of the Unit 15B Tenant Fund not previously disbursed shall be retained by Landlord, and Landlord shall have no further obligation to disburse any portion of the Unit 15B Tenant Fund, it being understood that Tenant shall not be entitled to a credit, abatement or other concession on account thereof.

          SECTION 6.3. Commencing on the Unit 15C Space Inclusion Date, Landlord shall contribute an amount not to exceed the Unit 15C Tenant Fund toward (i) the cost (other than Unit 15C FFE Costs and/or Unit 15C Soft Costs) of the performance of certain Alterations to be performed by Tenant in order to prepare the Unit 15C Space for Tenant’s occupancy (the “Unit 15C Initial Alterations”), (ii) the cost of FFE for the Unit 15C Space (the costs described in this clause (ii) being collectively referred to herein as “Unit 15C FFE Costs”), and (iii) the fees of architects, engineers, expediters and consultants incurred in connection with the performance of the Unit 15C Initial Alterations and the purchase of such FFE (the costs described in this clause (iii) being collectively referred to herein as “Unit 15C Soft Costs”). Notwithstanding anything to the contrary provided herein, (i) Tenant shall not be entitled to receive a portion of the Unit 15C Tenant Fund for Unit 15C FFE Costs and/or Unit 15C Soft Costs earlier than the Unit 15C Space

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Inclusion Date; and (ii) Landlord shall not be required to contribute toward Unit 15C FFE Costs and Unit 15C Soft Costs an amount which is, in the aggregate, in excess of 25% of the Unit 15C Tenant Fund (of which, not more than 10% shall be contributed to Unit 15C FFE Costs). Landlord shall disburse the Unit 15C Tenant Fund in accordance with and subject to the provisions of this Section 6.3.

          (a) Commencing on the Unit 15C Space Inclusion Date, Tenant may make monthly requests from the Unit 15C Tenant Fund for the portion of Tenant’s Unit 15C Initial Alterations and Unit 15C FFE Costs and Unit 15C Soft Costs paid or incurred by Tenant with respect to the immediately preceding month. Landlord shall disburse a portion of the Unit 15C Tenant Fund to Tenant from time to time, within twenty-five (25) days after receipt of the items set forth in Section 6.3(b) hereof, provided that such request is received by Landlord by the tenth (10th) day of the calendar month in which Landlord receives such request; and further provided that on the date of disbursement from the Unit 15C Tenant Fund, no Event of Default under the Lease, as amended hereby, shall have occurred and be continuing. Disbursements from the Unit 15C Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the amount which is then due Tenant’s contractors (as certified by a duly authorized officer of Tenant and by Tenant’s independent, licensed architect) and which has not been the subject of a previous disbursement from the Unit 15C Tenant Fund, after first deducting retainage equal to ten percent (10%) of the entire amount then due (provided, however, that no retainage shall be withheld in respect of Unit 15C Soft Costs). Notwithstanding the foregoing, if Tenant’s contract with the contractor shall have provided for Tenant to withhold 10% retainage, then Landlord shall disburse the full amount due such contractor set forth in its requisition (with the result being that Landlord shall hold such 10% retainage). Unless Tenant shall have previously paid Tenant’s contractor the sums requested from the Unit 15C Tenant Fund, Tenant shall promptly pay any such sums disbursed from the Unit 15C Tenant Fund to Tenant’s contractors or to such other vendors as shall be entitled thereto. Landlord shall pay to Tenant the balance of all such retainage then withheld by Landlord within thirty (30) days after completion of the Unit 15C Initial Alterations. Similarly, Tenant shall pay the balance of all retainage then withheld by Tenant when due under the respective agreements pertaining thereto and provide Landlord with evidence of such payment. If Landlord in good faith believes it is not obligated to make a requested disbursement from the Unit 15C Tenant Fund, Landlord may (subject to the provisions set forth below, including, without limitation, the right to arbitrate such dispute) withhold such disbursement, provided it shall provide Landlord within twelve (12) Business Days after receipt of Tenant’s request for disbursement with a Disbursement Dispute Notice. If Landlord provides Tenant with a Disbursement Dispute Notice, then Tenant and Landlord shall endeavor to resolve such dispute within the next ten (10) Business Days and thereafter (if the Landlord has still not paid such portion of the Unit 15C Tenant Fund) Tenant may submit to arbitration (in accordance with Section 38.7 of the Lease) the issue of Landlord’s obligation to make the disbursement in question. If Tenant obtains an arbitration decision that Landlord was obligated to pay all or any portion of the requested disbursement (or if the Landlord subsequently concedes that such amount is due, with or without an arbitration), Landlord shall within ten (10) Business Days of such decision pay such amount to Tenant, together with interest at the Applicable Rate from the date such amounts were due until the date paid. To the extent that Landlord fails to pay such amount within such ten (10) Business Day period, then Tenant shall have the right to offset any such amounts, together with interest at the Applicable Rate from the date such amount shall have been paid until the date of offset, against the next ensuing Rents payable hereunder.

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          (b) Landlord’s obligation to make disbursements from the Unit 15C Tenant Fund shall be subject to the receipt of: (i) a request for such disbursement from Tenant, together with the certification required by Section 6.3(a) hereof, (ii) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Unit 15C Initial Alterations, or with respect to Unit 15C FFE Costs and/or Unit 15C Soft Costs which, in either case, have been paid by Tenant or which are then due and for which Tenant is seeking reimbursement, (iii) with respect to disbursements of the Unit 15C Tenant Fund to cover costs other than Unit 15C FFE Costs and/or Unit 15C Soft Costs, a certificate of Tenant’s independent licensed architect on Standard AIA form G-702 (or such other form as is reasonably approved by Landlord) stating (A) that, in such architect’s opinion, the portion of the Unit 15C Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner substantially in accordance with the final detailed plans and specifications for such Unit 15C Initial Alterations, as approved (or deemed approved) by Landlord, (B) the percentage of completion of such Unit 15C Initial Alterations as of the date of such certificate, and (C) the estimated total cost to complete the performance of such Unit 15C Initial Alterations, and (iv) with the exception of the first request for a disbursement from the Unit 15C Tenant Fund, partial lien waivers from each contractor, subcontractor and materialman (who performed work or supplied materials in excess of $10,000 either individually or in the aggregate) involved in the performance of the Unit 15C Initial Alterations relating to the portion of the Unit 15C Initial Alterations theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made. Notwithstanding the foregoing, to the extent that any requisition from the Unit 15C Tenant Fund shall be intended to reimburse Tenant for any Unit 15C FFE Costs, Tenant shall: (i) deliver a statement, certified by an officer of Tenant accurately describing the Unit 15C FFE Costs for which payment is being requested and setting forth the amount of the disbursement from the Tenant Fund being requested and attributable to FFE; (ii) deliver copies of invoices or bills of sale; and (iii) if such FFE is stored away from the Unit 15C Space, identify the location of the off-premises storage.

          (c) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 6.3 exceed the amount of the Unit 15C Tenant Fund. Upon the completion of the Unit 15C Initial Alterations and satisfaction of the conditions set forth in Section 6.3(d) hereof, any amount of the Unit 15C Tenant Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Unit 15C Tenant Fund (or the portion thereof if upon completion of the Unit 15C Initial Alterations the Unit 15C Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Unit 15C Tenant Fund to Tenant. Tenant shall not be entitled to any payment or credit on account of the excess. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Unit 15C Initial Alterations and pay all Unit 15C FFE Costs and/or Unit 15C Soft Costs, whether or not the Unit 15C Tenant Fund is sufficient to fund the completion of such Unit 15C Initial Alterations and Unit 15C FFE Costs and/or Unit 15C Soft Costs.

          (d) Within thirty (30) days after completion of the Unit 15C Initial Alterations, Tenant shall deliver to Landlord (x) final waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Unit 15C Initial Alterations, (y) a certificate from Tenant’s independent licensed architect certifying that, in his or her opinion, such Unit 15C Initial Alterations have been performed in a good and workerlike manner and completed

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substantially in accordance with the final detailed plans and specifications for such Unit 15C Initial Alterations as approved by Landlord, and (z) a certificate from Tenant certifying that that all contractors, subcontractors and materialmen have been paid for the Unit 15C Initial Alterations and materials furnished through such date.

          (e) Notwithstanding anything to the contrary in this Section 6.3, if Tenant has not submitted requests for disbursement of the entire Unit 15C Tenant Fund in accordance with the provisions of this Section 6.3 prior to the third anniversary of the Unit 15C Space Inclusion Date, any portion of the Unit 15C Tenant Fund not previously disbursed shall be retained by Landlord, and Landlord shall have no further obligation to disburse any portion of the Unit 15C Tenant Fund, it being understood that Tenant shall not be entitled to a credit, abatement or other concession on account thereof.

          SECTION 6.4. Landlord reserves the right to impose reasonable requirements in connection with the performance of the Unit 15A Initial Alterations, the Unit 15B Initial Alterations and the Unit 15C Initial Alterations, including, without limitation, that Alterations such as “core drilling”, demolition and any work requiring an interruption or shut-down of Building Systems, shall be performed after Business Hours (provided, however, that Alterations which will not disturb other tenants may, subject to other applicable provisions of the Lease as amended hereby, be performed during Business Hours).

          SECTION 6.5. Supplementing Section 3.3 of the Lease, except with respect to the Unit 15A Initial Alterations, the Unit 15B Initial Alterations and the Unit 15C Initial Alterations, Tenant shall pay to Landlord all reasonable out-of-pocket costs and expenses paid or incurred by Landlord in connection with security, temporary barricades, janitorial, engineering and architectural or consulting services furnished in connection with any Alterations performed by Tenant. With respect to all Alterations (including, without limitation, the Unit 15A Initial Alterations, the Unit 15B Initial Alterations and the Unit 15C Initial Alterations), Tenant shall pay to Landlord any Review Costs within thirty (30) Business Days after Landlord’s demand therefor. Tenant shall not be charged any fee payable to Landlord or its managing agent (in contradistinction to professional fees payable to third parties) with respect to any Alterations, including the Unit 15A Initial Alterations, the Unit 15B Initial Alterations and the Unit 15C Initial Alterations.

          SECTION 6.6. Notwithstanding any contrary provision contained in the Lease as amended hereby: (i) all Alterations and FFE made or purchased at Tenant’s expense (i.e., those Alterations and FFE not paid for with the Tenant Fund, Unit 15A Tenant Fund, Unit 15B Tenant Fund or Unit 15C Tenant Fund) shall be deemed to be owned by Tenant for the purposes of income taxes and Tenant shall have the right to depreciate the cost of such Alterations, (ii) all Alterations and FFE made or purchased with the Tenant Fund, Unit 15A Tenant Fund, Unit 15B Tenant Fund or Unit 15C Tenant Fund shall be deemed to be owned by Landlord for the purposes of income taxes and Landlord shall have the right to depreciate the cost of such Alterations and FFE, and (iii) in no event shall (A) any Tenant’s Property be deemed Alterations or (B) Tenant’s Property be deemed to include any FFE purchased with the Tenant Fund, Unit 15A Tenant Fund, Unit 15B Tenant Fund or Unit 15C Tenant Fund. Landlord shall be the owner of all FFE purchased with the Tenant Fund, Unit 15A Tenant Fund, Unit 15B Tenant Fund or Unit 15C Tenant Fund, and Tenant shall maintain all of such FFE throughout the Term of the

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Lease in good order and condition; provided, however, that Tenant shall have the right, during the Term, to use the FFE purchased by Tenant with the Tenant Fund, Unit 15A Tenant Fund, Unit 15B Tenant Fund or Unit 15C Tenant Fund. Landlord shall have no liability or obligations of any nature whatsoever to Tenant with respect to said FFE during the Term of the Lease. No portion of the Rent payable under the Lease, as amended hereby, shall be deemed for any purpose paid on account of the use of the FFE by Tenant; and Tenant shall pay all sales taxes, if any, imposed by New York State or New York City in connection with the purchase or the use of said FFE by Tenant.

ARTICLE VII.
15TH FLOOR OFFER SPACE

          SECTION 7.1. For purposes of this Article 7, the term “15th Floor Offer Space” shall mean the portion of the fifteenth (15th) floor of the Building indicated by hatching on the floor plan annexed hereto as Exhibit “H-1”.

          SECTION 7.2. Provided no Event of Default shall have occurred and then be continuing under the Lease as of the date of the giving of Tenant’s 15th Floor Acceptance (as such term is hereinafter defined), if at any time subsequent to the date hereof the 15th Floor Offer Space shall become Available for Leasing (as said term is defined in Section 7.7 hereof), Landlord shall, before offering the 15th Floor Offer Space to any other Prospective Tenant, offer to Tenant the right to add the 15th Floor Offer Space to the Premises on a one-time basis subject to the provisions of Section 7.4 hereof, upon all of the terms and conditions of the Lease, as amended hereby, except that: (i) the Fixed Rent payable with respect to the 15th Floor Offer Space shall be the Offer Space Rental Value as determined pursuant to Section 7.12 hereof for the 15th Floor Offer Space; (ii) the Base Tax Year attributable to the 15th Floor Offer Space shall be the New York City fiscal tax year in which the 15th Floor Offer Space Inclusion Date shall occur; (iii) the Base Operating Year, Base Insurance Year and Base Energy Year attributable to the 15th Floor Offer Space shall be the calendar year in which the 15th Floor Offer Space Inclusion Date shall occur; (iv) Tenant’s Share attributable to the 15th Floor Offer Space shall be the Tenant’s Share set forth in the 15th Floor Offer Notice; (v) Tenant’s Tax Share attributable to the 15th Floor Offer Space shall be the Tenant’s Tax Share set forth in the 15th Floor Offer Notice; (vi) the Term of the Lease (the “15th Floor Offer Space Term”) with respect to the 15th Floor Offer Space shall commence on the 15th Floor Offer Space Inclusion Date and shall end on the Expiration Date of the Lease, as the same may be extended (so that the 15th Floor Offer Space Term shall be co-terminous with the Term of the Lease); and (vii) the 15th Floor Offer Space shall be delivered in its “as is” condition and Landlord shall have no obligation to perform any work or make any installation in or to the 15th Floor Offer Space nor shall Tenant be entitled to any tenant contribution for the 15th Floor Offer Space except as expressly provided in this Article 7 and except to the extent required by Section 6.3 of the Lease.

          SECTION 7.3. Landlord shall offer the 15th Floor Offer Space in a written notice (hereinafter called the “15th Floor Offer Notice”) delivered by Landlord not earlier than six (6) months prior to the date Landlord reasonably expects the 15th Floor Offer Space to be Available for Leasing to Tenant, which offer shall designate (i) the rentable square footage of the 15th Floor Offer Space (which shall be based on a loss factor which is then being used in general for

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new leases in Comparable Buildings), (ii) Tenant’s Share and Tenant’s Tax Share for the 15th Floor Offer Space, and (iii) the date upon which Landlord expects to deliver the 15th Floor Offer Space to Tenant. Tenant may accept the offer set forth in the 15th Floor Offer Notice by delivering to Landlord an unconditional written notice of Tenant’s acceptance (hereinafter referred to as “Tenant’s 15th Floor Acceptance”) of such offer within twenty (20) Business Days after delivery by Landlord of the 15th Floor Offer Notice to Tenant. In such event, the 15th Floor Offer Space shall be added to the Premises on the date Landlord delivers the 15th Floor Offer Space to Tenant for Tenant’s possession vacant, free of any occupancies and in the 15th Floor Offer Space Condition (as said term is hereinafter defined) and otherwise in accordance with the terms of such 15th Floor Offer Notice (hereinafter referred to as the “15th Floor Offer Space Inclusion Date”). Time shall be of the essence with respect to the giving of Tenant’s 15th Floor Acceptance. Landlord shall provide Tenant the opportunity to inspect the 15th Floor Offer Space at Tenant’s reasonable convenience during the twenty (20) Business Day period following the giving of the 15th Floor Offer Notice to Tenant.

          SECTION 7.4. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 7 with respect to the 15th Floor Offer Space designated in the 15th Floor Offer Notice, Tenant shall be deemed to waive its right to forever lease the 15th Floor Offer Space in accordance with the provisions of this Article 7, and Landlord shall have the right to enter into a lease for the 15th Floor Offer Space with one or more Prospective Tenants at any time without being required to re-offer the 15th Floor Offer Space to Tenant.

          SECTION 7.5. If Tenant shall timely exercise its option set forth in this Article 7 with respect to the 15th Floor Offer Space offered by Landlord in a 15th Floor Offer Notice, but Landlord shall be unable to give possession of the 15th Floor Offer Space or any portion thereof on the 15th Floor Offer Space Inclusion Date because of the holding over or retention of possession of any tenant, undertenant, or occupant of such space, then (a) Landlord shall not be subject to any liability for failure to give possession on said date, (b) the validity of the Lease and this Amendment shall not be impaired under such circumstances nor shall the same be construed to extend the Term of this Lease with respect to the 15th Floor Offer Space or otherwise, and (c) Tenant waives any right to rescind the Lease or this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the 15th Floor Offer Space or portion thereof to Tenant on the 15th Floor Offer Space Inclusion Date and agrees that the provisions of this Section 7.5 shall constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law, and (d) Landlord shall use commercially reasonable efforts to deliver possession of the 15th Floor Offer Space to Tenant and, in connection therewith, if such holding over shall continue for more than sixty (60) days, Landlord shall institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of the 15th Floor Offer Space. If, however, the 15th Floor Offer Space shall be unavailable for Tenant’s occupancy within six (6) months after the date set forth by Landlord as the 15th Floor Offer Space Inclusion Date, then Tenant shall have the right, by giving notice to Landlord within fifteen (15) days after the expiration of such six (6) month period, to rescind Tenant’s 15th Floor Acceptance; and thereafter

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Landlord shall be free to lease the 15th Floor Offer Space offered in the 15th Floor Offer Notice to others on terms as Landlord may, in its sole discretion, desire.

          SECTION 7.6. Tenant agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such 15th Floor Offer Space for Tenant’s occupancy, except that Landlord, at Landlord’s sole cost and expense, shall (i) demolish the existing tenant improvements in the 15th Floor Offer Space including, but not limited to, flooring, ceilings, light fixtures, partitions, equipment, wiring and cabling, and (ii) deliver the 15th Floor Offer Space to Tenant vacant and in broom clean condition, free of any debris, vacant and free of occupants (such condition being-referred to as the “15th Floor Offer Space Condition”).

          SECTION 7.7. As used in this Article 7, the term “Available for Leasing” shall mean that the 15th Floor Offer Space is anticipated to become vacant during the succeeding six (6) month period and is reasonably anticipated to become available for leasing to Tenant. Landlord represents that the only lease of the 15th Floor Offer Space is described on Exhibit H to this Amendment, that such tenant has no renewal or extension option under such lease and that no other tenant of the Building has or shall have any rights to lease the 15th Floor Offer Space superior to Tenant’s rights under this Article 7. Landlord, without Tenant’s consent, shall not hereafter amend the lease of the existing tenant of the 15th Floor Offer Space to extend the term thereof or to grant such tenant a renewal or extension option that is superior to Tenant’s rights hereunder.

          SECTION 7.8. The provisions of this Article 7 shall be effective with respect to the 15th Floor Offer Space only if, on the date on which Tenant gives Tenant’s 15th Floor Acceptance, Tenant shall not have sublet fifty percent (50%) or more of the rentable area of the Premises to a party other than an Affiliate of Tenant, except that such occupancy requirement may be waived by Landlord, in its sole discretion.

          SECTION 7.9. In the event Landlord offers the 15th Floor Offer Space to Tenant pursuant to this Article 7, Tenant shall not have the right to accept such offer unless there shall be a minimum of three (3) years remaining in the Term from and after the date reasonably anticipated to be the 15th Floor Offer Space Inclusion Date (including the Renewal Term, if Tenant timely exercises its option to extend the Term in accordance with Article 41 of the Lease).

          SECTION 7.10.

          (a) If Tenant elects to lease the 15th Floor Offer Space, after a determination has been made of the 15th Floor Offer Space Rental Value, Landlord and Tenant shall enter into an agreement, in form and substance reasonably satisfactory to both parties, confirming the inclusion in the Lease of the 15th Floor Offer Space, as well as the 15th Floor Offer Space Inclusion Date and the 15th Floor Offer Space Rental Value with respect to such 15th Floor Offer Space; provided, however that failure to execute and deliver such agreement shall not affect the election by Tenant to include the 15th Floor Offer Space as part of the Premises on the terms set forth herein.

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          (b) If Tenant elects to lease the 15th Floor Offer Space, effective as of the 15th Floor Offer Space Inclusion Date, Landlord and Tenant acknowledge and agree that the Unit 15A Space, the Unit 15B Space, the Unit 15C Space and the 15th Floor Offer Space shall collectively constitute the entire rentable area of the 15th floor of the Building (the “15th Floor”), and effective as of such Date Landlord and Tenant further agree that Exhibit A, Exhibit B, Exhibit C, and Exhibit H-1 to this Amendment shall be deleted and collectively replaced by the floor plan of the 15th Floor annexed hereto as Exhibit “H-2” and made a part hereof, provided, however, that Tenant’s Share, Tenant’s Tax Share, and the rentable square footage with respect to the Unit 15A Space, the Unit 15B Space, the Unit 15C Space and the 15th Floor Offer Space shall not be affected by reason thereof. Landlord and Tenant agree that Landlord shall deliver the restrooms on the 15th Floor of the Building (the “15th Floor Restrooms”) and other common areas on the 15th Floor of the Building (collectively, the “15th Floor Common Areas”) to Tenant upon the 15th Floor Offer Space Inclusion Date in good condition and repair but otherwise in their then “AS-IS” condition, and that, effective as of the 15th Floor Offer Space Inclusion Date, the 15th Floor Common Areas shall be deemed part of the Premises. Landlord shall have no further obligation to maintain or repair the 15th Floor Common Areas, and the same shall be maintained and repaired by Tenant at the sole cost and expense of Tenant, except that Landlord shall continue to maintain the Building Systems which provide service to the 15th Floor Restrooms (but not to the distribution portions of any such Building Systems located within the 15th Floor Restrooms) subject to and in accordance with the terms and conditions of the Lease applicable thereto.

          SECTION 7.11. The expiration of the Lease or termination of the Lease during the Term shall also terminate and render void any option or election under this Article 7, whether or not the same shall have been exercised; and nothing contained in this Article 7 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in the Lease, as amended hereby, to terminate the Lease. No option or election of or by Tenant set forth in this Article 7 may be severed from the Lease or separately sold, assigned (i.e., other than to a permitted assignee in connection with a permitted assignment of the Lease) or transferred.

          SECTION 7.12. If Tenant shall deliver Tenant’s 15th Floor Acceptance as aforesaid, the Fixed Rent for the applicable 15th Floor Offer Space shall be an amount equal to the greater of (a) the Fair Market Rent (as hereinafter defined) with respect to the 15th Floor Offer Space, and (b) the ROFO Rent (as hereinafter defined) (the greater of (a) and (b) being hereinafter referred to as the “Offer Space Rental Value”). As used in this Lease, the term “ROFO Rent” means (i) if the 15th Floor Offer Space shall be delivered to Tenant on or prior to March 31, 2012, the product of (s) the sum of Fifty Nine Dollars ($59.00) and the PSF Escalation Rent (as hereinafter defined) and (t) the rentable square footage of the 15th Floor Offer Space, (ii) if the 15th Floor Offer Space shall be delivered to Tenant from April 1, 2012 through March 31, 2017, the product of (u) the sum of Sixty Four Dollars ($64.00) and the PSF Escalation Rent and (v) the rentable square footage of the 15th Floor Offer Space, (iii) if the 15th Floor Offer Space shall be delivered to Tenant from April 1, 2017 through March 31, 2022, the product of (w) the sum of Sixty Nine Dollars ($69.00) and the PSF Escalation Rent and (x) the rentable square footage of the 15th Floor Offer Space, and (iv) if the 15th Floor Offer Space shall be delivered to Tenant during the Renewal Term, the product of (y) the sum of the Fixed Rent for the Renewal Term (per rentable square foot) and the PSF Escalation Rent and (z) the rentable square footage of the 15th Floor Offer Space. “PSF Escalation Rent” means the aggregate Escalation Rent then

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payable with respect to the portion of the Premises located on the 15th floor of the Building only, divided by the aggregate rentable square footage with respect to such portion of the Premises.

          SECTION 7.13. For purposes of this Article 7, the term “Fair Market Rent” shall mean the annual fair market rental value of the 15th Floor Offers Space determined on the basis of the use of such Space as offices assuming (i) that the such Space is free and clear of all leases and tenancies (including the Lease, as amended hereby), (ii) that such Space is available in the then rental market for comparable first class office buildings, (iii) that the remaining Term of the Lease is not less than ten (10) years, (iv) that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which such Space can be adapted, and (v) that neither Landlord nor the Prospective Tenant is under any compulsion to rent, and taking into account all other relevant factors in connection with such leasing (including, without limitation, the applicable Base Tax Year, Base Operating Year, Base Insurance Year and Base Energy Year which shall be used to calculate Escalation Rent with respect to such Space). For purposes of determining the Fair Market Rent, the following procedure shall apply:

          (a) Landlord and Tenant shall each contemporaneously deliver to the other, at Landlord’s office, a written notice (each a “Rent Notice”) on a date mutually agreed upon, but in no event later than the date which is ten (10) days after Tenant shall have delivered Tenant’s 15th Floor Acceptance, and if no date is mutually agreed upon, then the date which is ten (10) days after Tenant shall have delivered Tenant’s 15th Floor Acceptance, which Rent Notice shall set forth their respective good faith determinations of the applicable Fair Market Rent (Landlord’s determination of the applicable Fair Market Rent is referred to as “Landlord’s Determination” and Tenant’s determination of the applicable Fair Market Rent is referred to as “Tenant’s Determination”). If Landlord shall fail or refuse to give such notice as aforesaid, the applicable Fair Market Rent shall be deemed to be equal to the ROFO Rent, and if Tenant shall fail or refuse to give such notice as aforesaid, the applicable Fair Market Rent shall be deemed to be the same as Landlord’s Determination. If neither Landlord nor Tenant shall deliver a Rent Notice as aforesaid, the applicable Fair Market Rent shall be deemed to be the ROFO Rent.

          (b) If Landlord’s Determination and Tenant’s Determination are not equal, and Tenant’s Determination is lower than Landlord’s Determination, Landlord and Tenant shall attempt to agree upon the Fair Market Rent. If Tenant’s Determination is higher than Landlord’s Determination, the fixed rent with respect to the 15th Floor Offer Space shall be equal to Tenant’s Determination. If Landlord and Tenant shall mutually agree upon the determination (the “Mutual Determination”) of the applicable Fair Market Rent, their determination shall be the applicable Fair Market Rent and shall be final and binding upon the parties. If Landlord and Tenant shall be unable to reach a Mutual Determination within fifteen (15) days after delivery of both Determinations to each party, Landlord and Tenant shall jointly select an independent real estate appraiser (the “Appraiser”) whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the AAA, or any successor organization to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the AAA or any successor organization.

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          (c) The Appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within twenty (20) days after the date of designation of the Appraiser, choose either Landlord’s or Tenant’s Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article 7. The Appraiser appointed pursuant to this Article 7 shall be an independent real estate appraiser with at least ten (10) years’ experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of the Lease, as amended hereby.

          (d) It is expressly understood that any determination of the applicable Fair Market Rent pursuant to this Article shall be based on the criteria stated in Section 7.13 hereof.

ARTICLE VIII.
ALTERATIONS

          SECTION 8.1. INTENTIONALLY OMITTED.

ARTICLE IX.
NOTICES

          SECTION 9.1.

          (a) Effective as of the date hereof, Landlord’s Notice Address set forth in the Reference Data of the Lease shall be deleted in its entirety and the following substituted therefor:

“Morgan Stanley Real Estate Advisor, Inc.
US RE Investing Division
1585 Broadway, Floor 37
New York, NY 10036
Attn: Asset Manager – Two Park Avenue

With a copy to:

Wilikie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn.: Robert I. Bressman, Esq.”

          (b) Effective as of the date hereof, Tenant’s Notice Address set forth in the Reference Data of the Lease shall be amended to provide that the copy of notices to Tenant shall be sent to:

“Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Raymond A. Sanseverino, Esq.”

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ARTICLE X.
MISCELLANEOUS

          SECTION 10.1. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than L&L Holding Company, LLC and CB Richard Ellis, Inc. (collectively, the “Broker”). Each party agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of claims asserted by any broker (other than Broker with respect to Tenant’s indemnity of Landlord) claiming to have represented such party in connection with this Amendment. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease and this Amendment.

          SECTION 10.2. This Amendment, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

          SECTION 10.3. The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, subject in all respects to the terms and conditions of the Lease.

          SECTION 10.4. This Amendment shall be governed in all respects by the laws of the State of New York, without regard to principles of conflict of law.

          SECTION 10.5. Except as amended and modified hereby, all terms of the Lease as heretofore in effect shall remain in full force and effect, and, as amended and modified hereby, are hereby ratified and confirmed in all respects.

          SECTION 10.6. This Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

          SECTION 10.7. Submission of this Amendment by Landlord is not an offer to enter this Amendment. Neither Landlord nor Tenant shall be bound by this Amendment until Landlord and Tenant have executed and delivered the same to the other party.

          SECTION 10.8. Landlord and Tenant each represents and warrants that its execution and delivery of this Amendment has been duly authorized, that the individual executing this Amendment on its behalf has been duly authorized to do so, and that no further action or approval is required by it with respect to this transaction. Landlord further represents that as of the date of this Amendment, there is no Mortgage or Superior Lease encumbering the Real Property.

          SECTION 10.9. Provided that the Building Security Procedures then in effect for the Building shall require the use of Card Keys, Landlord agrees that Landlord, at Landlord’s sole cost and expense, shall make available to Tenant (i) eighty-five (85) additional Card Keys upon

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the Unit 15A Space Inclusion Date, (ii) ten (10) additional Card Keys upon the Unit 15B Space Inclusion Date, and (iii) ninety-five (95) additional Card Keys upon the Unit 15C Space Inclusion Date. Tenant shall, on or before the Expiration Date, return to Landlord all such Card Keys furnished to Tenant.

          SECTION 10.10. Effective as of (i) the Unit 15A Space Inclusion Date, Section 28.7 of the Lease is hereby amended by deleting the phrase “seventy-five (75)” and substituting the phrase “ninety (90)” therefor, (ii) the Unit 15B Space Inclusion Date, Section 28.7 of the Lease is hereby amended by deleting the phrase “ninety (90)” and substituting the phrase “ninety-five (95)” therefor, and (iii) the Unit 15C Space Inclusion Date, Section 28.7 of the Lease is hereby amended by deleting the phrase “ninety-five (95)” and substituting the phrase “one-hundred ten (110)” therefor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

PPF OFF TWO PARK AVENUE OWNER, LLC, a
Delaware limited liability company

By:	PPF OFF TWO PARK AVENUE, LLC, a
Delaware limited liability company, its
Member

By: PPF OFF, LLC, a Delaware limited liability
company, its Member

By: PPF OP, LP, a Delaware limited
partnership, its Member

By: PPF OPGP, LLC, a Delaware
limited liability company, its General
Partner

By: PRIME PROPERTY FUND,
LLC, a Delaware limited liability
company, its Member

By: MORGAN STANLEY
REAL ESTATE ADVISOR,
INC., a Delaware corporation, its
Member

	By:	/s/ Amanda J. Voetsch

		Name:	Amanda J. Voetsch
		Title:	Vice President

TENANT:

COTY INC., a Delaware corporation

By:	/s/ Michael Fishoff

	Name:	Michael Fishoff
	Title:	CFO

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EXECUTION VERSION

Exhibit A

UNIT 15A

(See Attached)

[Floor Plan]

Exhibit B

UNIT 15B

(See Attached)

44

[Floor Plan]

Exhibit C

UNIT 15C

(See Attached)

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[Floor Plan]

Exhibit D

LANDLORD’S UNIT 15A WORK*

1.	Landlord shall demolish existing tenant improvements in the Unit 15A Space, including, but not limited to flooring, ceilings, light fixtures, partitions, equipment, wiring and cabling.

2.	Landlord shall provide Tenant with an ACP-5 certificate with respect to the Unit 15A Space.

3.

Landlord shall install demising walls, corridors and doors on the 15th floor of the Building at the locations shown on the floor plan annexed hereto as Exhibit A, so as to demise the Unit 15A Space from the balance of such 15th floor in compliance with all Requirements applicable thereto.

4.	Landlord shall ensure a sufficient number of points of connection are available at the perimeter of the Unit 15A Space for Tenant’s tie-in to the Building’s “Class E” system.

5.	Landlord shall deliver the perimeter heating system fully operational in good working order with thermostatically controlled Danfus valves.

6.	Landlord shall replace and restore any missing fireproofing within the Unit 15A Space.

7.

Landlord shall deliver the floors of the Unit 15A Space to Tenant in a reasonably level condition with no major cracks, dents or gaps in the floor slabs. To the extent permitted by Landlord, any additional structural reinforcement shall be at Tenant’s cost.

8.

Landlord shall remove all existing base Building HVAC units from the existing mechanical and engineering rooms on the 15th floor of the Building identified as the “Existing MER Rooms” on Exhibit D-1 attached hereto, and shall construct one new mechanical and engineering room on the 15th floor of the Building in the area identified as the “New MER Room” on Exhibit D-1 attached hereto. Landlord shall install two (2) 30-ton Mammoth (or, if a Mammoth brand unit is unavailable, an equivalent or better manufacturer) package, water cooled DX, VAV air conditioning unit in such mechanical and engineering room to be constructed by Landlord on the 15th floor of the Building. Such units shall be capable of performing in accordance with the specifications set forth in Exhibit G to the Lease.

9.	Landlord shall install (if the same has not already been installed) one or more submeters for the purpose of measuring Tenant’s use of electricity in the Unit 15A Space.

* Unless otherwise indicated, all materials, supplies and equipment used by Landlord in connection with the foregoing shall be Building standard.

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EXHIBIT “D-1”
Landlord’s Unit 15A 15th Floor MER Room

(See Attached)

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[Floor Plan]

Exhibit E

LANDLORD’S UNIT 15B WORK*

1.	Landlord shall demolish existing tenant improvements in the Unit 15B Space, including, but not limited to flooring, ceilings, light fixtures, partitions, equipment, wiring and cabling.

2.	Landlord shall provide Tenant with an ACP-5 certificate with respect to the Unit 15B Space.

3.

Landlord shall install demising walls, corridors and doors on the 15th floor of the Building at the locations shown on the floor plan annexed hereto as Exhibit B, so as to demise the Unit 15B Space from the balance of such 15th floor in compliance with all Requirements applicable thereto.

4.	Landlord shall ensure a sufficient number of points of connection are available at the perimeter of the Unit 15A Space for Tenant’s tie-in to the Building’s “Class E” system.

5.	Landlord shall deliver the perimeter heating system fully operational in good working order with thermostatically controlled Danfus valves.

6.	Landlord shall replace and restore any missing fireproofing within the Unit 15B Space.

7.

Landlord shall deliver the floors of the Unit 15B Space to Tenant in a reasonably level condition with no major cracks, dents or gaps in the floor slabs. To the extent permitted by Landlord, any additional structural reinforcement shall be at Tenant’s cost.

8.	Landlord shall install (if the same has not already been installed) one or more submeters for the purpose of measuring Tenant’s use of electricity in the Unit 15B Space.

* Unless otherwise indicated, all materials, supplies and equipment used by Landlord in connection with the foregoing shall be Building standard.

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Exhibit F

LANDLORD’S UNIT 15C WORK*

1.	Landlord shall demolish existing tenant improvements in the Unit 15C Space, including, but not limited to flooring, ceilings, light fixtures, partitions, equipment, wiring and cabling.

2.	Landlord shall provide Tenant with an ACP-5 certificate with respect to the Unit 15C Space.

3.

Landlord shall install demising walls, corridors and doors on the 15th floor of the Building at the locations shown on the floor plan annexed hereto as Exhibit C, so as to demise the Unit 15C Space from the balance of such 15th floor in compliance with all Requirements applicable thereto.

4.	Landlord shall ensure a sufficient number of points of connection are available at the perimeter of the Unit 15A Space for Tenant’s tie-in to the Building’s “Class E” system.

5.	Landlord shall deliver the perimeter heating system fully operational in good working order with thermostatically controlled Danfus valves.

6.	Landlord shall replace and restore any missing fireproofing within the Unit 15C Space.

7.

Landlord shall deliver the floors of the Unit 15C Space to Tenant in a reasonably level condition with no major cracks, dents or gaps in the floor slabs. To the extent permitted by Landlord, any additional structural reinforcement shall be at Tenant’s cost.

8.

Landlord shall construct one new mechanical and engineering room on the 15th floor of the Building in the area identified as the “New MER Room” on Exhibit F-1 attached hereto. Landlord shall install two (2) 30-ton Mammoth (or, if a Mammoth brand unit is unavailable, an equivalent or better manufacturer) package, water cooled DX, VAV air conditioning unit in such mechanical and engineering room to be constructed by Landlord on the 15th floor of the Building. Such units shall be capable of performing in accordance with the specifications set forth in Exhibit G to the Lease.

9.	Landlord shall install (if the same has not already been installed) one or more submeters for the purpose of measuring Tenant’s use of electricity in the Unit 15C Space.

* Unless otherwise indicated, all materials, supplies and equipment used by Landlord in connection with the foregoing shall be Building standard.

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EXHIBIT “F-1”
Landlord’s Unit 15C 15th Floor MER Room

(See Attached)

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[Floor Plan]

Exhibit G

LANDLORD’S 15TH FLOOR WORK*

1.

Landlord shall upgrade the core lavatories on the 15th floor of the Building (the “15th Floor Core Lavatories”) in accordance with plans and specifications prepared by Landlord in consultation with Tenant and approved by Tenant, approval of which shall not be unreasonably withheld or delayed, provided such plans and specifications are consistent with the design guidelines adopted by Landlord for the upgrade of core lavatories in the Building and meet or exceed the standard of quality adopted by Landlord as a “building standard” with respect to the upgrade of core lavatories in the Building. In connection with the foregoing, Landlord, at Landlord’s sole cost and expense, shall be responsible for the performance of any Alterations required to cause the 15th Floor Core Lavatories to comply with the requirements of the ADA.

* Unless otherwise indicated, all materials, supplies and equipment used by Landlord in connection with the foregoing shall be Building standard.

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Exhibit H

15TH FLOOR OFFER SPACE ENCUMBRANCES

NAMED TENANT	FIXED EXPIRATION DATE	RENEWAL RIGHT OR ROFO/ROFR

Listowel Incorporated	1/31/2016	None.

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Exhibit H-1

15TH FLOOR OFFER SPACE

(See Attached)

53

[Floor Plan]

Exhibit H-2

ENTIRE 15TH FLOOR

(See Attached)

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[Floor Plan]

Exhibit I

FORM OF COMMENCEMENT DATE AGREEMENT

          This Commencement Date Agreement is dated as of the ____ day of ______________, 200[_], by and between PPF OFF TWO PARK AVENUE OWNER, LLC, having an office at c/o Morgan Stanley Real Estate Advisor, Inc., 1585 Broadway, New York, New York 10036 (“Landlord”) and COTY INC., having an office at 2 Park Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H:

          WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease, dated as of December 30, 2005, as amended by that certain Commencement Date Agreement, dated April 19, 2006, that certain First Amendment to Lease, dated as of August 23, 2007, and that certain Second Amendment to Lease, dated as of ________________ , 2007 (the “Second Amendment”), pursuant to which Landlord leases to Tenant certain space in the building known as 2 Park Avenue, New York, NY, as more particularly described in the Lease; and

          WHEREAS, pursuant to the provisions of the Second Amendment, Landlord and Tenant have agreed to enter into a written agreement confirming the Unit 15[_] Space Inclusion Date and the Unit 15[_] Rent Commencement Date (as such terms are defined in the Second Amendment).

          NOW, THEREFORE, Landlord and Tenant hereby acknowledge and agree that (i) the Unit 15[_] Space Inclusion Date (as such term is defined in the Second Amendment) is ___________________, and (ii) the Unit 15[_] Rent Commencement Date (as such term is defined in the Second Amendment) is ________________.

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55

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement as of the day and year first above written.

LANDLORD:

PPF OFF TWO PARK AVENUE OWNER, LLC, a
Delaware limited liability company

By: PPF OFF TWO PARK AVENUE, LLC, a
Delaware limited liability company, its Member

By: PPF OFF, LLC, a Delaware limited liability
company, its Member

By: PPF OP, LP, a Delaware limited
partnership, its Member

By: PPF OPGP, LLC, a Delaware
limited liability company, its General
Partner

By: PRIME PROPERTY FUND,
LLC, a Delaware limited liability
company, its Member

By: MORGAN STANLEY
REAL ESTATE ADVISOR,
INC., a Delaware corporation, its
Member

By:

Name:
Title:

TENANT:

COTY INC., a Delaware corporation

By:

Name:
Title:

56

EXECUTION VERSION

THIRD AMENDMENT TO LEASE

          This Third Amendment to Lease (this “Amendment”), dated as of the l3th day of November, 2008, by and between PPF OFF TWO PARK AVENUE OWNER, LLC, a Delaware limited liability company, having an office at c/o Morgan Stanley Real Estate Advisor, Inc., 1585 Broadway, New York, New York 10036 (“Landlord”), and COTY INC., a Delaware corporation, having an office at 2 Park Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H

          WHEREAS, pursuant to that certain Agreement of Lease, dated as of December 30, 2005, as amended by that certain Commencement Date Agreement, dated April 19, 2006, by that certain First Amendment to Lease, dated as of August 23, 2007, and by that certain Second Amendment to Lease (the “Second Amendment”), dated as of November 18, 2007 (the Agreement of Lease as heretofore amended is hereinafter referred to as the “Lease”), Landlord, through Landlord’s predecessor-in-interest, Seb Immobilien-Investment GmbH with respect to the original Agreement of Lease, and directly with respect to the First Amendment to Lease and Second Amendment, leased to Tenant certain premises (collectively, the “Original Premises”) of the building known as Two Park Avenue, New York, New York (the “Building”); and

          WHEREAS, Landlord and Tenant desire to modify and amend the Lease in order to provide for the leasing to Tenant of certain storage space on the 18th floor of the Building, and in certain other respects, all as set forth in this Amendment.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree to further modify and amend the Lease as follows:

Article I.
Terms

          Section 1.1. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

Article II.
Demise of Storage Space

          Section 2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that certain storage space on the 18th floor of the Building identified by crosshatching on Exhibit A attached hereto and made a part hereof (the “Storage Space”), for a term commencing on the date that Landlord shall deliver possession of the Storage Space to Tenant in broom-clean condition and free of any equipment and personal property (the “Storage Space Commencement Date”) and ending on the Expiration Date, or such earlier date upon which the Term of the Lease shall sooner expire (the “Storage Space Term”).

          Section 2.2. Landlord shall use commercially reasonable efforts to deliver possession of the Storage Space to Tenant within thirty (30) days of the unconditional execution and delivery of this Amendment by Landlord and Tenant; provided, however, if Landlord is unable to give possession of the Storage Space to Tenant because of the holding over or retention of possession of any tenant, under-tenant or occupant or for any other reason, (a) Landlord shall not be subject to any liability for failure to give possession by said date, (b) the validity of the Lease or this Amendment shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of the Lease with respect to the Storage Space or otherwise, and (c) Tenant waives any right to rescind the Lease or this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession to Tenant and agrees that the provisions of this Section 2.2 shall constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

Article III.
Storage Space Rent

          Section 3.1. From and after the Storage Space Commencement Date, with respect to the Storage Space only, Tenant shall pay Fixed Rent (a) for the period commencing on the Storage Space Commencement Date and ending on the fourth (4th) anniversary of the Storage Space Commencement Date, both dates inclusive (the “1st Storage Space Rental Period”), at the annual fixed rental rate of Five Thousand Four and 00/100 Dollars ($5,004.00), payable in equal monthly installments of Four Hundred Seventeen and 00/100 Dollars ($417.00) in advance at the time and in the manner provided in the Lease during said period, (b) for the period commencing on the day next succeeding the end of the 1st Storage Space Rental Period and ending on the eighth (8th) anniversary of the Storage Space Commencement Date, both dates inclusive (the “2nd Storage Space Rental Period”), at the annual fixed rental rate of Five Thousand Four Hundred Thirty Six and 00/100 Dollars ($5,436.00), payable in equal monthly installments of Four Hundred Fifty Three and 00/100 Dollars ($453.00) in advance at the time and in the manner provided in the Lease during said period, and (c) for the period commencing on the day next succeeding the end of the 2nd Storage Space Rental Period and ending on the Fixed Expiration Date, both dates inclusive, at the annual fixed rental rate of Five Thousand Eight Hundred Sixty Eight and 00/100 Dollars ($5,868.00), payable in equal monthly installments of Four Hundred Eighty Nine and 00/100 Dollars ($489.00) in advance at the time and in the manner provided in the Lease during said period.

          Section 3.2. Effective as of the Storage Space Commencement Date, the Lease shall be modified and amended, with respect to the Storage Space only, as follows:

          (a) With respect to the Storage Space only, the term “Base Tax Year” shall mean the fiscal tax year commencing July 1, 2009 and ending June 30, 2010.

          (b) With respect to the Storage Space only, the term “Tenant’s Tax Share” shall mean 0.0151% %.

          With respect to the Storage Space only, the term “Tenant’s Share” shall mean 0.0%.

          Section 3.3. From and after the Storage Space Commencement Date, Tenant shall pay as Additional Rent the Tax Payment with respect to the Storage Space, as defined and provided in the Lease, as modified by the provisions of Section 3.2 hereof, at the same time and in the same manner provided in the Lease for the payment of said Tax Payment with respect to the Original Premises.

Article IV.
Use of Storage Space

          Section 4.1. Tenant agrees to accept the Storage Space in its “AS IS” condition on the Storage Space Commencement Date, and further agrees that Landlord shall not be required to perform any work, provide any funds, supply any materials, or incur any expense to prepare the Storage Space for Tenant’s use and occupancy. The acceptance of possession of the whole or any part of the Storage Space by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Storage Space was in good and satisfactory condition at the time such possession was so taken.

          Section 4.2. As of the Storage Space Commencement Date, the Storage Space shall be deemed to be a part of the Premises for all purposes of the Lease, except that (i) Tenant shall use the Storage Space only as dead storage space for the sole purpose of storing furniture, equipment, records, files and other items in connection with the business conducted by Tenant at the Original Premises pursuant to the Lease and for no other purpose, and shall not permit any person to occupy the Storage Space other than as incidental to placing or retrieving items stored in such Storage Space, (ii) Tenant shall not sublease all or any portion of the Storage Space or allow the same to be used by others except in connection with a permitted subletting of the Original Premises, (iii) Tenant shall not be required to pay the Operating Payment, the Insurance Payment or the Energy Payment with respect to the Storage Space, and (iv) as otherwise set forth herein.

Article V.
Services by Landlord to Storage Space

          Section 5.1. Tenant acknowledges and agrees that Landlord shall not supply any services to the Storage Space, including, without limitation, air-conditioning, heat, hot or cold water, janitorial service or any other similar or dissimilar service or utility (other than electricity in accordance with the terms of Article VI hereof). Landlord shall not be liable in any respect for the failure or stoppage of services that Landlord may be obligated to supply, if any, and any such failure or stoppage shall not be construed as an eviction or constructive eviction of Tenant or as grounds for the abatement of any item of Fixed Rent or Additional Rent in respect of the Storage Space and shall not relieve Tenant from the fulfillment of any term, covenant or agreement under the Lease as hereby amended.

Article VI.
Electricity

          Section 6.1. Landlord shall furnish electric current to the Storage Space through available Building Systems for the operation by Tenant of standard lighting fixtures in the

Storage Space, which Landlord shall furnish on a “rent inclusion” basis (that is, there shall be no separate charge to Tenant for such electric current by way of measuring such electricity service on any meter), and otherwise in accordance with, and subject to, the terms and conditions of Sections 13.1 and 13.4 of the Lease. In consideration thereof, the Fixed Rent with respect to the Storage Space set forth in this Amendment includes One and 75/100 Dollars ($1.75) per rentable square foot (such amount, the “Storage Space Electricity Inclusion Factor”). The Storage Space Electricity Inclusion Factor shall be collectible by Landlord in the same manner as Fixed Rent.

Article VII.
Brokers

          Section 7.1. Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Amendment other than L&L Acquisitions, LLC and Colliers ABR (collectively, the “Broker”). The execution and delivery of this Amendment by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than the Broker) who shall claim to have dealt with Tenant in connection with this Amendment and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Landlord shall pay the Broker any commission, fee or compensation due the Broker in connection with this Amendment pursuant to a separate agreement and shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Broker and any Person who shall claim to have dealt with Landlord in connection with this Amendment and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. This provision shall survive the expiration or earlier termination of this Amendment or the Lease.

Article VIII.
Recapture

          Section 8.1. If at any time during the Storage Space Term, Landlord shall determine, in its sole and absolute discretion, that Landlord’s recapture of the Storage Space shall be necessary or desirable (i) in order to comply with any Requirement or (ii) for any other reason other than for the purpose of leasing such Storage Space to another tenant of the Building, Landlord shall have the right, upon written notice to Tenant (the “Termination Notice”), to recapture the Storage Space and terminate the Lease in respect of the Storage Space herein demised (the “Termination Option”). If Landlord exercises the Termination Option, the Lease, in respect of the Storage Space only, shall terminate as of the date (the “Termination Date”) set forth in the Termination Notice, which date shall not be earlier than thirty (30) days or later than ninety (90) days following the date of the Termination Notice, and the Termination Date shall be deemed to be the Expiration Date of the Lease in respect of the Storage Space as aforesaid. On the Termination Date, Tenant shall vacate, quit and surrender to Tenant possession of the Storage Space broom clean, free and clear of all subtenants and occupants, with all of the Tenant’s Property and any property of any subtenant or other occupant removed therefrom, and otherwise in accordance with the terms and conditions of the Lease. Notwithstanding the exercise of the Termination Option by Landlord, Tenant shall remain liable for any obligations under the terms, covenants and conditions of the Lease as hereby amended in respect of the Storage Space which have accrued up to the Termination Date, which obligations shall survive the recapture of the Storage Space by Landlord and termination of the Lease in respect of the Storage Space, and any other rights, obligations and liabilities in respect of the Storage Space which expressly survive the expiration or earlier termination of this Amendment or the Lease.

Article IX.

Miscellaneous

          Section 9.1. Submission of this Amendment by Landlord is not an offer to enter into this Amendment. Neither Landlord nor Tenant shall be bound by this Amendment until Landlord and Tenant have executed and delivered the same to the other party.

          Section 9.2. Tenant represents and warrants that its execution and delivery of this Amendment has been duly authorized, that the individual executing this Amendment on behalf Tenant has been duly authorized to do so, and that no further action or approval is required by Tenant with respect to this transaction.

          Section 9.3. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

          Section 9.4. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of law.

          Section 9.5. The covenants, conditions and agreements contained in this Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors and assigns, subject in all respects to the terms and conditions of the Lease.

          Section 9.6. Except as amended and modified hereby, all terms of the Lease as heretofore in effect shall remain in full force and effect, and, as amended and modified hereby, are hereby ratified and confirmed in all respects.

          Section 9.7. This Amendment, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

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Signature Page to Third Amendment

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

PPF OFF TWO PARK AVENUE OWNER, LLC,
a Delaware limited liability company

By: PPF OFF TWO PARK AVENUE, LLC, a
Delaware limited liability company, its Member

By: PPF OFF, LLC, a Delaware limited liability
company, its Member

By: PPF OP, LP, a Delaware limited
partnership, its Member

By: PPF OPGP, LLC, a Delaware
limited liability company, its General
Partner

By: PRIME PROPERTY FUND,
LLC, a Delaware limited
liability company, its Member

By: MORGAN STANLEY
REAL ESTATE ADVISOR,
INC., a Delaware corporation,
its Member

By:	/s/ Amanda J. Voetsch

Name: Amanda J. Voetsch
Title: Vice President

TENANT:

COTY INC.,
a Delaware corporation

By:

Name:
Title:

Signature Page to Third Amendment

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:

PPF OFF TWO PARK AVENUE OWNER, LLC, a
Delaware limited liability company

By: PPF OFF TWO PARK AVENUE, LLC, a
Delaware limited liability company

By: PPF OFF, LLC, a Delaware limited
liability company, its Member

By: PPF OP, LP, a Delaware limited
partnership, its Member

By: PPF OPGP, LLC, a Delaware
limited liability company, its General
Partner

By: PRIME PROPERTY FUND,
LLC, a Delaware limited
liability company, its Member

By: MORGAN STANLEY
REAL ESTATE ADVISOR,
INC., a Delaware corporation

By:

	Name:	Amanda J. Voetsch
	Title:	Vice President

TENANT:

COTY INC.,
a Delaware corporation

By:	/s/ James E. Shiah

	Name:	James E. Shiah
	Title:	Senior Vice President

EXHIBIT A

(see attached)

[Floor Plan]